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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Bally Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6601 South Bermuda Road
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 5, 2013

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the "Meeting") of Bally Technologies, Inc. (the "Company" or "Bally") will be held at Bally's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Thursday, December 5, 2013, at 11:00 AM local time, for the following purposes:

1.
To elect the three directors named in the proxy statement for terms of three years each;

2.
To approve an amendment and restatement of the Company's 2010 Long Term Incentive Plan to increase the number of shares available for issuance thereunder by 2,300,000 shares;

3.
To approve an amendment and restatement of the Company's 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 350,000 shares;

4.
To approve the advisory resolution on executive compensation;

5.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014; and

6.
To consider such other matters that may be properly brought before the Meeting.

        The Board of Directors has fixed the close of business on October 7, 2013, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

        We hope that you are able to attend the Meeting, but, in any event, please sign, date and return promptly the enclosed proxy card or voting instruction card in the envelope provided so that your shares of Bally common stock may be voted at the Meeting.

By Order of the Board of Directors

Mark Lerner Senior Vice President, General Counsel and Secretary

Las Vegas, Nevada
October 28, 2013

BALLY TECHNOLOGIES, INC.

PROXY STATEMENT

 INTRODUCTION

General

        The enclosed proxy is solicited by the Board of Directors of Bally Technologies, Inc. ("we," "us," the "Company," or "Bally") on behalf of the Company in connection with the 2013 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 11:00 AM, local time, at the Company's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Thursday, December 5, 2013, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote on the following matters:

1.
To elect the three directors named in this Proxy Statement for terms of three years each;

2.
To approve an amendment and restatement of the Company's 2010 Long Term Incentive Plan to increase the number of shares available for issuance thereunder by 2,300,000 shares;

3.
To approve an amendment and restatement of the Company's 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 350,000 shares;

4.
To approve the advisory resolution on executive compensation;

5.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014; and

6.
To consider such other matters that may be properly brought before the Meeting.

        This Proxy Statement and accompanying proxy card were first mailed to stockholders on or about October 31, 2013. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation materials to beneficial owners of shares of the Company's common stock. In addition to the use of the mail, directors, officers, employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone, or by facsimile transmission. The Company has also retained Morrow & Co., LLC to solicit proxies on behalf of the Company and to provide advice in connection with the Meeting for a fee of $5,000, plus out-of-pocket expenses. The Company's principal executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700.

Proxies

        All shares of Company common stock represented by duly-executed and unrevoked proxies will be voted as specified therein. If no specific instructions are given, shares represented by duly-executed and unrevoked proxies will be voted "FOR" the election as directors of all nominees listed herein for terms of three years each, "FOR" the amendment and restatement of the 2010 Long Term Incentive Plan, as amended, "FOR" the amendment and restatement of the Company's 2008 Employee Stock Purchase Plan, "FOR" the approval of the advisory resolution on executive compensation, "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014, and in the discretion of the persons voting the respective proxies with respect to any other matter that may properly come before the Meeting.

        Any stockholder of record giving a proxy may revoke it by voting at the Meeting or, at any time prior to its exercise at the Meeting, by sending a written or other transmission revoking it or by executing and delivering another proxy bearing a later date to the Secretary of the Company at the Company's principal executive offices. Please note, however, that if your shares are held of record by a broker, bank, or other nominee, you must contact that party if you wish to revoke previously given voting instructions. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Transaction of Business and Voting

        A majority of the outstanding shares of common stock as of the record date, or a quorum, must be present at the Meeting in order to hold the Meeting and conduct business. A stockholder's shares are counted as present at the Meeting if the stockholder is present at the Meeting and votes in person, or if a proxy has been properly submitted by the stockholder or on the stockholder's behalf. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Only stockholders of record at the close of business on October 7, 2013, the record date for the Meeting fixed by the Board of Directors, are entitled to receive notice of and to vote at the Meeting. On that date, there were 38,955,476 shares of common stock outstanding and entitled to vote at the Meeting. Each share is entitled to one vote.

        "Broker non-votes" are shares of common stock held by a bank, broker or other nominee over which the bank, broker, or other nominee does not have discretionary authority to vote on a particular matter without instructions from the beneficial owner and for which the bank, broker or other nominee has not received specific voting instructions. Shares of common stock that reflect "broker non-votes" are treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though the shares of common stock are considered present and entitled to vote for the purposes of determining a quorum and voting on other matters.

Treatment of Votes for Each Proposal

        Directors are elected by a majority of the votes cast in uncontested elections (which is the case for the Meeting). This means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee. Abstentions and broker non-votes are not counted as votes "for" or "against" a nominee. Any nominee who does not receive a majority of votes cast "for" his election will be required to tender his or her resignation promptly following the failure to receive the required vote. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. Full details of this policy are described under "Board of Directors—Corporate Governance—Corporate Governance Guidelines" below. In all director elections other than uncontested elections, directors are elected by a plurality of the votes cast.

        For each other matter to be acted upon at the Meeting, the matter will be approved if the number of votes cast in favor of the item by the stockholders entitled to vote represents a majority of the votes cast on the item. Under Nevada law, abstentions and broker non-votes are not counted as votes cast on an item and therefore will not affect the outcome of these proposals, although they are counted for purposes of determining whether there is a quorum.

        The result of the advisory vote on executive compensation is not binding on the Board of Directors.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting
to be Held on December 5, 2013. The proxy statement and annual report to security holders are available at www.ballytech.com/2013proxy

 Proposal No. 1:

ELECTION OF DIRECTORS

        Stockholders will be asked to elect three directors to serve on the Board of Directors at the Meeting. The Company's Bylaws provide that the Board of Directors shall consist of no fewer than three and no more than nine directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the current number of directors at six. The Company's Bylaws divide the Board of Directors into three classes as nearly equal in number as possible, with each class serving for a three-year term ending in different years.

        Richard Haddrill, Josephine Linden and Ramesh Srinivasan have been nominated to serve as directors for a term of three years each and to serve until their respective successors have been elected and have qualified. Each of Mrs. Linden and Messrs. Haddrill and Srinivasan has indicated willingness to serve, if elected. No stockholder nominations for director were received in connection with the Meeting.

        Mr. Kevin Verner resigned from the Board of Directors on October 25, 2013. Mr. Verner will serve as a consultant and oversee the integration of SHFL entertainment, Inc. following the closing of our pending acquisition and will report directly to Ramesh Srinivasan, our Chief Executive Officer. We would like to thank Mr. Verner for his service as a member of the Board of Directors.

        Directors are elected by a majority of the votes cast in uncontested elections (which is the case for the Meeting). This means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee. Abstentions and broker non-votes are not counted as votes "for" or "against" a nominee. In all director elections other than uncontested elections, directors are elected by a plurality of the votes cast. If a stockholder signs and returns the accompanying proxy card, the stockholder's shares will be voted for the election of Mrs. Linden and Messrs. Haddrill and Srinivasan, unless the stockholder marks the proxy card in such a manner as to "abstain" or to vote "against" Mr. Haddrill, Mrs. Linden or Mr. Srinivasan. Although the Company does not anticipate that Mr. Haddrill, Mrs. Linden or Mr. Srinivasan will be unavailable to stand for election, in the event of such occurrence, the proxies will be voted for such substitute nominee as the proxy holder may determine.

The Board of Directors recommends that stockholders vote "FOR" Mrs. Linden and Messrs. Haddrill and Srinivasan.

Director Qualifications

        The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company's business. The Board of Directors also believes there are certain attributes each individual director should possess, as reflected in the Board of Directors' membership criteria. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board's overall composition and the Company's current and future needs.

        The Nominating and Corporate Governance Committee is responsible for developing and recommending membership criteria to the Board of Directors for approval. These criteria include, but are not limited to:

  •
  personal qualities and characteristics, accomplishments, and reputation in the business community;

  •
  current knowledge and contacts in the communities in which the Company does business, in the gaming industry, and in other industries relevant to the Company's business;

  •
  ability and willingness to commit adequate time to Board and committee matters;

  •
  the fit of the individual's skills and personality with those of other directors and potential directors in building an effective, collegial, and responsive Board of Directors; and

  •
  diversity of viewpoints, background, experience, and other demographics amongst directors.

        In evaluating director candidates for the Board, including incumbent directors, the Nominating and Corporate Governance Committee considers these criteria. For incumbent directors, the committee also considers past performance on the Board of Directors and its committees.

        The Nominating and Corporate Governance Committee annually evaluates the composition of the Board of Directors to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company's needs evolve. In identifying director candidates from time to time, the Nominating and Corporate Governance Committee may establish additional specific skills and qualifications it believes the Company should seek in order to constitute a balanced and effective Board of Directors.

        The following table sets forth certain information with respect to Mrs. Linden and Messrs. Haddrill and Srinivasan, and each other director of the Company whose term of office will continue after the Meeting. For further information about the members of the Board of Directors, their business experience and other pertinent information, see "—Directors and Executive Officers" below.

Nominees for Directors	Age	Director Since	Term Expires
Richard Haddrill	60	2003	2013 Annual Meeting of Stockholders
Josephine Linden	61	2011	2013 Annual Meeting of Stockholders
Ramesh Srinivasan	53	2012	2013 Annual Meeting of Stockholders

Continuing Directors
Robert Guido	67	2006	2014 Annual Meeting of Stockholders
W. Andrew McKenna	67	2011	2015 Annual Meeting of Stockholders
David Robbins	54	1997	2015 Annual Meeting of Stockholders

Directors and Executive Officers

        The following sets forth information about the members of the Board of Directors and the Company's executive officers and their business experience and other pertinent information.

        Ramesh Srinivasan.    Mr. Srinivasan became a director in December 2012 in connection with his promotion to Chief Executive Officer. Mr. Srinivasan joined Bally in March 2005 as Executive Vice President of Bally Systems. Effective April 1, 2011, Mr. Srinivasan was promoted to President and Chief Operating Officer and, effective December 14, 2012, was promoted to President and Chief Executive Officer. From 1998 to 2005, Mr. Srinivasan held several positions including Executive Vice President of Warehouse Management Systems at Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry. As the Chief Executive Officer, and someone who has served as an officer of the Company for almost a decade, Mr. Srinivasan brings a deep understanding of Bally's business, operations, and strategic planning to the Board. He also brings extensive knowledge of the technology industry from his prior positions. Having Mr. Srinivasan on the Board also provides an open channel of communication between the Board and management.

        Richard Haddrill.    Mr. Haddrill became a director in April 2003 and began serving as non-executive Chairman of the Board in December 2012. Mr. Haddrill previously served as the Company's Chief Executive Officer from October 1, 2004 to December 2012. Prior to becoming the Company's Chief Executive Officer, Mr. Haddrill most recently served as CEO and as a member of the Board of Directors of Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry. He continued to serve as Vice Chairman of the Board of Manhattan Associates until May 2006. Mr. Haddrill also served as President and CEO and as a member of the Board of Directors of Powerhouse Technologies, Inc., a technology and gaming company, from September 1996 to June 1999, when Powerhouse was acquired by Anchor Gaming. Mr. Haddrill previously served as an Area Managing Partner for Ernst & Young ("E&Y"). In June 2012, Mr. Haddrill joined the Board of Directors of Corrective Education Company, a company involved in providing training and education alternatives to judicial prosecution, and became Chairman of the Board in December 2012. Mr. Haddrill previously served on the Boards of Directors of True Demand Software, Inc., a supply chain solutions company, Danka Business Systems, Ltd., a provider of digital imaging systems and services, Outlooksoft, a provider of corporate performance management software based solutions, and JDA Software Group Inc., a leading provider of innovative supply chain management, merchandising and pricing excellence solutions worldwide. Mr. Haddrill serves as the Chairman of the American Gaming Association and is on the Board of Directors of the Council for a Better Nevada and the Advisory Board of the Las Vegas Area Council of Boy Scouts of America. As the former Chief Executive Officer of the Company, Mr. Haddrill brings a deep understanding of Bally's business, operations, and strategic planning to the Board. He also brings expansive knowledge of both the gaming and technology industries from his current and prior management and director positions at other gaming and technology companies and from his service as Chairman of the American Gaming Association.

        Robert Guido.    Mr. Guido became a director in December 2006. Mr. Guido retired from E&Y in June 2006 where he was Vice Chair and Chief Executive Officer of E&Y's Assurance and Advisory Practice. In these roles, he was responsible for overall business strategy and had significant dealings with both the Securities and Exchange Commission (the "SEC") and the Public Company Accounting Oversight Board ("PCAOB") on behalf of the firm. During his 38-year career at E&Y, Mr. Guido also co-chaired the firm's Global Client Steering Committee and served as a senior advisory or engagement partner to numerous global companies. Since April 2007, Mr. Guido has served as a member of the Board of Directors and presently chairs the Audit Committee of Commercial Metals Company, a manufacturer, recycler, and distributor of steel and metal products. Since May 2007, Mr. Guido has also been a member of the Board of Trustees and Chairman of the Audit Committee of Siena College, a liberal arts college near Albany, NY. Since October 2011, Mr. Guido has served as a member of the Board of Directors and currently chairs the Audit/Finance Committee of North Highland, a private global consulting company in Atlanta, GA. In January, 2012, Mr. Guido was appointed to serve a three-year term to the PCAOB's Standing Advisory Committee in Washington, D.C. and was recently appointed to the National Association of Corporate Directors Risk Oversight Advisory Council. Mr. Guido brings a significant level of financial and accounting expertise to the Board that he developed throughout his 38-year career at E&Y. His service as a senior advisory and engagement partner to numerous global companies also provides him with an in-depth understanding of the range of issues facing global companies. He brings important knowledge of and experience with the SEC and PCAOB from both his current position and his prior dealings with those agencies while working as a public accountant. He also has a valuable background in corporate governance and enterprise risk management based on his experience as a guest lecturer and author on corporate governance and enterprise risk management best practices.

        Josephine Linden.    Mrs. Linden became a director in April 2011. In 2008, Mrs. Linden retired from Goldman Sachs as a Partner and Managing Director after being with the firm for more than 25 years, where she held a variety of roles, including Managing Director and Regional Manager of the New York office for Private Wealth Management, and head of Global Equities Compliance, and acted as an Advisor to GSJBWere, Australia. Mrs. Linden is also a principal of Linden Global Strategies, a wealth management advisory firm that is a registered investment advisory group, founded in 2011. In October 2012, Mrs. Linden joined the Board of Directors and Audit Committee of Sears Hometown and Outlet Stores, Inc., a national retailer of home appliances, hardware, tools and lawn and garden equipment. Mrs. Linden was an Adjunct Professor in the Finance department of Columbia Business School from 2010 to 2012. Mrs. Linden brings extensive knowledge of capital markets and other financial matters to the

Board from her 25-year career with Goldman Sachs. She also brings important experience in international businesses matters, a topic relevant to the Company's international expansion, developed while at Goldman and through her current service for various foundations.

        W. Andrew McKenna.    Mr. McKenna became a director in April 2011. Mr. McKenna currently serves as a member of the Board of Directors and as Audit Committee Chair of AutoZone, Inc., a retailer and distributor of automotive replacement parts and accessories. From March 2010 until September 2011, he was the Chairman of the Supervisory Board of Georgia BioMass, LLC, a wholly-owned subsidiary of RWE Innogy, a company that plans, builds and operates facilities generating power from renewable energies. He previously served as Lead Director and Audit Committee Chair for Danka Business Systems, Ltd., a provider of digital imaging systems and services, and President and member of the Board of Directors of SciQuest.com Inc., a provider of on-demand procurement and supplier management solutions. Prior to that, Mr. McKenna held various positions with The Home Depot Inc. from 1990 to 1999, including Senior Vice President of Strategic Business Development, Division President, and Chief Information Officer. Mr. McKenna also spent 16 years as a management consultant with Touche Ross & Co (a predecessor firm of Deloitte Consulting) including 10 years as a partner ending in 1990. Mr. McKenna brings a significant level of financial and accounting expertise to the Board developed during his tenure with Touche/Deloitte and his service on audit committees of other public companies. This experience also brings important knowledge of and experience with the requirements and guidelines of the SEC and PCAOB. Mr. McKenna's prior service as a public company executive officer provides further insight of management's day-to-day actions and responsibilities. Mr. McKenna's service on other boards of directors also adds a depth of knowledge to the Board regarding best practices in corporate governance.

        David Robbins.    Mr. Robbins served as a director of the Company from July 1994 to September 1997 (and as Chairman of the Board from February 1997 through September 1997) and then rejoined Bally as a director (and Chairman) in December 1997, serving as Chairman through December 2010. Mr. Robbins currently serves as the director who presides over executive sessions of non-employee directors, or the Lead Independent Director, a position he assumed on October 25, 2013. From 1984 to 2004, he practiced corporate, securities, and real estate law at Cahill Gordon & Reindel LLP and Kramer Levin Naftalis & Frankel LLP, and then at other mid-sized law firms in New York City. Mr. Robbins was also licensed CPA (inactive status) in the state of New York. Since January 2003, Mr. Robbins has co-managed investment funds, with an emphasis in the healthcare field, and in 2005 he was one of the co-founders of Trevi Health Capital, which manages private investments in the healthcare field. He serves on the boards of directors of various private companies in which the Trevi Health Capital funds have invested, and as a trustee or member of a steering committee of various not-for-profit entities, including the McCarton Foundation and the NYU Langone Medical Center Comprehensive Epilepsy Center. Mr. Robbins brings experience in corporate and securities law to the Board from his 20-year career as an attorney, as well as expertise in the management and allocation of investment capital expertise from his almost 10+ years of managing investment funds. He also brings other directorship experience through his management and allocation of investment capital and service on various private company boards. Finally, Mr. Robbins serves as a valuable resource of institutional knowledge as he has served on the Company's Board for almost 20 years.

        Neil Davidson.    Mr. Davidson, age 41, joined Bally in February 2006 as Vice President of Corporate Accounting and was appointed Chief Accounting Officer in May 2008. On August 12, 2010, Mr. Davidson was promoted to Senior Vice President, Chief Financial Officer, and Treasurer. From 2002 to 2006, Mr. Davidson was the Vice President of Finance for Multimedia Games, Inc., a gaming equipment and systems company. Mr. Davidson began his career with KPMG in the Houston office, holding several positions during his tenure, the last of which was Audit Manager. Mr. Davidson is a certified public accountant.

        Mark Lerner.    Mr. Lerner, age 64, joined Bally in December 1996 as Assistant General Counsel and was appointed General Counsel in 2000. Mr. Lerner has practiced law since 1980. Over the course of his career, Mr. Lerner has served as a deputy attorney general for the Nevada Gaming Commission and State of Nevada Gaming Control Board, general counsel to Becker Gaming, Inc., a Las Vegas gaming company, and, from 1987 to 1994, an attorney at Jones, Jones, Close & Brown, a Las Vegas commercial and litigation law firm. Mr. Lerner is an officer of the Association of Gaming Equipment Manufacturers.

        Derik Mooberry.    Mr. Mooberry, age 41, joined Bally in November 2001 and is currently the Senior Vice President of Games. Mr. Mooberry has held several other senior positions at Bally including Vice President of Systems Operations, Vice President of Strategic Planning, Vice President of System Sales—Western North America, Vice President of North America Game Sales, and Vice President of Sales—Americas. Mr. Mooberry joined Bally as a result of the Casino Marketplace Development Corporation acquisition. Mr. Mooberry also spent six years working at Arthur Andersen in various audit and business consulting roles. Mr. Mooberry is a certified public accountant.

        John Connelly.    Mr. Connelly, age 43, initially joined Bally Technologies in 2004 as Vice President of Governmental Markets, and was promoted to Vice President International in 2005, which included overseeing Gaming Operations from 2008 to 2009. Mr. Connelly left Bally as an employee in 2010 and served as a consultant to the Company until he rejoined Bally in 2011 as Vice President of Business Development. Mr. Connelly currently oversees new business development and Bally's Interactive Division. Mr. Connelly has more than 20 years of experience in the global gaming industry, at one time serving as Senior Vice President of Sales for Oberthur Gaming Technologies Corporation, as Vice President of Sales and Marketing for Automated Wagering International, Inc., and as an Account Executive for GTECH Corporation, and in other times as a consultant.

 BOARD OF DIRECTORS

        During the fiscal year ended June 30, 2013, the Board of Directors held twenty-five meetings. Each director attended at least 75% of the aggregate of all Board of Directors and applicable committee meetings held during the fiscal year ended June 30, 2013, while such director was a member of the Board of Directors or the applicable committee. It is the Company's practice to hold the annual meeting of stockholders on the same date as a regularly scheduled Board meeting to facilitate directors' attendance at the annual meeting of stockholders. Each director serving on the Board of Directors at the time of the Company's 2012 Annual Meeting of Stockholders attended the annual meeting.

        The Company's Corporate Governance Guidelines require that the non-employee directors hold regularly scheduled executive sessions without management present, as required by Section 303A.03 of the New York Stock Exchange (the "NYSE") Listed Company Manual. The non-employee directors held eight such meetings during the fiscal year ended June 30, 2013. The Board of Directors has designated that the Chairman of the Board shall serve as presiding director of executive sessions of non-employee directors, unless the Chairman is a member of management, in which case the non-employee directors will select the presiding director. Mr. Haddrill, who is not independent because of his service as the Company's Chief Executive Officer through December 14, 2012, currently serves as the Chairman and Mr. Robbins, an independent director, serves as the Lead Independent Director presiding over executive sessions of non-employee directors.

Director Independence

        As part of its Corporate Governance Guidelines, the Board of Directors has adopted Independence Guidelines. The Board of Directors has affirmatively determined that each of Messrs. Guido, McKenna, and Robbins, and Mrs. Linden is, and Mr. Verner was, independent under Section 303A.02 of the NYSE Listed Company Manual, applicable SEC rules, and the Company's independence guidelines. The Board has also affirmatively determined that no relationships exist between any independent director and the Company that, in the opinion of the Board of Directors, would interfere with the exercise of the director's independent judgment in carrying out the responsibilities of a director. The NYSE's independence definition also includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company that would prevent a director from being independent. None of the Company's independent directors has any relationship that violates these tests.

Board Leadership Structure

        The Company's Corporate Governance Guidelines provide that the Board is free to select its Chairman and Chief Executive Officer in the manner it considers to be in the best interests of the Company and that the Chairman shall not simultaneously serve as Chief Executive Officer of the Company. Currently, the Board is led by a non-executive Chairman, Mr. Haddrill. Until December 14, 2012, while Mr. Haddrill served as the Company's Chief Executive Officer, the Board was led by Mr. Verner, who was also a non-executive Chairman. The Board has determined that having a non-employee director serve as Chairman of the Board is in the best interests of the Company at this time as it allows the Chairman to focus on the effectiveness of the Board while the Chief Executive Officer focuses on executing the Company's strategy and managing the Company's business.

The Board's Role in Risk Oversight

        Management is responsible for identifying and managing risk and has designed an enterprise risk management process to help identify, assess, and prioritize risks. The Board of Directors oversees the Company's risk management process. Top risks identified by management are presented and discussed with the Board of Directors at least annually, although typically on a more frequent basis. In addition to discussing risk with the full Board at least once a year, the independent directors discuss risk management during executive sessions without management present. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives, and improve long-term organizational performance. The Board assesses the risks faced by the Company and reviews the steps taken by management to manage those risks. The Board's involvement in working with management to establish and approve the Company's business strategy facilitates these assessments and reviews. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company's strategic plan and the implementation of that plan, including financial, legal/compliance, operational/strategic, and compensation risks.

        While the Board maintains the ultimate oversight responsibility for the risk management process, each committee oversees risk within its area of responsibility. In particular, the Audit Committee focuses on financial risk, including internal controls, and discusses the Company's risk profile with the Company's independent registered public accounting firm. The Audit Committee also reviews potential violations of the Company's Code of Ethics and related corporate policies. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking. The Compensation Committee also approves all compensation related provisions for the Chief Executive Officer and any of his direct reports, including all employees in the position of Senior Vice President and above, including the other Named Executive Officers identified under "Compensation, Discussion and Analysis" below, as well as all employees hired into the Company with an annual base salary in excess of $150,000 per year. In addition, the Compensation Committee approves any significant changes to employee benefit plans and terminations of any employee in the position of Senior Vice President and above. Finally, the Nominating and Corporate Governance Committee manages risks associated with the independence of directors and Board nominees. Pursuant to the Board's instruction, management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

Committees of the Board of Directors

        The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees is governed by a charter adopted by the Board of Directors. The charters are available on the Company's website at www.ballytech.com by following the links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth below under "Additional Information." The Board of Directors has affirmatively determined that each member of these committees is independent under Section 303A.02 of the NYSE Listed Company Manual, applicable SEC rules, and the Company's Independence Guidelines.

        Audit Committee.    The Audit Committee of the Board of Directors is comprised of Messrs. Guido (Chair), McKenna, and Robbins, and Mrs. Linden. During Fiscal Year 2013, the Audit Committee was comprised of Messrs. Guido (Chair), McKenna, Robbins, and Verner and Mrs. Linden. The Audit Committee, among other things:

  •
  reviews and engages an independent registered public accounting firm to audit the Company's financial statements;

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  reviews the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing information necessary to the independent auditors;

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  reviews and determines the adequacy and implementation of the Company's internal controls, including the internal audit function and the adequacy and competency of the relevant personnel;

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  considers financial risk, including internal controls and discusses the Company's risk profile with the Company's independent registered public accounting firm;

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  reviews potential violations of the Company's Code of Ethics and related corporate policies; and

  •
  reviews and determines such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable.

        The Board of Directors has affirmatively determined that Messrs. Guido, McKenna, Robbins, and Verner and Mrs. Linden are financially literate, as required by Section 303A.07(a) of the NYSE Listed Company Manual, as such qualification is interpreted by the Company's Board of Directors in its business judgment. In addition, the Board of Directors has determined that Messrs. Guido, McKenna, and Robbins are audit committee financial experts, as defined in Item 407(d)(5) of SEC Regulation S-K. The Board of Directors made these determinations based on Messrs. Guido's, McKenna's and Robbins's respective qualifications and business experience, as described above under "—Directors and Executive Officers." The Audit Committee met eight times during the fiscal year ended June 30, 2013.

        Compensation Committee.    The Compensation Committee of the Board of Directors is comprised of Mrs. Linden (Chair) and Messrs. Guido and Robbins. During Fiscal Year 2013, the Compensation Committee was comprised of Messrs. Robbins (Chair), and Verner and Mrs. Linden. The Compensation Committee, among other things:

  •
  recommends to the Board of Directors the corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluates the Chief Executive Officer's performance in light of the corporate goals and objectives adopted by the Board of Directors and determines and approves the Chief Executive Officer's compensation level based on this evaluation;

  •
  subject to consultation with the Chief Executive Officer, approves executive compensation arrangements and agreements (other than the Chief Executive Officer's compensation arrangements), including that of the Company's and its subsidiaries' executives and senior management;

  •
  reviews and recommends to the Board of Directors the criteria by which bonuses to the Company's executives and senior management are determined, including under the Management Incentive Plan;

  •
  administers, within the authority delegated by the Board of Directors, the Company's various long-term incentive plans and such other stock option or equity participation plans as may be adopted by the Board of Directors from time to time;

  •
  reviews the Company's compensation practices and policies to determine whether they encourage excessive risk taking; and

  •
  assesses the independence of consultants, outside counsel and other advisers (whether retained by the Compensation Committee or management) that provide advice to the Compensation Committee, as discussed in greater detail below under "Compensation Discussion and Analysis—How We Make Compensation Decisions—The Role of the Compensation Committee."

        The Compensation Committee met six times during the fiscal year ended June 30, 2013.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee of the Board of Directors is comprised of Messrs. McKenna (Chair), Guido, and Robbins. During Fiscal Year 2013, the Nominating and Corporate Governance Committee was comprised of Messrs. McKenna (Chair), Guido and Verner. The Nominating and Corporate Governance Committee, among other things:

  •
  makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors;

  •
  aids in attracting qualified candidates to serve on the Board of Directors;

  •
  develops and recommends selection criteria to the Board of Directors;

  •
  manages risks associated with the independence of directors and Board nominees;

  •
  monitors and oversees the functions and operations of the committees of the Board of Directors; and

  •
  periodically reviews the Company's corporate governance principles, policies, and practices.

        The Nominating and Corporate Governance Committee met six times during the fiscal year ended June 30, 2013.

Corporate Governance

        The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance such as the Sarbanes Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as various rules promulgated by the SEC and the NYSE. The Company believes that it has procedures and practices in place that are designed to enhance and protect the interests of its stockholders.

        Corporate Governance Guidelines.    In furtherance of this practice, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines address, among other things:

  •
  composition of the Board of Directors, including director independence;

  •
  separation of the roles of Chairman of the Board of Directors and Chief Executive Officer;

  •
  how director nominees are selected;

  •
  terms of office for directors;

  •
  orientation and continuing education for directors;

  •
  meetings of the Board of Directors, including executive sessions of non-employee directors;

  •
  committees of the Board of Directors;

  •
  policies and principles for selecting a successor to the Chief Executive Officer as well as other members of management;

  •
  executive officer and director compensation;

  •
  expectations of directors; and

  •
  annual performance evaluations of the Board of Directors and the Chief Executive Officer.

        The Corporate Governance Guidelines also address the Company's director resignation policy in uncontested director elections (a director election for which, among other things, the number of director nominees does not exceed the number of directors to be elected). Under the Company's Bylaws, directors must be elected by a majority of the votes cast in uncontested elections. In an uncontested election, any nominee who does not receive a majority of votes cast "for" his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. The Nominating and Corporate Governance Committee (or if a majority of the committee is required to tender their resignations, a committee of independent directors) will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board accept any resignation offer, the committee will be entitled to consider all factors the committee believes to be relevant. The Board will act on the recommendation within 90 days following certification of the election results. In deciding whether to accept the resignation offer, the Board will consider the factors considered by the committee and any additional information and factors that the Board believes to be relevant. If the Board accepts a director's resignation offer pursuant to this process, the committee will recommend to the Board and the Board will thereafter determine whether to fill such vacancy or reduce the size of the Board. Any director who tenders his or her resignation pursuant to this provision will not participate in the proceedings with respect to his or her own resignation offer.

        The full text of the Corporate Governance Guidelines is available on the Company's website www.ballytech.com by following links to "Investor Relations" and "Governance," or upon written request to the Company, as set forth below under "Additional Information."

        Code of Ethics.    The Board of Directors has also adopted a Code of Ethics and Business Conduct (the "Code of Ethics") applicable to all of the Company's employees, including the Chief Executive, Chief Financial, and Principal Accounting Officers, as well as the Company's directors. The Code of Ethics, along with the Corporate Governance Guidelines, serves as the foundation for the Company's system of corporate governance. Among other things, the Code of Ethics:

  •
  provides guidance for maintaining ethical behavior;

  •
  requires that directors, officers, and employees comply with applicable laws and regulations;

  •
  addresses how individuals should handle Company assets and opportunities;

  •
  prohibits conflicts of interest; and

  •
  provides mechanisms for reporting violations of the Company's policies and procedures.

        In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the Company's principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose the amendment or waiver and the reasons therefor on its website www.ballytech.com. The full text of the Code of Ethics is available on the Company's website www.ballytech.com, by following links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth below under "Additional Information."

        Director Nomination Process.    The Nominating and Corporate Governance Committee, sometimes with the assistance of a third-party search firm, identifies candidates for director nominees. The Nominating and Corporate Governance Committee considers a number of factors in identifying, evaluating, and recommending director nominees to the Board including:

  •
  the candidate's personal qualities and characteristics, accomplishments, and reputation in the business community;

  •
  the candidate's current knowledge and contacts in the communities in which the Company does business, in the gaming industry, and in other industries relevant to the Company's business;

  •
  the candidate's ability and willingness to commit adequate time to Board and committee matters; and

  •
  the fit of the candidate's skills and personality with those of other directors and potential directors in building an effective, collegial, and responsive Board of Directors.

        While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it also considers diversity of viewpoints, background, experience and other characteristics in evaluating Board candidates. The Nominating and Corporate Governance Committee will also consider whether to recommend stockholder nominations of candidates for director based upon the same criteria, assuming the stockholder has satisfied certain requirements in the Company's Bylaws regarding the nomination, as set forth below under "Stockholder Proposals and Nominations for Director for the 2014 Annual Meeting of Stockholders."

        Communication with the Board of Directors.    Stockholders and other interested parties may communicate directly with individual directors, the Board of Directors as a group, the Lead Independent

Director who presides over executive sessions of non-employee directors, or with non-employee directors as a group, by writing to Board of Directors, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, or by email to boardofdirectors@ballytech.com, indicating to whose attention the communication should be directed. All communications will be received and processed by the Company's legal department unless indicated otherwise. Communications about accounting, internal controls, and audits will be referred to the Audit Committee, and other communications will be referred to the Chairman of the Board of Directors or the Lead Independent Director, as appropriate. You may communicate anonymously if you wish.

        Individuals may submit at any time a good faith complaint regarding any questionable accounting, internal controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Anonymous reports may be made confidentially:

  1.
  By Company employees pursuant to the Company's Corporate Integrity hotline procedures; or

  2.
  By all other individuals by either (i) writing to Chair of the Audit Committee, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, in an envelope marked confidential; or (ii) sending an email to boardofdirectors@ballytech.com with a reference to "confidential accounting related matters" in the subject line.

DIRECTOR COMPENSATION

Director Compensation Table for Fiscal Year 2013

        The following table sets forth the compensation earned by the Company's non-employee directors in respect of their services as such during the fiscal year ended June 30, 2013. Mr. Srinivasan, the only employee director as of June 30, 2013, was not separately compensated for his services as a director. Mr. Haddrill was not compensated for his services as a director while he served as the Company's Chief Executive Officer through December 14, 2012. Because Mr. Haddrill is a Named Executive Officer for Fiscal Year 2013, all amounts paid in respect of his services as a director following his retirement as Chief Executive Officer are included and footnoted in the "All Other Compensation" column of the Summary Compensation Table and all information with respect to his outstanding equity awards is set forth in the Outstanding Equity Awards at Fiscal Year 2013 End table.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Option Awards(2)(4)	Total
Robert Guido	$100,000	$249,979	$—	$349,979
Josephine Linden	80,000	249,979	—	329,979
W. Andrew McKenna	85,000	249,979	—	334,979
David Robbins	85,000	249,979	—	334,979
Kevin Verner	158,465	249,979	—	408,444

(1)
As noted below, each non-employee director may elect to receive restricted stock or restricted stock units ("RSUs") in lieu of all or a portion of the cash compensation otherwise payable to the director in a given calendar year. The restricted stock or RSUs are granted on the first trading day of the calendar year for which the election is made (or, in the case of newly appointed directors, the first trading day following the election). No directors made this election in Fiscal Year 2013.

(2)
Amounts shown reflect the value of stock and option awards made during the Fiscal Year 2013, based upon their aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Assumptions used to determine these values can be found in

  Note 9, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for Fiscal Year 2013.

(3)
On January 2, 2013, unvested stock awards of 5,511 shares were granted to the following non-employee directors: Mr. Guido, Mrs. Linden, Mr. McKenna, Mr. Robbins, and Mr. Verner. The number of unvested stock awards outstanding for the non-employee directors (other than Mr. Haddrill), as of June 30, 2013, was as follows: Mr. Guido, 5,511; Mrs. Linden, 5,511; Mr. McKenna, 5,511; Mr. Robbins, 5,511; and Mr. Verner, 5,511.

(4)
No option awards were granted to the non-employee directors in Fiscal Year 2013. The number of option awards outstanding (vested or unvested) for the non-employee directors (other than Mr. Haddrill) as of June 30, 2013 was as follows: Mr. Guido, 11,350; Mrs. Linden, 28,361; Mr. McKenna, 28,361; Mr. Robbins, 77,242, and Mr. Verner, 43,242.

Cash Compensation

        Each non-employee director other than Mr. Haddrill, who is compensated pursuant to the Non-Executive Chairman Agreement discussed below, receives an annual retainer of $60,000 per year. Members of the Audit Committee receive $15,000 per year for such service while the Chair of the Audit Committee receives $35,000 per year. Directors who serve on the Compensation or Nominating and Corporate Governance Committee receive $5,000 per year for serving on either committee, and the chair of each of these committees receives $10,000 per year. The Lead Independent Director, Mr. Verner during Fiscal Year 2013, and currently Mr. Robbins also receives an additional $50,000 per year. Mr. Verner also received an additional $85,000 per year in respect of his service as Chairman of the Board through December 14, 2012, when Mr. Haddrill assumed the position. Because Mr. Haddrill is a Named Executive Officer for Fiscal Year 2013, his compensation as non-executive Chairman of the Board and his Non-Executive Chairman Agreement are summarized below under "Executive Compensation—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Employment and Other Agreements with Named Executive Officers." Mr. Verner received an additional $10,000 for serving on the Company's regulatory compliance committee. Directors are also reimbursed for reasonable out-of-pocket expenses incurred on Company business.

Equity Compensation

        Annual Grants.    On the first trading day of each calendar year, each then-current non-employee director other than Mr. Haddrill, who is compensated pursuant to the Non-Executive Chairman Agreement discussed below under "Executive Compensation—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Employment and Other Agreements with Named Executive Officers," receives an annual grant of restricted stock with a value of $250,000 for the director's service for the then current year. The value of the shares is calculated based on the closing price of Bally common stock on the grant date. The restricted stock grant vests on the first anniversary of the grant date subject to the director's continuous services as a director through the vesting date.

        New Director Grants.    Generally, newly appointed non-employee directors receive the annual grant pro-rated based on the number of days between the date of the director's appointment and the first trading day of the following calendar year. Through August 22, 2013, each newly appointed director received an initial, one-time appointment grant of $500,000 worth of stock options vesting in three equal installments on the first, second and third anniversaries of the director's election or appointment. Currently, each newly appointed director receives an initial, one-time appointment grant of $125,000 worth of restricted stock which vests over one year. The Company estimated the fair value of stock options using the Black-Scholes valuation model. Key input assumptions used to estimate the fair value of stock options include the exercise price of the option, the expected option term, the expected volatility of the Company's common stock over the option's expected term, the risk-free interest rate over the option's expected term, and the Company's expected annual dividend yield.

        Director Elections.    Other than Mr. Haddrill, non-employee directors may elect to receive all or a portion of his or her restricted stock grant in the form of RSUs. These directors may also elect to receive restricted stock or RSUs in lieu of all or a portion of the cash compensation otherwise payable to the director. No directors made these elections in Fiscal Year 2013. Directors must timely elect to receive equity in lieu of cash compensation for a particular calendar year no later than five business days before the end of the prior calendar year. The restricted stock or RSUs are awarded on the first trading day of the calendar year for which the election is made, and the number of shares awarded is calculated based on the closing price of Bally common stock on the grant date.

        Treatment upon Termination of Service.    If a director's service terminates for any reason, including, but not limited to, death, disability and retirement, before the first anniversary of the grant date, as of the termination date the restricted stock award and/ or RSU award will vest pro rata based on the number of days between the grant date and the termination date. The unvested portion of the restricted stock award will be cancelled as of the termination date. The vesting and exercise of vested and unvested stock options as of the termination date is governed by the terms of the Company's 2010 Long Term Incentive Plan or such other plan pursuant to which the options were granted.

Additional Compensation

        The Company may grant non-employee directors both additional cash compensation and equity-based awards as time commitments, responsibilities, and other circumstances may warrant. Other than pursuant to Mr. Haddrill's Non-Executive Chairman Agreement, no such additional compensation was paid with respect to Fiscal Year 2013.

Director Stock Ownership Guidelines

        The Board believes that non-employee directors should be stockholders and maintain significant holdings of Company common stock. Because generally a meaningful portion of each non-employee director's fees are paid in the form of equity-based awards, the Board believes that the use of ownership guidelines for non-employee directors is an appropriate and beneficial approach to providing additional motivation to act in the long-term best interests of stockholders.

        Pursuant to the guidelines, each non-management director is required, within two years after their appointment or initial election (or by December 5, 2011, in the case of directors already in office as of October 4, 2010, the date the policy was adopted), to acquire and hold Company common stock with a market value equal to four times the base annual retainer payable to such director, not including supplemental committee retainers or fees, on the day of the director's appointment or election (or October 4, 2010, for directors already in office as of that date). The director is required to retain at least that amount of Company common stock throughout the director's tenure. If at any time the number of shares owned by a non-employee director drops below the requisite ownership level, the director shall be required to retain 100% of the net shares of any grants and payouts until the requisite ownership level is achieved. Net shares of common stock subject to options and grants of restricted stock, whether or not the restrictions have lapsed, are included in determining an individual's total ownership under the policy. As used in the policy, "net shares" means the number of shares of common stock remaining after selling shares to fund the payment of transaction costs and taxes owed as a result of vesting or exercise of the equity award (including income taxes), and, in the case of stock options, the exercise price of the options. The Board has discretion to grant relief from the policy in cases of hardship.

        As of June 30, 2013, all of the non-employee directors satisfied the ownership guidelines.

 Proposal No. 2:

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2010 LONG TERM INCENTIVE PLAN

        On October 22, 2013, the Board of Directors adopted a proposed amendment and restatement of the Company's 2010 Long Term Incentive Plan (as amended to date, the "2010 LTIP") to increase the number of shares available for issuance pursuant to awards granted under the 2010 LTIP by 2,300,000 and to incorporate certain amendments previously approved by stockholders and certain amendments not requiring stockholder approval and previously approved by the Board of Directors. The share increase is the only change to the 2010 LTIP contemplated by the proposed amendment and restatement that the stockholders are being asked to approve at the Meeting.

        As of June 30, 2013, an aggregate of 1,801,057 shares of common stock remained available under the 2010 LTIP for the grant of equity-based incentives. The proposed increase of 2,300,000 shares represents 6% of our outstanding shares of common stock as of June 30, 2013. Pursuant to the terms of the 2010 LTIP, the share reserve is reduced by one share for every one share that is issued pursuant to an option or stock appreciation right ("SAR") and 1.75 shares for every one share that is issued pursuant to an award of restricted stock, RSUs or incentive bonuses granted after December 7, 2010. It is generally expected that the share reserve under the 2010 LTIP, if the proposed increase is approved by stockholders, will last the Company for a period of approximately five years. The Company believes a compensation policy that includes a balanced mix of cash and equity is the most effective way to attract and retain talented employees whose interests are aligned with stockholders. Without approval of the proposed amendment and restatement of the 2010 LTIP, the Company may be limited in its ability to use equity as a component of its compensation philosophy, a result that could put the Company at a considerable competitive disadvantage to its direct and indirect competitors for high level professional talent.

Outstanding Equity Awards

        As of June 30, 2013, there were 1,801,057 shares available for issuance pursuant to futures grants under the 2010 LTIP, which is the only plan from which the Company currently grants equity awards. As of that date 1,170,238 shares were issuable upon the exercise of outstanding options granted under all of the Company's equity compensation plans. The weighted average exercise price of these options was $29.60 per share and the weighted average remaining term of these options was 3.20 years. As of June 30, 2013, there were 653,078 shares subject to outstanding unvested awards of restricted stock and RSUs, of which up to 81,953 shares were issuable pursuant to unvested RSUs that have performance-based vesting. The closing price of the Company's common stock on the NYSE on June 28, 2013 and October 21, 2013 was $56.42 and $69.34, respectively.

Dilution and Burn Rate

        The Company's long-term goal is to limit the average annual dilution from our equity programs. Dilution is measured for purposes of this goal as the total number of shares subject to equity awards granted less cancellations and other shares returned to the reserve, divided by the total number of shares of common stock outstanding at the end of the year. As noted above, the potential dilution from the 2,300,000 share increase requested to be approved by stockholders is 6%, based on the total number of shares of common stock outstanding as of June 30, 2013.

        We manage our long-term dilution goal by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations. We are calculating both dilution and burn rate based upon the total number of shares of common stock outstanding at the end of the year.

        An additional metric that we use to measure the cumulative impact of our equity program is overhang (number of shares subject to equity awards outstanding but not exercised or settled, plus number of shares available to be granted, divided by the total number of shares of common stock outstanding at the end of the year). If the proposed amendment to the 2010 LTIP is approved, our overhang would increase to 15% and then would be expected to decline as options are exercised and restricted stock and/or RSUs become vested.

        The following table reflects our annual dilution, burn rate and overhang for the past three years:

Fiscal Year	Dilution	Burn Rate
2011	1.91%	2.54%
2012	1.30%	2.51%
2013	0.88%	1.87%
2011-2013 Average	1.36%	2.30%

        At the end of fiscal year 2013, our overhang was 9.3%

        The material factors the Compensation Committee considered in approving the proposed amendment and restatement of the 2010 LTIP were historical dilution, burn rate and the potential impact of the Company's definitive agreement to acquire SHFL entertainment, Inc.

Why You Should Vote For the Proposed Amendment and Restatement of the 2010 LTIP

        The Board unanimously recommends that the Company's stockholders approve the amendment and restatement of the 2010 LTIP. The Company's ability to grant an appropriate number of equity-based awards continues to be crucial in allowing the Company to effectively compete for key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers, directors, consultants, agents, advisors, and independent contractors, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits, and strengthen the mutuality of interest between those persons and the Company's stockholders.

        The principal features of the 2010 LTIP, as proposed to be amended and restated, are summarized below and are qualified in their entirety by reference to the full text of the amended and restated 2010 LTIP, which is attached to this Proxy Statement as Appendix A.

Promotion of Good Corporate Governance Practices

        The Company and the Board of Directors have designed the 2010 LTIP to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements and stockholders' interests. These provisions include, but are not limited to:

  •
  options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

  •
  the Company cannot, without stockholder approval, "reprice" awards by reducing the exercise price of options or SARs or canceling previously awarded options or SARs in exchange for cash, other awards, or new options or SARs with a lower (or no) exercise price;

  •
  there is no automatic right to accelerated vesting of unvested awards upon the occurrence of a Merger Event (as defined in the 2010 LTIP) that is not accompanied by a specified termination of employment as the 2010 LTIP leaves the treatment of awards in connection with a Merger Event to the Administering Body (as defined below); and

  •
  subject to certain exceptions, restricted stock and RSUs that vest based upon performance criteria and level of achievement versus such criteria are subject to a performance period of not less than twelve months, and restricted stock and RSUs that vest based upon continued service and/or time may not vest or be settled in full prior to three years following the date of grant.

Section 162(m) of the Code

        The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide for an equity incentive plan under which compensation awards made to the Company's executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2010 LTIP has been structured in a manner such that awards granted under it can satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). There can be no guarantee, however, that amounts payable under the 2010 LTIP will be treated as qualified "performance-based compensation" under Section 162(m). In general, under Section 162(m) of the Code, in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company's chief executive officer or any of the Company's three other most highly compensated executive officers (other than the Company's chief financial officer), such compensation must qualify as "performance-based." One of the requirements of "performance-based compensation" for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company's stockholders. For purposes of Section 162(m) of the Code, the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2010 LTIP, each of these aspects is discussed below, and stockholder approval of the amendment and restatement of the 2010 LTIP will be deemed to constitute approval of each of these aspects of the 2010 LTIP for purposes of the approval requirements of Section 162(m) of the Code.

Summary of the 2010 LTIP

        Purpose of the 2010 LTIP.    The 2010 LTIP is intended to encourage ownership of common stock by directors, employees and designated paid consultants of the Company and its subsidiaries to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company or a subsidiary.

        Administration.    The 2010 LTIP is administered by the Board of Directors or, if the Board so determines, by the Compensation Committee or other committee established by the Board for this purpose (such committee administering the 2010 LTIP, the "Committee," and collectively, with the Board of Directors, the "Administering Body"). However, except as otherwise provided below and unless the Board of Directors expressly determines otherwise, in the case of awards granted to directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee has exclusive responsibility for and authority to administer the 2010 LTIP. The Committee has all of the powers and duties set forth in the 2010 LTIP, as well as such additional powers and duties delegated thereto by the Board of Directors. Subject to the foregoing and as provided for in the 2010 LTIP, the Administering Body will have plenary authority, in its sole discretion, to make all determinations it deems necessary or advisable for the administration of the 2010 LTIP. The Committee must at all times consist of at least two members of the Board of Directors and must be constituted such that, if possible, the 2010 LTIP complies with Rule 16b-3 promulgated under the Exchange Act or any successor rule, and Section 162(m) of the Code. However, the Board of Directors retains the right to (i) determine whether the shares of common stock reserved for issuance upon the exercise and/or payment in respect of awards granted under the 2010 LTIP shall be issued shares or unissued shares, (ii) appoint the members of the Committee, and (iii) terminate or amend the 2010 LTIP, subject to stockholder approval, as required.

        Number of Shares.    The number of shares of common stock available for issuance with respect to awards granted under the 2010 LTIP, if the proposed amendment and restatement of the 2010 LTIP is approved by stockholders, is limited to 17,350,000 shares (representing an increase of 2,300,000 shares from the number of shares available for issuance prior to the passage of the proposed amendment and restatement). Any shares of common stock granted as awards of restricted stock, RSUs or incentive bonuses after December 7, 2010 count as 1.75 shares against the overall limit in the preceding sentence for every share granted. Individual grantees may not receive awards of options, SARs, restricted stock, or RSUs with more than 1,500,000 shares of common stock underlying such awards in any fiscal year.

        The shares of common stock reserved for issuance pursuant to the 2010 LTIP may consist either of authorized but unissued shares of common stock or of previously issued shares of common stock that have been reacquired by the Company. If any portion of any award granted under the 2010 LTIP expires, terminates, or is canceled or forfeited for any reason, the shares of common stock subject to such portion of the award may again be made available for award grants under the 2010 LTIP. Any shares subject to awards granted after December 7, 2010 that again become available for grants shall be added back as 1.75 shares if the shares were subject to awards of restricted stock, RSUs or incentive bonuses and 1 share if the shares were subject to any other award granted under the 2010 LTIP. Shares subject to awards of restricted stock, RSUs, or incentive bonuses granted prior to December 7, 2010 that again become available for grants shall be added back as 1 share. Notwithstanding the foregoing, common stock subject to an award may not again be made available for issuance under the 2010 LTIP if the common stock is: (i) common stock that was subject to a stock-settled SAR and was not issued upon the net settlement or net exercise of such SAR; (ii) common stock used to pay the exercise price of an option; (iii) common stock delivered to or withheld to pay the withholding taxes related to an award; or (iv) common stock repurchased on the open market with the proceeds of an option exercise.

        Options.    Two types of stock options are authorized to be granted under the 2010 LTIP, options that qualify as incentive stock options pursuant to Section 422 of the Code and options that do not qualify as incentive stock options, i.e., nonstatutory stock options. To the extent that the aggregate fair market value of the common stock, determined as of the date of grant, underlying any incentive stock options granted pursuant to any Company plans that first become exercisable during a calendar year with respect to an individual grantee exceeds $100,000, such stock options shall be treated as nonstatutory stock options.

        The exercise price with respect to a stock option may not be less than the fair market value of a share of common stock on the date of grant, as determined pursuant to the 2010 LTIP. However, if an employee beneficially owns common stock representing more than 10 percent of the total combined voting power of all classes of capital stock of the Company or of any of its subsidiaries at the time an incentive stock option is granted, then the exercise price with respect to such incentive stock options must be at least 110 percent of the fair market value of a share of common stock on the date of grant. In no event may an incentive stock option be exercisable more than ten years after the date of grant; however, an incentive stock option granted to an employee with an exercise price required to be at least 110 percent of the fair market value of a share of common stock on the date of grant may not be exercisable for more than five years after the date of grant.

        The exercise price may be paid in cash or in shares of any class of issued and outstanding capital stock of the Company held by the option holder, or a combination thereof. If any portion of the exercise price is paid in shares of capital stock of the Company, such shares shall be valued at their then fair market value, as determined in accordance with the 2010 LTIP. The Administering Body may also permit grantees to pay the option price through withholding of shares of stock otherwise issuable upon exercise of the option and/or to exercise their options pursuant to a cashless exercise, by simultaneously exercising options and selling a certain number of the shares of the common stock issued in connection with such exercise to cover the aggregate exercise price with respect thereto.

        Other than in connection with a change in the Company's capitalization, the exercise price of an option may not be reduced without stockholder approval (including canceling previously awarded options in exchange for cash, other awards, or options or SARs with an exercise price that is less than the exercise price of the original award).

        All incentive stock options granted under the 2010 LTIP are nontransferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the person to whom granted only by such person (or his duly appointed, qualified, and acting personal representative). Unless the Administering Body determines otherwise, all nonstatutory stock options granted under the 2010 LTIP will be nontransferable, except by will or the laws of descent and distribution.

        Unless specified otherwise in a grant agreement, stock options granted under the 2010 LTIP that are scheduled to expire on a date when the fair market value of the shares underlying the exercisable portion of such stock options exceeds, by at least $500, the sum of the aggregate exercise price for the exercisable portion of such stock options, plus any tax withholding obligations that would be due upon such exercise, will be automatically exercised by the Company on the date that the stock options would otherwise expire (unless the Company receives instructions to the contrary from the grantee) and promptly delivered to the grantee, less the exercise price and tax withholding obligations.

        Restricted Stock.    The Administering Body may place such restrictions as it deems appropriate on any shares of restricted stock awarded under the 2010 LTIP. In general, other than with respect to awards to directors who are not also employees of the Company, the grant, issuance, retention, vesting, or settlement of shares of restricted stock that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and, subject to certain exceptions, the grant, issuance, retention, vesting, and/or settlement of shares of restricted stock that is based solely upon continued employment or service or the passage of time may not vest or be settled in full prior to three years following the date of grant, but may be subject to pro-rata vesting over such period. Unless unvested shares are forfeited in accordance with the terms of the underlying agreement, the holder will have full voting rights and the right to receive any and all distributions with respect to such shares of restricted stock. Unless the Administering Body determines otherwise, shares of restricted stock may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of an agreement between the Company and the registered owner.

        RSUs.    The Administering Body may place such restrictions as it deems appropriate on any RSUs awarded under the 2010 LTIP. In general, other than with respect to awards to directors who are not also employees of the Company, the grant, issuance, retention, vesting, and/or settlement of shares of stock underlying an RSU award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and, subject to certain exceptions, the grant, issuance, retention, vesting, or settlement of shares of stock underlying an RSU award that is based solely upon continued employment or service or the passage of time may not vest or be settled in full prior to three years following the date of grant, but may be subject to pro-rata vesting over such period. No holder of an RSU will be deemed to be the holder of, or to have any of the rights with respect to, any shares of common stock subject to such RSU until the Company has issued the underlying shares of common stock and the holder's name has been entered on the books of the Company, after which the holder has full voting and ownership rights with respect to the shares.

        SARs.    A SAR is an award granted with respect to a specified number of shares of common stock entitling the grantee to receive an amount equal to the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the fair market value of a share of common stock on the date of grant of the SAR (the "Base Price"), multiplied by the number of shares of common stock with respect to which the SAR has been exercised at that price. SARs may be granted in addition to any other award under the 2010 LTIP or in tandem with stock options. Subject to the provisions of the applicable award agreement, the Company may pay cash or issue shares of restricted or unrestricted common stock upon exercise of a SAR.

        Other than in connection with a change in the Company's capitalization, the Base Price of a SAR may not be reduced without stockholder approval (including canceling previously awarded SARs in exchange for cash, other awards, or options or SARs with an exercise price that is less than the exercise price of the original award).

        Incentive Bonuses.    Each incentive bonus award will confer upon the grantee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the Committee. The Committee will determine the timing of payment of any incentive bonus. Payment of the amount due under an incentive bonus may be made in cash, in restricted stock, in shares of unrestricted stock, or in any combination thereof, as the Board or the Committee, in its sole discretion, determines. The maximum amount payable pursuant to that portion of an incentive bonus granted in any fiscal year to any grantee under the 2010 LTIP that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will not exceed $10,000,000.

        Performance Criteria.    The Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares of stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on Qualifying Performance Criteria (as defined below) or other standards of financial performance or personal performance evaluations. In addition, the Committee may specify that an award or a portion of an award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the award is granted. The Committee will certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment, settlement, or vesting of any award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

        For purposes of the 2010 LTIP, the term "Qualifying Performance Criteria" means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (i) revenues; (ii) earnings per share (basic or diluted), earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees, or extraordinary or special items; (iii) net income or net income per common share (basic or diluted); (iv) return on assets, return on net assets, return on investment, return on capital, or return on equity; (v) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (vi) economic value created or added; (vii) operating margin or profit margin; (viii) stock price, dividends, or total stockholder return; and (ix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, market share, product development or introduction, geographic business expansion goals, cost targets, debt reduction, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, or joint ventures. To the extent consistent with Section 162(m) of the Code, the Committee (a) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items, and all items of gain, loss, or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with accounting principles generally accepted in the United States, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the

Company's financial statements or notes to the financial statements, and (b) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments, or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs, and (5) accruals of any amounts for payment under the 2010 LTIP or any other compensation arrangement maintained by the Company.

        Eligibility.    Awards may be granted to directors, employees, and paid consultants of the Company or its subsidiaries. However, only regular full-time employees of the Company or its subsidiaries are eligible to receive incentive stock options. As of October 22, 2013, in addition to the Chief Executive Officer who is an officer and a director, there were four executive officers, six directors and approximately 3,400 employees eligible to receive grants under the 2010 LTIP.

        Termination of Employment.    If an employee award holder retires as a result of normal retirement or his or her employment is terminated because the employee becomes Permanently Disabled (as defined in the 2010 LTIP), any stock options or SARs will be freely exercisable at any time within the remaining term of such award and any restricted stock and RSUs freely transferable, unless otherwise determined by the Administering Body at the time of grant. If a grantee dies, any stock option or SAR will be exercisable by such grantee's estate or heirs for its remaining term, but in no case for more than two years. If a holder of restricted stock, RSUs or an incentive bonus dies prior to the lapse of all applicable restrictions, any unvested portion of such award held by such person on the date of his death will be forfeited, unless otherwise determined by the Administering Body at the time of grant. Unless provided for otherwise in the applicable award or employment agreement, if an award holder ceases to be a director, employee or paid consultant of the Company,

  •
  any unvested portion of any restricted stock, RSUs or an incentive bonus subject to such holder's award will be forfeited as of the last date such person was either a director, employee, or paid consultant of the Company or a subsidiary; and

  •
  any stock options or SARs subject to such holders award will continue to be exercisable or transferable to the same extent as immediately prior to such cessation for a period of 60 days, whereupon any stock options or SARs will be terminated, unless such cessation was for Cause (as defined in the 2010 LTIP), in which case any such stock option or SAR will terminate ten days thereafter.

        Adjustments.    In the event there is a change in the number of shares of outstanding common stock of the Company by reason of a stock split, stock dividend, combination, or reclassification of shares, recapitalization, or similar event, the Administering Body will proportionally adjust the number and kind of shares subject to the 2010 LTIP, the number and kind of shares then subject to unexercised options and SARs and outstanding awards of restricted stock and RSUs, as well as the exercise price or Base Price, as the case may be, of unexercised options and SARs. In the event of any merger, spin-off, split-off, or other similar consolidation, reorganization, or change affecting any class of stock of the Company (a "Merger Event") subject to awards made under the 2010 LTIP, or any distribution other than normal cash dividends to holders of such stock, the Administering Body will make fair and equitable provision and adjustment with respect to all unexercised options or SARs and all then outstanding awards of restricted stock, RSUs, and incentive bonuses to give proper effect to such event and preserve the value, rights and benefits of such options, SARs, restricted stock, RSUs, and incentive bonuses. In the case of any Merger Event pursuant to which the Company is not the surviving corporation and pursuant to which the former holders of common stock do not hold more than a majority of the voting securities of the resulting entity immediately after each Merger Event, or in connection with any acquisition by any person of more than 50 percent of the outstanding shares of common stock, the Administering Body may provide that each option or SAR holder shall receive a cash payment, in exchange for and in cancellation of such option or SAR, equal to the difference (if positive) between the value of the per share consideration received by the holders of the stock in such Merger Event and the exercise or Base Price of such option or SAR, as the case may be, multiplied by the number of shares of common stock underlying such option or SAR. In addition, in the event (i) of any Merger Event pursuant to which all of the outstanding common stock held by the stockholders of the Company is exchanged for any lawful consideration and (ii) within twelve months following the date of such Merger Event, a holder's employment or service with the Company is terminated by either the Company without Cause or by the holder with Good Reason (as defined in the 2010 LTIP), then, effective immediately prior to such termination of employment or service, all unvested and unexercisable options or SARs outstanding on the date on which the holder's employment or service is terminated shall become fully vested and exercisable, and all restrictions then applicable to awards of restricted stock and RSUs outstanding on the date on which the holder's employment or service is terminated will lapse and such awards will thereafter be fully vested and transferable.

        Amendment and Termination.    The Board of Directors may amend the 2010 LTIP, subject to any required regulatory and stockholder approval, as well as suspend or terminate the 2010 LTIP, at any time. The 2010 LTIP, unless sooner terminated, will terminate on October 1, 2019, but such termination will not affect any award theretofore granted.

Federal Income Tax Consequences

        The following is a brief description of the Company's understanding of the federal income tax consequences to the Company and participants subject to United States taxation with respect to awards granted under the 2010 LTIP. This description may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not address any state, local, or foreign tax consequences.

        Nonstatutory Stock Options.    A recipient will generally not realize taxable income upon the grant of a nonstatutory option, nor will the Company then be entitled to any deductions at that time. If the shares that are received upon exercise of nonstatutory stock options are vested, or if the participant makes a Section 83(b) election with respect to unvested shares acquired upon exercise of a nonstatutory stock option, the participant will generally recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. If the shares received upon exercise of nonstatutory stock options are not vested and the participant does not make the Section 83(b) election, the participant will be taxed at ordinary income tax rates as those shares vest, and the amount of ordinary income for each such share will equal the excess of the fair market value of the share on the date the share vests over the exercise price paid for the share. The Company may be required to withhold taxes (including but not limited to employment and income taxes) on the ordinary income realized by an optionee as a result of the exercise of nonstatutory options. The holding period for the shares received upon the exercise of nonstatutory stock options generally will begin on the day after exercise, except that the holding period for shares that are not vested upon exercise and for which no Section 83(b) election is made will begin just after the shares become vested. Provided the shares received upon exercise of the nonstatutory stock option are held as a capital asset, upon the subsequent disposition of the shares, an optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the recipient's basis for the shares. The recipient's basis will be equal to the sum of the price paid for the shares and the amount of income realized upon exercise of the nonstatutory stock option. Any capital gain or loss will be characterized as long-term or short-term, depending upon the holding period of the shares.

        Incentive Stock Options.    No taxable income is recognized by a participant at the time of the grant of an incentive stock option. In addition, the participant will not recognize income for regular federal income tax purposes at the time of the exercise of an incentive stock option. A participant may, however, be subject to alternative minimum tax upon the exercise of an incentive stock option since the excess of the fair market value of the shares acquired upon the exercise of an incentive stock option ("ISO Shares") over the exercise price must be included in "alternative minimum taxable income." A participant's basis in the ISO Shares for regular federal income tax purposes will generally be the price paid upon the exercise of the incentive stock options. The Company will not be entitled to a deduction at the time of the grant or the exercise of an incentive stock option.

        If a recipient sells the ISO Shares at any time within one year after the date the Company transfers those shares or within two years after the date the Company grants the incentive stock option (such a sale being referred to as a "Disqualifying Disposition"), then:

  •
  if the recipient's sales price exceeds the price paid for the ISO Shares upon exercise of the incentive stock option, the recipient will recognize a capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, and the recipient will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of shares on the date of exercise over the price paid for the ISO Shares upon exercise of the incentive stock option; or

  •
  if a recipient's sales price is less than the price paid for the ISO Shares upon exercise of the incentive stock option, the recipient will recognize a capital loss equal to the excess of the price paid upon exercise of the incentive stock option over the sales price of the ISO shares.

        If the recipient sells the ISO Shares acquired upon exercise of an incentive stock option at any time after the shares have been held for at least one year after the date the Company transfers the shares pursuant to the exercise of the incentive stock option and at least two years after the date the Company grants the incentive stock option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the price paid upon exercise of the incentive stock option.

        Stock Awards.    A participant who is awarded vested shares is required to recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares on the date the shares are granted to the participant over (ii) the purchase price (if any) paid for the shares. The tax consequences to a participant who is awarded unvested shares will generally be the same as the tax consequences to participants who acquire shares upon the exercise of a nonstatutory stock option. A recipient of a stock unit award will generally realize ordinary income upon the issuance of the shares of common stock underlying such stock units in an amount equal to the difference between the value of such shares and the purchase price for such units and/or shares.

        SARs.    The holder of a SAR will not recognize taxable income upon the receipt of the SAR. Upon exercise, the holder will generally realize ordinary income equal to the difference between the base price of the SAR and the then current value of the Company's common stock.

        Incentive Bonuses.    A participant will have taxable income at the time an incentive bonus award becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

        Tax Effects for the Company.    The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of any ordinary income a grantee recognizes.

        For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is "performance-based compensation." Awards of nonstatutory stock options, incentive stock options, and SARs under the 2010 LTIP may qualify as performance-based compensation. The Committee may establish performance conditions and other terms with respect to grants of restricted stock, RSUs, and cash incentive bonuses in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. However, the rules and regulations promulgated under Section 162(m) of the Code are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2010 LTIP will be deductible under all circumstances. The Compensation Committee may grant awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, which awards would be subject to the $1,000,000 deductibility limit of Code Section 162(m).

        Miscellaneous Issues.    Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized in connection with any awards made under the 2010 LTIP. A recipient may be required to pay the withholding taxes to the Company or make other provisions satisfactory to the Company for the payment of the withholding taxes as a condition to the issuing of any common stock or the paying of any benefit under the 2010 LTIP. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income attributable to transactions involving awards under the 2010 LTIP.

        Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the 2010 LTIP by delivering previously owned shares of common stock or by reducing the amount of shares otherwise issuable pursuant to the 2010 LTIP. The surrender or reduction of such shares of common stock will in specific circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired and may constitute a Disqualifying Disposition with respect to shares acquired upon exercise of an incentive stock option.

        The preceding discussion is intended merely as a general presentation of United States federal income tax consequences related to certain awards issued under the 2010 LTIP. As to the specific tax consequences to particular employees or other participants, the Company urges you to consult your tax advisor.

Plan Benefits

        Because benefits under the 2010 LTIP will depend on future grants approved by the Board of Directors and the fair market value of the Company's common stock on such dates of approval, it is not possible to determine the benefits that will be received by officers, directors, and other employees if the amendment and restatement of the 2010 LTIP is approved by the stockholders. For information concerning grants made to the Named Executive Officers under the 2010 LTIP in Fiscal Year 2013, see the "Grants of Plan-Based Awards in Fiscal Year 2013" table below.

Aggregate Past Grants under the 2010 LTIP

        The table below shows, as to each Named Executive Officer and the various indicated groups, the aggregate number of shares of Company common stock subject to grants of stock options, restricted stock, and RSUs under the 2010 LTIP from inception through October 7, 2013.

Name	Number of Options Granted (#)	Number of Restricted Shares and Restricted Stock Units Granted (#)
Named Executive Officers:
Ramesh Srinivasan	396,015	189,892
Neil Davidson	117,500	49,400
Mark Lerner	151,500	16,443
Derik Mooberry	88,500	36,000
John Connelly	108,179	42,812
All current executive officers as a group (5 persons)	861,694	334,547
All current non-executive directors as a group (6 persons)	2,133,556	1,025,626
All employees, excluding current executive officers	10,652,261	949,149

Equity Compensation Plan Information

        The following table sets forth certain information, as of June 30, 2013, with respect to our equity compensation plans under which our equity securities are authorized for issuance, excluding the additional shares we are proposing to add to the 2010 LTIP in this Proposal No. 2.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(#) (c)
Equity compensation plans approved by security holders(2)	1,252,191	27.66	1,937,217	(3)
Total	1,252,191	27.66	1,937,217

(1)
Rights include grants for Restricted Stock Units that vest based upon the achievement of specified performance metrics and can be exercised for no consideration; the total weighted average exercise price excluding these rights would be $29.60.

(2)
We do not have any equity compensation plans not approved by security holders.

(3)
Includes 136,160 shares of common stock available for future issuance under the Company's 2008 Employee Stock Purchase Plan.

The Board of Directors recommends that stockholders vote "FOR" the amendment and restatement of the 2010 LTIP.

 Proposal No. 3:

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2008
EMPLOYEE STOCK PURCHASE PLAN

Proposed Amendment to the Employee Stock Purchase Plan

        On October 22, 2013, the Board of Directors adopted a proposed amendment and restatement of the Company's 2008 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares available for issuance thereunder by 350,000, which shares represents 1% of outstanding shares of common stock as of June 30, 2013. The share increase is the only change to the ESPP contemplated by the proposed amendment and restatement. The ESPP is intended to provide the Company's eligible employees with an opportunity to participate in the Company's success or failure by permitting them to easily acquire an ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of shares of Company common stock at a discount from the market price. The Company, with the assistance of the ESPP, seeks to retain the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company. The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

Summary

        The following is a summary of the principal features of the ESPP as proposed to be amended and restated. This summary, however, does not purport to be a complete description of all the provisions of the ESPP. The complete ESPP is attached to this proxy statement as Appendix B. For a complete description of the terms of the ESPP, you should read the ESPP.

Effective Date:	The ESPP became effective upon receiving stockholder approval on February 22, 2008. The proposed amendment and restatement of the ESPP will become effective upon receiving stockholder approval.
Shares Authorized:
If the proposed amendment is approved, a total of 850,000 shares of common stock will be authorized and reserved for issuance under the ESPP. The shares of common stock subject to the ESPP may be unissued shares, authorized and issued shares held in the Company's treasury, or common stock acquired on the open market at prevailing market prices or otherwise. Subject to required action by the Company's stockholders, if any change is made in the shares of common stock subject to the ESPP without the receipt of consideration by the Company (through merger, consolidation, spin-off, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination or reclassification of shares (including any such change in the number of shares of common stock effected in connection with a change in domicile of the Company), exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by the Company), the ESPP will be equitably adjusted in the type(s), class(es) and maximum number of shares of common stock subject to the ESPP and the outstanding purchase rights granted under the ESPP will be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding purchase rights.
Offering:	Three months, or such other period as determined by the Compensation Committee, not to exceed 27(the "Offering").

Purchase Price:	Employees participating in the ESPP may purchase a share of Company common stock at 85% of the fair market value of a share on the last day of the Offering, unless the ESPP's administrator specifies a different purchase price prior to the commencement of the Offering.
Participation Limits:	An employee's right to purchase common stock under the ESPP may not accrue at a rate which exceeds $25,000 per year of the fair market value of the Company's common stock.
Amendment and Termination:
The Board may amend, suspend, or terminate the ESPP at any time. No amendment, suspension, or termination will be effective without stockholder approval if applicable law or NYSE rules require such approval. Unless sooner terminated, the ESPP will terminate at the time that all of the shares of common stock reserved for issuance under the ESPP, as increased and/or adjusted from time to time, have been issued under the terms of the ESPP.
Amendments to the ESPP will not impair the rights of a participant in any way under any options previously granted without such participant's consent.

Other Material Features of the ESPP

        Eligibility.    All regular employees of the Company who are employed for purposes of Section 423(b)(4) of the Code by the Company, but excluding (a) leased employees, as described in Section 414(n) of the Code, and (b) any payroll service bureau or employment agency employee, i.e., an individual for whom the direct pay or compensation with respect to the performance of services for the Company is paid by any outside entity, will be eligible to participate in the ESPP as long as such employee has been in the employ of the Company for such continuous period preceding an Offering as the Board may require, but in no event may the required period be greater than two years. In addition, the Board may provide that an employee may only be eligible to participate if such employee works more than 20 hours per week and more than five months per calendar year. An employee will not be eligible to participate if, as a result of participating, that employee would hold 5% or more of the total combined voting power or value of all classes of common stock of the Company or of any subsidiary. As of October 22, 2013, approximately 3,100 employees, including 5 executive officers, are eligible to participate in the ESPP.

        Administration.    The Board is authorized to oversee the administration of the ESPP unless and until the Board delegates administration to a committee. The Board has delegated administration of the ESPP to the Compensation Committee. The Compensation Committee has full power and authority to adopt rules and regulations to administer the ESPP, to interpret the provisions of the ESPP, and subject to the express terms of the ESPP, to establish the terms of Offerings under the ESPP. The decisions of the Compensation Committee will be final and binding on all participants. The Company will pay all costs and expenses incurred to administer the ESPP without charge to the participants.

        Payroll Deductions and Stock Purchases.    The Company's eligible employees may elect to participate in the ESPP by giving notice to the Company. This notice will instruct the Company to withhold a specified percentage of the employee's base salary (in any multiple of 1% up to a maximum of 10%) on each pay period during the Offering. On the last business day of an Offering, the Company will use the eligible employee's withheld salary to purchase common stock for him or her at the purchase price. To the extent provided in the Offering, an employee may reduce (including to zero), but may not, unless otherwise determined by the Board or the Compensation Committee, increase such payroll deductions. For purposes of the ESPP, fair market value per share as of a particular date will mean the closing sales price of the Company's common stock as reported on the NYSE on that date (or if there was no reported price on such date, then on the last date on which the closing sales price was reported). If, on the last day of an Offering, the number of shares to be purchased by all participants exceeds the number of shares then available for purchase under the ESPP, then the Compensation Committee will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as will be practicable and as it will determine to be equitable. On June 28, 2013 and October 21, 2013, the closing price on the NYSE for a share of common stock was $56.42 and $69.34, respectively.

        Termination of Participation.    Under procedures and at times established by the Board or the Compensation Committee, a participant may terminate his or her payroll deductions under the ESPP and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Upon such withdrawal from the Offering, the Company will distribute to such participant all of his or her accumulated payroll deductions and/or other contributions (reduced to the extent, if any, such deductions have been used to acquire shares of common stock for the participant) under the Offering, without interest (unless otherwise specified in the Offering), such participant's interest in that Offering will be automatically terminated and no further payroll deductions and/or other contributions for the purchase of common stock will be made during the Offering. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the ESPP, but such participant will be required to deliver a new authorization form in order to participate in subsequent Offerings. The Company may establish rules pertaining to the timing of withdrawals, limiting the frequency with which participants may withdraw and re-enroll in the ESPP, and may impose a waiting period on participants wishing to re-enroll following withdrawal. Unless and until altered by the Board or the Compensation Committee, a participant may elect to reduce his or her future payroll deductions at any time during an Offering but may not elect to increase his or her future payroll deductions during an Offering. Any elections will be implemented by the Company within an administratively reasonable period of time. The participant's purchase right will immediately terminate upon his or her cessation of employment for any reason. Any payroll deductions that the participant may have made for the purchase period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of Company common stock.

        Transferability.    Neither payroll deductions or other contributions credited to a participant's account, nor any purchase rights granted under the ESPP will be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation and, during a participant's lifetime, will be exercisable only by such participant. Any attempted assignment, transfer, pledge, or other disposition will be null and void and without effect. If a participant in any manner attempts to transfer, assign or otherwise encumber his or her purchase rights, other than as permitted by the Code, such act will be treated as an election by the participant to discontinue participation in the ESPP.

        Sub-Plans.    The Compensation Committee may adopt rules, procedures or sub-plans applicable to particular subsidiaries or employees in particular locations that allow for participation in the ESPP in a manner that may not comply with the requirements of Section 423 of the Code.

Federal Income Tax Consequences

        The following is a brief description of the Company's understanding of the federal income tax consequences to the Company and participants subject to U.S. taxation with respect to participation in the ESPP. This description may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not address any state, local or foreign tax consequences.

        The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

        If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the purchase period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with his or her acquisition.

        If a participant sells or disposes of the purchased shares more than two years after his or her entry date into the purchase period in which the shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the closing sales price of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (ii) 15% (or such lesser discount as the Compensation Committee may establish) of the closing selling price of the shares on the participant's entry date into the Offering in which those shares were acquired. Any additional gain upon the sale or disposition of the purchased shares will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

        If a participant still owns the purchased shares at the time of death, then his or her estate will recognize ordinary income in the year of death equal to the lesser of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price, or (ii) 15% (or such lesser discount as the Compensation Committee may establish) of the closing selling price of the shares on the participant's entry date into the Offering in which those shares were acquired.

New Plan Benefits

        Because benefits under the ESPP will depend on employees' elections to participate and the fair market value of the Company's common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the proposed amendment and restatement of the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.

The Board of Directors recommends that stockholders vote "FOR" the amendment and restatement of the ESPP.

Proposal No. 4:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Key Objectives of Executive Compensation Program

        We are asking stockholders to approve an advisory resolution on the Company's executive compensation as reported in this Proxy Statement. As described below in "Compensation Discussion and Analysis" the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

  •
  attract and retain key executives critical to the Company's long-term vision and success;

  •
  motivate executives to enhance long-term stockholder value by focusing on performance metrics such as growth, productivity, profitability, and operating margins;

  •
  provide a well-balanced mix of fixed and at-risk compensation;

  •
  maintain a balance of the cost of these programs to market so they are cost effective and prudent for our industry, Company size, and growth expectations;

  •
  provide competitive compensation opportunities; and

  •
  enhance stockholder value by tying a large portion of Named Executive Officer compensation to the Company's overall performance, as reflected in the value of the Company's common stock.

        The gaming industry is highly competitive and has a limited pool of executive officer candidates with the desired level of industry expertise. The Compensation Committee considers information from a variety of sources when assessing the competitiveness of the Company's current and future compensation levels. These sources include, but are not limited to, management, other members of the Board of Directors, publicly available compensation data regarding executive officers both within and outside the industry, the Company's understanding of compensation arrangements at other local companies, and advice from the Compensation Committee's consultants. In addition, the Compensation Committee reviewed compensation analyses prepared by Steven Hall & Partners ("SH&P") detailing compensation arrangement for named executive officers at companies that are considered to be competing for the same key executive officer candidates. For more information, see "Compensation Discussion and Analysis—How We Made Compensation Decisions—Competitive Marketplace Assessment" below.

Compensation Committee's Response to 2012 "Say-on-Pay" Vote

        The Compensation Committee monitors the results of the annual advisory "Say-on-Pay" vote and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. At the Company's 2012 Annual Meeting of Stockholders held on December 4, 2012, the stockholders were presented an opportunity to vote on an advisory basis with respect to the compensation of the Company's Chief Executive Officer and the other Named Executive Officers. Approximately 78% of votes cast voted in favor of the advisory vote proposal. When designing our 2013 executive compensation program, the Compensation Committee considered, among other things, the 2012 vote results and feedback we received from stockholders.

        In response to the 2012 "Say-on-Pay" vote, the committee and management met frequently to review, consider, and respond to these stockholder concerns with the executive compensation plan design and philosophy. Additionally, the Compensation Committee obtained feedback, advice, and recommendations on compensation best practices from SH&P, its external compensation consultant. The Compensation Committee also reviewed the Company's performance, the compensation practices of its peers with respect to the Chief Executive Officer's compensation and compensation surveys and other materials regarding the compensation of the other Named Executive Officers, and the other matters discussed below under "Compensation Discussion and Analysis—How We Make Compensation Decisions—Competitive

Marketplace Assessment." In addition, the Compensation Committee also considered competitive pressures in the technology space, market conditions for talent with gaming, international and technology experience, and a balance between providing long-term incentives aligned with market pressures and stockholder interests versus the overall cost of these programs to the Company.

        We learned from discussions with certain stockholders that they generally approve of our overall executive compensation program, but that they and certain stockholder advisory groups did have some concerns regarding the "single trigger" change in control severance provisions in the employment agreement, as amended, of Mr. Haddrill, our former Chief Executive Officer. In response to this issue, we note that Mr. Haddrill's agreement ceased to be effective upon his retirement in December 2012 and that the Company's employment agreements with the other Named Executive Officers, including Mr. Srinivasan, our current Chief Executive Officer, all contain "double trigger" change in control provisions, and there are no plans for any new agreement to include a "single trigger" provision.

        Overall, the Compensation Committee has substantially maintained its executive compensation policies and reaffirmed the philosophy of aligning pay with the interests of stockholders and linking pay and performance. We believe that the executive compensation policies and philosophy currently in effect have supported our strong Fiscal Year 2013 financial and stock price performance.

        The Board and Compensation Committee will continue to consider the views of our stockholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information, and changing regulatory requirements. At our 2011 Annual Meeting, our stockholders also indicated their preference for an annual say-on-pay vote. Following last year's Annual Meeting, the Board determined that future say-on-pay votes would be held every year until the next vote on the frequency of such advisory votes.

Positive Company Performance Over the Past Few Years

        Our performance-based executive compensation programs provide incentives that are aligned with the best interests of stockholders and have facilitated the Company's performance. We have executed well on our strategies and we have performed strongly principally due to the investments we have made and the level of continuous innovation we have exhibited. Over the last few years, we have:

  •
  more than doubled the number of game studios and launched our state-of-the-art Pro Series line of cabinets and Alphas 2 game platform;

  •
  introduced a number of industry-first hardware innovations such as the iDeck button deck and the Pro Curve which combines stepper-style play with video flexibility, all of which make our products smart investments for our customers;

  •
  created floor-wide excitement and personalized player experiences with the successful commercialization of our iVIEW DM technology and Elite Bonusing Suite of applications;

  •
  increased our wide-area progressive ("WAP") installed base resulting in record revenues with the introduction of Cash Connection™, the latest WAP link, and the releases of new titles including NASCAR™, Michael Jackson King of Pop™, GREASE™, Betty Boop's Fortune Teller™, and Cash Spin Jackpot™;

  •
  added more entertaining, interactive and complex play mechanics to our games, including features such as locking hot zone, free games with additional multipliers, rolling wilds, memory pay, multi-level progressives, free games, bonus bets, bonus spins, stacked wilds, mystery progressives, locked symbol bonuses, second-chance features, asset giveaways, multi-player, community play, U-Spin player interaction, random bonus features, and arcade-like play mechanics;

  •
  developed interactive solutions encompassing mobile and online initiatives and related product offerings that provide operators a variety of solutions designed to help develop, deploy, and manage their interactive presences, or enhance their existing presence if already in place; and

  •
  invested in new and expanding geographical markets, such as Illinois, Ohio, Maryland, and Massachusetts, domestically, and South Africa, Canada, Australia, and New Zealand, internationally, that we expect will produce stockholder returns for years to come.

        We urge stockholders to read the "Compensation Discussion and Analysis" below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative disclosure below under "Executive Compensation," which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company's success.

        In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the Meeting:

  RESOLVED, that the stockholders of Bally Technologies, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company's 2013 Annual Meeting of Stockholders.

        This resolution, commonly referred to as a "Say-on-Pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. At our 2011 Annual Meeting, stockholders expressed support to hold an advisory vote on our executive compensation program every year. Therefore, we expect the next advisory vote on executive compensation to occur at our 2014 annual meeting.

The Board of Directors recommends that stockholders vote "FOR" the approval of the resolution on executive compensation.

 Proposal No. 5:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        At the Meeting, a vote will be taken on a proposal by the Board of Directors to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014. Deloitte & Touche LLP has audited the Company's financial statements beginning with the fiscal year ended June 30, 2001.

        A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

        The Company is not required to submit the selection of the independent registered public accounting firm to the stockholders for approval, but is doing so as a matter of good corporate governance. If stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will take that into account in selecting an independent registered public accounting firm for the following year.

The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014.

Fees paid to the Company's Independent Registered Public Accounting Firm

        The following table presents the aggregate fees billed by the Company's principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") for services provided during fiscal years 2013 and 2012:

	2013	2012
Audit fees	$2,050,304	$2,063,460	(1)
Audit-related fees(2)	14,750	11,000
Tax fees(3)	873,670	410,710

Total fees	$2,938,724	$2,485,170

(1)
Amount updated from that disclosed in the Company's proxy statement related to its 2012 Annual Meeting of Stockholders filed with the SEC on October 26, 2012 to reflect the final amount billed in November 2012 in respect of such services.

(2)
Consists primarily of fees paid for attestation services for regulatory reporting.

(3)
Consists primarily of fees paid for tax compliance, consultation and preparation services.

        The Audit Committee reviews and approves all services to be provided by the Deloitte Entities. The Audit Committee has considered the effect of non-audit services on the independence of the Deloitte Entities, and does not believe that such independence has been impaired or otherwise compromised.

Pre-Approval Policy

        Pursuant to the Audit Committee's pre-approval policies and procedures for certain audit and non-audit services, the Company's independent registered public accounting firm cannot be engaged to provide any audit and non-audit services to the Company unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes Oxley Act of 2002. All services related to the fees set forth in the table above were pre-approved by the Audit Committee pursuant to this pre-approval policy.

Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility with respect to the financial statements and the reporting process of the Company, and the Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2013, with the Company's management.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T, among other things.

  3.
  The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, for filing with the SEC.

Respectfully submitted,
AUDIT COMMITTEE
Robert Guido, Chair Josephine Linden W. Andrew McKenna David Robbins

 COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

        This Compensation Discussion and Analysis provides a detailed description of the Company's executive compensation philosophy and programs, the compensation decisions made by the Compensation Committee (the "Committee") for the fiscal year ending June 30, 2013, and the considerations for such decisions. Our executive compensation programs are designed to attract, reward and retain our executive officers, yet do so cost effectively so the long-term interests of the Company and our stockholders are well balanced. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for the fiscal year ending June 30, 2013, who were:

Name	Title
Ramesh Srinivasan	President & Chief Executive Officer
Neil Davidson	Senior Vice President, Chief Financial Officer and Treasurer
Mark Lerner	Senior Vice President, General Counsel and Secretary
Derik Mooberry	Senior Vice President, Games
John Connelly	Vice President, Business Development
Richard M. Haddrill	Former Chief Executive Officer

EXECUTIVE SUMMARY

Compensation Committee's Response to 2012 "Say-on-Pay" Vote

        The Compensation Committee monitors the results of the annual advisory "Say-on-Pay" vote and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. At the Company's 2012 Annual Meeting of Stockholders held on December 4, 2012, the stockholders were presented an opportunity to vote on an advisory basis with respect to the compensation of the Company's Chief Executive Officer and the other Named Executive Officers. Approximately 78% of votes cast voted in favor of the advisory vote proposal. When designing our 2013 executive compensation program, the Compensation Committee considered, among other things, the 2012 vote results and feedback we received from stockholders.

        In response to the 2012 "Say-on-Pay" vote, the Committee and management met frequently to review, consider, and respond to these stockholder concerns with the executive compensation plan design and philosophy. Additionally, the Compensation Committee obtained feedback, advice, and recommendations on compensation best practices from its external compensation consultant, SH&P. The Compensation Committee also reviewed the Company's performance, the compensation practices of its peers with respect to the Chief Executive Officer's compensation and compensation surveys and other materials regarding the compensation of the other Named Executive Officers and the other matters discussed below under "—How We Make Compensation Decisions—Competitive Marketplace Assessment." In addition, the Compensation Committee also considered competitive pressures in the technology space, market conditions for talent with gaming, international and technology experience, and a balance between providing long-term incentives aligned with market pressures and stockholder interests versus the overall cost of these programs to the Company.

        We learned from discussions with certain stockholders that they generally approve of our overall executive compensation program, but that they and certain stockholder advisory groups did have some concerns regarding the "single trigger" change in control severance provisions in the employment agreement, as amended, of Mr. Haddrill, our former Chief Executive Officer. In response to this issue, we note that Mr. Haddrill's agreement ceased to be effective upon his retirement in December 2012 and that the Company's employment agreements with the other Named Executive Officers, including Mr. Srinivasan, our current Chief Executive Officer, all contain "double trigger" change in control provisions, and there are no plans for any new agreement to include a "single trigger" provision.

        Overall, the Compensation Committee has substantially maintained its executive compensation policies and reaffirmed the philosophy of aligning pay with the interests of stockholders and linking pay and performance. We believe that the executive compensation policies and philosophy currently in effect have supported our strong Fiscal Year 2013 financial and stock price performance.

        The Board and Compensation Committee will continue to consider the views of our stockholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information, and changing regulatory requirements. At our 2011 Annual Meeting, our stockholders also indicated their preference for an annual say-on-pay vote. Following last year's Annual Meeting, the Board determined that future say-on-pay votes would be held every year until the next vote on the frequency of such advisory votes.

How Pay Ties to Company Performance

        Our executive compensation program is designed to align executive compensation with the interests of our stockholders through the achievement of the Company's business objectives and individual executive contributions towards those objectives. The majority of compensation for our Named Executive Officers is at-risk compensation, which consists of annual incentive payments and long-term equity-based compensation. In Fiscal Year 2013, at-risk compensation averaged 84% of total compensation for Mr. Srinivasan and 72% for the other Named Executive Officers, who were employees of the Company as of the fiscal year end.

CEO 2013 Fixed vs. At-Risk Compensation	Other Named Executive Officers 2013 Fixed vs. At-Risk Compensation (Average)

Fiscal Year 2013 Business Highlights

        Total revenues in Fiscal Year 2013 increased $117.2 million, or 13%, as compared to Fiscal Year 2012. In Fiscal Year 2013, the Company accomplished the following:

  •
  Gaming Equipment revenues improved $29.1 million, or 9%, in Fiscal Year 2013 over 2012, which included a 15% increase in the number of new gaming devices sold during the same period;

  •
  Gaming Operations revenues improved $47.6 million, or 13%, in Fiscal Year 2013 over 2012, due to the continued performance of existing and new premium game titles that increased participation and rental revenue, linked progressive revenue, and lottery systems revenue. In Fiscal Year 2013, the Company saw record WAP revenue due to the continued success of Cash Connection, the latest WAP link, with titles such as NASCAR, Michael Jackson King of Pop, GREASE, Betty Boop's Fortune Teller, and Cash Spin Jackpot. In addition, there were improvements in the placements of premium games, including Pawn Stars™, Hot Shot Progressive™, and Cash Wizard Tiki Magic™, and lottery systems revenue increases due to a full year's results from games placed in Resorts World New York City in late calendar 2011;

  •
  Systems revenues improved $18.7 million, or 10%, in Fiscal Year 2013 over 2012, in part due to improvements in maintenance, and software and services revenue;

  •
  Operating income increased by 31% to $235.5 million in Fiscal Year 2013, when compared to $179.4 million in Fiscal Year 2012; and

  •
  Diluted EPS increased from $2.28 per share for the year ended June 30, 2012, to $3.45 per share for the year ended June 30, 2013.

Consistent with our strong performance and pay for performance philosophy, annual incentive payments for Fiscal Year 2013 were earned at 147% of target, on average. For more information about the Company's financial performance and measures, see the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Executive Compensation Program Highlights

        The Company's executive compensation program is designed to drive performance and promote good corporate governance and we have highlighted some of these practices below. We have also highlighted the practices that we have intentionally not implemented as we do not believe that such practices would serve our stockholders' long-term interests.

  What We Do:

  •
  Majority of Pay is Variable.    The majority of the total compensation opportunity for our Named Executive Officers is not guaranteed. It is based upon the achievement of corporate and individual performance objectives designed to enhance stockholder value or to promote continued service with the Company, which we believe is also in the best long-term interests of our stockholders.

  •
  Stock Ownership Guidelines.    We have stock ownership guidelines for our Named Executive Officers. Our Chief Executive Officer has a guideline equal to three times his base salary.

  •
  Annual Risk Assessment.    In Fiscal Year 2013, as in previous years, the Compensation Committee reviewed and analyzed the Company's comprehensive compensation policies and practices concluding that our executive compensation programs do not encourage behaviors that would create risks reasonably likely to have a material adverse effect on the Company.

  •
  Double-Trigger Severance.    In the event of a change-in-control, post termination benefits for each Named Executive Officer who is currently an executive officer would not be payable unless such Named Executive Officer is terminated within one year of the change-in-control, i.e., a so-called "double trigger."

  •
  Reasonable Change in Control Severance Provisions.    We believe we have reasonable post-employment and change in control cash severance provisions for our Named Executive Officers that do not exceed three times base salary plus bonus.

  •
  Minimal Perquisites.    We provide our Named Executive Officers with minimal perquisites.

  •
  Minimum Vesting Periods.    In accordance with the terms of the 2010 LTIP, grants of restricted stock, RSUs, and RSUs that vest based upon the achievement of specified performance metrics to our Named Executive Officers are subject to minimum vesting periods of not less than twelve months for awards subject to performance conditions and three years for awards based only upon continued employment.

  •
  Independent Compensation Consulting Firm.    In Fiscal Year 2013, the Compensation Committee reviewed and analyzed a number of factors, including those pursuant to Item 407(e)(3)(iii) of SEC Regulation S-K, and concluded that SH&P, its compensation consulting firm, was independent and there was no conflict of interest raised as a result of any work performed by SH&P, directly or indirectly, for the Committee during Fiscal Year 2013.

  •
  Assessment of Compensation Advisor Independence.    As of July 1, 2013, prior to considering such advice before the Committee, the Compensation Committee had assessed the independence of any person or entity providing compensation advice to the Committee (i.e., outside legal counsel, accountants, any Compensation Consultants), regardless of whether such adviser is retained directly by the Committee.

  What We Don't Do:

  •
  No-Hedging Policy.  Our directors and officers, including our Named Executive Officers, are prohibited from hedging their ownership of the Company's stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt.

  •
  No-Pledged Securities.  Our Insider Trading policy cautions directors and officers, including our Named Executive Officers, against pledging shares of the Company. In Fiscal Year 2013, no director or Named Executive Officer pledged any shares of the Company's common stock.

  •
  No Tax Gross-Ups.  We do not provide tax gross-ups on any severance or change-in-control payments.

  •
  No Repricing of Awards.  Repricing of underwater stock options and other awards is expressly prohibited under the 2010 LTIP without stockholder approval. The Company does not have a history of repricing equity incentive awards for executive officers.

  •
  No Above Market Returns.  We do not offer preferential or above market returns on deferred compensation.

  •
  No Underpriced Stock Options.  We do not grant stock options with exercise prices that are below the fair market value of the Company's common stock on the date of grant.

OUR COMPENSATION PHILOSOPHY AND OBJECTIVES

Philosophy

        Our executive compensation philosophy, which has been adopted by the Compensation Committee, is designed to align executive compensation with the achievement of the Company's business objectives and with individual performance towards obtaining those objectives. The Compensation Committee believes executive compensation should be weighted towards at-risk pay. This emphasis on at-risk pay is consistent with the philosophy of paying for performance. In considering the elements of the compensation program, the Compensation Committee emphasizes pay for performance on both an annual and long-term basis and consideration of marketplace best practices.

Objectives

        The compensation program for our executive officers is designed to achieve the following objectives:

  •
  attract and retain key executives critical to the Company's long-term vision and success;

  •
  motivate executives to enhance long-term stockholder value by focusing on performance metrics such as growth, productivity, profitability, and operating margins;

  •
  provide an appropriate mix between fixed and at-risk compensation;

  •
  maintain a balance of the cost of these programs to market so they are cost effective and prudent for our industry, Company size, and growth expectations;

  •
  provide competitive compensation opportunities; and

  •
  enhance stockholder value by tying a large portion of Named Executive Officer compensation to the Company's overall performance, as reflected in the value of the Company's common stock.

        The gaming industry is highly competitive, and has a limited pool of executive officer candidates with the desired level of industry expertise. The Compensation Committee considers information from a variety of sources when assessing the competitiveness of the Company's current and future compensation levels. These sources include, but are not limited to, management, other members of the Board of Directors, publicly available compensation data regarding executive officers both within and outside the industry, the

Company's understanding of compensation arrangements at other local companies, and advice from the Compensation Committee's consultants. In addition, the Compensation Committee reviewed compensation analyses prepared by SH&P detailing compensation arrangements for named executive officers at companies that are considered to be competing for the same key executive officer candidates, and the other matters discussed below under "—How We Made Compensation Decisions—Competitive Marketplace Assessment."

Elements of Executive Compensation

        In designing our executive compensation program, the Compensation Committee takes into account how each element motivates performance, aligns with stockholder interests, and promotes retention. Although the final structure may vary from year to year and executive to executive, the Compensation Committee utilizes three main components designed to help achieve the objectives of our compensation philosophy:

  •
  base salary;

  •
  annual incentive; and

  •
  long-term incentives.

        In addition, each Named Executive Officer is also eligible to receive certain benefits, which are generally provided to all other eligible employees, and certain minimal perquisites as described below. The following charts show the percentage of Mr. Srinivasan's compensation and the other Named Executive Officers' compensation, excluding any benefits or perquisites:

CEO 2013 Total Compensation	Other Named Executive Officers 2013 Total Compensation (Average)

Base Salary

        General.    Base salary provides the executive officer with a measure of security regarding the minimum level of compensation he or she will receive, while the annual and long-term incentive components motivate the executive officer to focus on business metrics that will produce a high level of Company performance over the short and long-term. The Compensation Committee believes this approach not only leads to increases in stockholder value and long-term wealth creation for the executive, but also promotes retention.

        The Compensation Committee annually reviews the base salary of each Named Executive Officer. These reviews include consideration of, among other things, factors such as:

  •
  the review and recommendation to the Board of the Company's compensation philosophy;

  •
  the Company's overall performance;

  •
  new duties and responsibilities assumed by the executive;

  •
  the overall performance of the executive's area of responsibility;

  •
  any previously negotiated agreement between the Company and the executive regarding base salary;

  •
  comparison to industry peers;

  •
  the executive's impact on strategic goals; and

  •
  the executive's length of service with the Company.

        There is no specific weighting applied to any one factor in setting the level of base salary; the process ultimately relies on the Compensation Committee's judgment.

        Increases in 2013.    During Fiscal Year 2013, the Compensation Committee assessed each Named Executive Officer's current base salary levels in light of the factors listed above as well as the Compensation Committee's understanding of the competitive marketplace, the executive's experience and compensation levels prior to joining Bally, and the Company's performance for Fiscal Year 2012. Base salary may be adjusted to recognize a promotion or change in the individual's role; however, increases are not guaranteed upon such events.

        In connection with Mr. Srinivasan's promotion to Chief Executive Officer in mid-Fiscal Year 2013, his base salary was increased. In connection with the promotion, the Compensation Committee reviewed analyses prepared by SH&P of Chief Executive Officer compensation for the peer companies discussed below under "How We Make Compensation Decisions—Competitive Marketplace Assessment."

        The base salary increases awarded during Fiscal Year 2013 for the Named Executive Officers, if any, were as follows:

Executive(1)	2013 Base Salary	2013 vs. 2012	Date of Most Recent Adjustment
Ramesh Srinivasan(2)	$825,000	17%	12/14/2012
Neil Davidson(3)	370,000	16%	11/07/2012
Mark Lerner	280,000	0%	N/A
Derik Mooberry(4)	300,000	17%	8/20/2012
John Connelly(5)	235,000	4%	8/20/2012

(1)
On, December 14, 2012, Mr. Haddrill retired from the Company as the Chief Executive Officer. Since that time, Mr. Haddrill has served as the non-Executive Chairman of the Board of Directors and is not entitled to a base salary. The compensation paid to Mr. Haddrill in his capacity as non-Executive Chairman is described in greater detail below in the Summary Compensation Table and under "Executive Compensation—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Employment and Other Agreements with Named Executive Officers."

(2)
On December 14, 2012, Mr. Srinivasan was promoted to Chief Executive Officer of the Company; the increase in his base salary was in connection with such promotion.

(3)
On November 7, 2012, Mr. Davidson's base salary was increased primarily based on the results of a competitive study discussed below under "—How We Make Compensation Decisions—Competitive Marketplace Assessment—Chief Financial Officer Compensation Considered at Peer Companies" in which it was concluded that an increase in both base and bonus percentage was warranted.

(4)
On August 20, 2012, Mr. Mooberry's base salary was increased in an attempt to shift prior year's commission based compensation, when he was primarily a sales executive, to a higher base and bonus structure more in line with his current role in general management activities and in line with industry peers.

(5)
On August 20, 2012, Mr. Connelly's base salary was increased based on performance as recommended by the Chief Executive Officer.

Annual Incentives

        General.    The Company believes that annual incentives tied to company-wide performance metrics are an effective means of motivating and rewarding executives, including the Named Executive Officers, to enhance short- and long-term stockholder value. The Compensation Committee establishes the target incentive opportunities, the range of possible incentive awards, the applicable performance measures, and the level of performance that will correspond to a particular incentive payment. The target opportunity is expressed as a percentage of the Named Executive Officer's base salary in effect at the time the target is established.

        For each Named Executive Officer participating in the Company's Management Incentive Plan (the "MIP"), which includes each Named Executive Officer other than Mr. Haddrill, annual performance bonuses are tied to the Company's overall performance, as well as to both the performance of each individual executive and the performance of his area of responsibility. Annual awards under the MIP are payable in cash; however, the Compensation Committee may elect to distribute any award in the form of restricted stock. The Committee may also modify, amend, or eliminate the MIP at any time, and has complete discretion to use business judgment to decide the effect on target awards if the MIP is cancelled part way through a performance period.

        Several Named Executive Officers also participate in incentive plans other than the MIP, as described in greater detail below.

        Each of the Named Executive Officers currently serving as an executive officer is eligible to participate in the MIP.

        Performance Metrics for Fiscal Year 2013.    In Fiscal Year 2013, the actual payouts to the Named Executive Officers other than Mr. Haddrill under the MIP were allocated between Company and individual performance, assuming both Company performance and individual goals were achieved at the target level. For the Named Executive Officers, participating in the MIP, except Messrs. Srinivasan and. Davidson, the allocation was: (i) 70% of each award was tied to the Company's financial performance and (ii) 30% of each award was tied to individual goals, as determined by the Compensation Committee. For Mr. Srinivasan, 100% of the award was tied to the Company's financial performance. For Mr. Davidson, the allocation was: (i) 85% of the award was tied to the Company's financial performance and (ii) 15% of the award was tied to individual goals, as determined by the Compensation Committee. The Committee consulted with the Chief Executive Officer with respect to each other Named Executive Officer's achievement of his individual goals.

        Company Performance Metric for Fiscal Year 2013.    The Compensation Committee sets and approves the Company performance metrics (financial and operational), which are used to assess achievement with respect to 70% of the MIP award (or 85% in the case of Mr. Davidson and 100% in the case of Mr. Srinivasan). The threshold performance level of such Company metrics must be met to receive a payout under the Company performance portion of the MIP. For Fiscal Year 2013, Diluted EPS, as adjusted (if necessary) for non-recurring expenses ("Diluted EPS"), was chosen as the financial performance measure because the Company and the Compensation Committee believed that Diluted EPS is a good indicator of the Company's achievement with respect to its overall business objectives and a significant driver of stock price performance.

        The Compensation Committee established the Company performance metric as follows:

	Threshold	Target	Maximum	Actual
Diluted EPS	$2.75	$3.15	$3.45	$3.45

        Individual Performance Metrics for Fiscal Year 2013.    The individual performance component of the bonus is based on the Chief Executive Officer's subjective evaluation of the overall performance of each of the Named Executive Officers, other than himself. At the start of Fiscal Year 2013, Mr. Haddrill, the then current Chief Executive Officer, set the individual performance targets for the other Named Executive Officers, including Mr. Srinivasan, who then served as the Company's President and Chief Operating Officer and began serving as Chief Executive Officer in December 2012. However, the Board of Directors decided that due to the mid-fiscal year transition of Mr. Srinivasan's responsibilities to the position of Chief Executive Officer, it was difficult to determine his personal objectives. Due to this fact, the Board of Directors determined that Mr. Srinivasan's metrics under the MIP for Fiscal Year 2013 would transition entirely to Company performance objectives to be consistent with Mr. Srinivasan's employment agreement which provides for the transition to 100% Company performance objectives under the MIP for Mr. Srinivasan following Fiscal Year 2013.

        In reaching its determinations, the Compensation Committee reviews the executive's individual accomplishments and efforts during the year as well as recommendations of the Chief Executive Officer with respect to the other Named Executive Officers. The recommendations of the Chief Executive Officer are based on his assessment of each executive's performance against individual goals set by the Chief Executive Officer and the executive. The following briefly outlines the goals established for each of the Named Executive Officers eligible to participate in the MIP for Fiscal Year 2013.

  •
  Ramesh Srinivasan.  Mr. Srinivasan's individual performance goals for Fiscal Year 2013 established by Mr. Haddrill prior to Mr. Srinivasan's promotion to Chief Executive Officer included: (i) achieve target revenues from game, game operations, system, domestic and international sales; (ii) improve game sales commercialization; (iii) successfully win key strategic deals; (iv) achieve plan objectives; (v) improve internal systems infrastructure and games development processes; and (vi) execute major systems integration projects. As discussed above, the Board of Directors determined to transition Mr. Srinivasan's metrics under the MIP entirely to Company performance objectives for Fiscal Year 2013.

  •
  Neil Davidson.  Mr. Davidson's individual performance goals for Fiscal Year 2013 included: (i) execute on cost containment; (ii) cultivate and/or improve relationships with customers and capital markets; (iii) improve gross margins; (iv) drive accountability within the Company; (v) support business development efforts; (vi) drive process improvement enterprise wide; and (vii) manage working capital.

  •
  Mark Lerner.  Mr. Lerner's individual performance goals for Fiscal Year 2013 included: (i) meet legal department expense reduction goals; (ii) develop regulatory reform initiatives; (iii) improve legal counsel to support interactive business and other matters; and (iv) improve the technical efficiency of the legal department and internal communications.

  •
  Derik Mooberry.  Mr. Mooberry's individual performance goals for Fiscal Year 2013 included: (i) execute several product enhancement initiatives; (ii) improve game sales commercialization; (iii) achieve target revenues domestically, in Mexico, and in Latin America; (iv) improve game development processes; and (v) continue to focus on product quality.

  •
  John Connelly.  Mr. Connelly's individual performance goals for Fiscal Year 2013 included: (i) achieve certain acquisition and partnership objectives; (ii) develop Bally Interactive; (iii) commercialize interactive products; and (iv) gain strong footprint in new market opportunities.

        During Fiscal Year 2013, with respect to the percentage of MIP opportunity tied to individual performance, the Compensation Committee approved the awards based upon its qualitative review of individual performance against the goals described above and the recommendation of the then Chief Executive Officer at 90% of target for each of the other Named Executive Officers who had individual performance metrics.

        MIP Opportunity and Actual Payout for Fiscal Year 2013.    As discussed above, the target opportunity for each Named Executive Officer is expressed as a percentage of the Named Executive Officer's base salary in effect at fiscal year end. The target opportunities for each Named Executive Officer, as reflected in the table below, is set primarily based upon the Compensation Committee's understanding of the marketplace, and, to a lesser degree for Fiscal Year 2013, based upon the compensation analyses prepared by SH&P. Historically, the Compensation Committee typically set target opportunities for senior executives that report to the Chief Executive Officer at or near 60% of base salary based on its understanding of the marketplace. This was the case for Messrs. Lerner, Mooberry and Connelly in Fiscal Year 2013. In the cases of Messrs. Srinivasan and Davidson, the Compensation Committee also considered the compensation analysis prepared by SH&P, and determined that targets of 100% and 85% of base salary, respectively, were appropriate for their respective positions and responsibilities. In addition, Messrs. Mooberry and Connelly have historically earned incentive compensation via the MIP as well as other sales-driven programs discussed in greater detail below.

	2013 MIP Opportunity as a Percentage of Base Salary(1) Based Upon Achievement of Company and Individual Performance
	Threshold		Target		Maximum		Actual Payout		Actual Payout
	As a % of Target		As a % of Base		As a % of Target		As a % of Target		In U.S. Dollars
Executive	Company	Individual	Company	Individual	Company	Individual	Company	Individual	Company	Individual
Mr. Srinivasan(2)	60%	100%	100%	0%	200%	N/A	200%	N/A	$1,650,000	N/A
Mr. Davidson(3)	30%	100%	72%	13%	200%	100%	200%	90%	$534,650	$42,458
Mr. Lerner	30%	100%	42%	18%	200%	100%	200%	90%	$235,200	$45,360
Mr. Mooberry	30%	100%	42%	18%	170%	100%	170%	90%	$214,200	$48,600
Mr. Connelly	30%	100%	42%	18%	200%	100%	200%	90%	$197,400	$38,070

(1)
For Company performance results between the threshold and target, or between the target and the maximum, the bonus amount is determined by straight line interpolation.

(2)
Per Mr. Srinivasan's employment agreement dated November 14, 2012, Mr. Srinivasan's performance metrics under the MIP transition to 100% Company financial performance following Fiscal Year 2013. The Board of Directors decided that due to the mid-fiscal year transition of Mr. Srinivasan's responsibilities to the position of Chief Executive Officer, it was difficult to determine his personal objectives. Due to this fact, the Board of Directors determined that Mr. Srinivasan's metrics under the MIP for fiscal year 2013 would transition to entirely Company performance objectives.

(3)
Based on the results of the competitive study discussed below under "—How We Make Compensation Decisions—Competitive Marketplace Assessment—Chief Financial Officer Compensation Considered at Peer Companies," the Committee set Mr. Davidson's Fiscal Year 2013 MIP target at 85% of base salary with 85% tied to Company performance and 15% tied to individual objectives.

        Operating Income Bonus Plan, Quarterly Objective Bonuses and Sales Commission Program.    Mr. Mooberry is the only Named Executive Officer whose annual incentive compensation includes, in addition to the MIP, sales commissions, a Quarterly Objective Bonus and an Operating Income Bonus Plan. The Quarterly Objective Bonus was comprised of nine different target objectives with bonuses ranging from $15,000 to $50,000 per objective. In Fiscal Year 2013, Mr. Mooberry achieved six of the nine target objectives. For Fiscal Year 2013, the Operating Income Bonus Plan was based on two tier levels with bonus rates ranging from 0.045% to 0.40% on global annual operating income ranging from $228 million to $252 million. In Fiscal Year 2013, global annual operating income was approximately $239 million (adjusted for certain bad debt expense). In Fiscal Year 2013, Mr. Mooberry earned $30,688 in sales commissions, $130,000 for the quarterly objective bonus and $148,690 in compensation from the Operating Income Bonus Plan.

        Mr. Connelly is the only Named Executive Officer whose annual incentive compensation includes a separate quarterly objective bonus based on achievement of business development activities. This quarterly bonus was structured to evolve Mr. Connelly's current compensation package from the prior year's heavily sales commissioned basis to a more traditional base and bonus structure commensurate with his industry peers for his current position. Mr. Connelly's annual bonus was targeted at $150,000 with no minimum and a maximum of 150%. In Fiscal Year 2013, Mr. Connelly earned a bonus of $185,625 based upon the achievement of certain business development activities, as determined by Mr. Haddrill or Mr. Srinivasan, as applicable, in his supervision of Mr. Connelly throughout the period.

        Haddrill Annual Cash Incentive Program.    While serving as Chief Executive Officer of the Company, Mr. Haddrill did not participate in the MIP but would have been entitled to payments under a separate annual cash incentive program pursuant to the terms of his employment agreement, as amended. In determining the cash incentive compensation opportunities under Mr. Haddrill's employment agreement, the Compensation Committee decided to provide Mr. Haddrill with cash incentives tied to the achievement of specific strategic initiatives established by the Board as well as cash incentives tied to the Company's Diluted EPS performance.

        Pursuant to the Eighth Amendment to Mr. Haddrill's employment agreement, with respect to calendar year 2012, Mr. Haddrill was eligible to earn a bonus payout of up to $3,000,000 (the "2012 Strategic Initiatives Bonus") based upon the first to occur of (i) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2012, as determined by Board of Directors, in its sole discretion, and (ii) a change of control occurring on or before December 31, 2012, or the consummation of a change of control after December 31, 2012, based on a definitive agreement entered into on or before December 31, 2012.

        During Fiscal Year 2013, the Compensation Committee determined that Mr. Haddrill had successfully completed 83% of the 2012 Strategic Initiatives, and accordingly, authorized an award of 83% of the 2012 Strategic Initiatives Bonus, or $2,500,000, to Mr. Haddrill.

        Haddrill Non-Executive Chairman Cash Bonus Payments.    In his role as non-Executive Chairman, and pursuant to a Non-Executive Chairman Agreement with Mr. Haddrill, Mr. Haddrill was also eligible to earn, and did earn, a bonus of $500,000 based on the Company's achievement of threshold Diluted EPS targets established by the Board with respect to the Company's Fiscal Year 2013. For Fiscal Year 2013, target Diluted EPS was $3.15 per share and the Company's actual Diluted EPS was $3.45 per share, which resulted in a 100% payout. Pursuant to the Non-Executive Chairman Agreement, during the 2013 calendar year, Mr. Haddrill received a transition bonus of $1,500,000 in December 2012. Mr. Haddrill was also eligible to earn, and did earn, a bonus of $1,250,000, which bonus was based upon the Board's determination that Mr. Haddrill had satisfied performance objectives related to his transition into a non-executive role, together with the transition of Mr. Srinivasan as the Company's new Chief Executive Officer, and is subject to Mr. Haddrill's continued engagement by the Company through the applicable payment dates.

        The compensation paid to Mr. Haddrill in his capacity as non-Executive Chairman is described in greater detail below in the Summary Compensation Table and under "Executive Compensation—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Employment and Other Agreements with Named Executive Officers."

Long-Term Incentives

        General.    The Compensation Committee believes that a significant portion of certain Named Executive Officers' target compensation should be in the form of long-term incentives, which motivates leaders and key employees through the use of awards tied to the long-term performance of the Company. These awards are intended to reward performance over a multi-year period, align the interests of executives with those of stockholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, and provide an incentive for continued service at the Company. Long-term incentive awards are generally granted under the 2010 LTIP. See "Executive Compensation—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Long-Term Incentive Awards Under the 2010 LTIP" for further description of certain general terms of awards granted under the 2010 LTIP.

        In determining whether to award long-term incentives to executives, the Compensation Committee performs an annual review process which includes consideration of factors such as the Company's overall performance, duties and responsibilities assumed by the executive, the overall performance of the executive's area of responsibility, the executive's impact on strategic goals, prior levels of total compensation, the number and mix of each executive's outstanding equity-based awards, and the desired emphasis on retention and motivation. However, there is no specific weighting applied to any one factor in determining the level of equity-based awards or the mix between stock options, restricted stock, RSUs and PSUs. Instead, the process ultimately relies on a holistic and qualitative assessment of the facts and the exercise of the Compensation Committee's judgment. This mix of long-term incentive awards is designed to motivate, reward and retain our executives.

        Fiscal Year 2013 Grants.    During Fiscal Year 2013, based on the recommendation of the Chief Executive Officer at the applicable time and the determination of the Compensation Committee, the Company granted restricted stock awards, options awards and performance stock units to certain Named Executive Officers.

        The award level for each Named Executive Officer, as reflected in the table below, is set primarily based upon the Compensation Committee's understanding of the marketplace, and, to a lesser degree, with respect to Messrs. Srinivasan and Davidson, based upon the compensation analyses prepared by SH&P. The Compensation Committee also considered the following factors, with no particular goals or weightings assigned to such factors, when determining award levels: retention, current equity holdings, the allocation of the executive's pay between fixed and variable compensation, and historical individual performance. The awards granted in Fiscal Year 2013 were generally subject to the following terms:

  •
  Restricted Stock Awards.  Restricted stock awards granted in Fiscal Year 2013 vest in two or four equal annual installments beginning on date of grant.

  •
  Stock Options.  Non-qualified stock options granted in Fiscal Year 2013 have a seven-year term and vest annually in either three or four equal installments.

  •
  Performance Stock Units. PSUs granted in Fiscal Year 2013 vest either (i) annually in three equal installments beginning on the first anniversary of the date of grant or (ii) in totality at the end of the three year term, in an aggregate number of up to 150% of the PSUs granted.

	Number of Shares
Executive	PSUs	Stock Options	Restricted Stock	Vesting Terms and Notes
Ramesh Srinivasan	81,953	20,015	—	Promotion Grant: On December 14, 2012, in connection with his promotion to the position of Chief Executive Officer and as provided for in his employment agreement effective December 14, 2012, Mr. Srinivasan received a grant of 66,122 PSUs, which will vest annually in three installments subject to the achievement in each year of certain total shareholder return targets.

	Number of Shares
Executive	PSUs	Stock Options	Restricted Stock	Vesting Terms and Notes

Annual Grant: On January 24, 2013, Mr. Srinivasan received a PSU grant, with a target number of shares of 15,831 that vest on December 14, 2015. The exact number of shares that will vest (not to exceed 150% of target) will be determined based on the achievement of certain total shareholder return targets during the three year period ended December 14, 2015. Mr. Srinivasan also received a grant of 20,015 stock options, which vest, subject to continued employment, in three equal installments beginning on the first anniversary of the grant date and then on December 14, 2014, and December 14, 2015, respectively

Neil Davidson	—	10,000	12,400

Annual Grant: On November 8, 2012, Mr. Davidson received a grant of 12,400 restricted shares and 10,000 stock options, both of which vest annually, subject to continued employment, in four equal installments beginning on the first anniversary of the grant date.

Mark Lerner	—	—	2,500

Annual Grant: On November 8, 2012, Mr. Lerner received a grant of 2,500 restricted shares, which vest annually, subject to continued employment, in two equal installments beginning on the first anniversary of the grant date.

Derik Mooberry	—	—	7,000

Annual Grant: On November 8, 2012, Mr. Mooberry received a grant of 7,000 restricted shares, which vest annually, subject to continued employment, in four equal installments beginning on the first anniversary of the grant date.

John Connelly	—	—	6,000

Annual Grant: On November 8, 2012, Mr. Connelly received a grant of 6,000 restricted shares, which vest annually, subject to continued employment, in four equal installments beginning on the first anniversary of the grant date.

ADDITIONAL COMPENSATION ELEMENTS

Benefits

        The Named Executive Officers are entitled to the same employee benefits generally available to all full-time employees, subject to certain conditions such as fulfilling minimum service periods. These benefits include, among other things, vacation, health and welfare benefits, and participation in the ESPP and the Company's 401(k) Savings Plan. Certain other perquisites are also made available to executives, including the Named Executive Officers. These benefits include reimbursement for the cost, including any taxable amount, of biennial physical exams and Sales Club travel for the executive and family. Sales Club is an annual sales award program that includes recognition at a meeting for the highest achieving sales personnel for the year; our business unit leaders participate in these events to provide the recognition.

        These benefits are intended to provide an overall level of benefits that are competitive with those offered by similarly situated companies in the markets in which the Company operates. The Committee believes that these particular plans and programs provide a valuable recruiting and retention mechanism for its executives and enable the Company to compete more successfully for qualified executive talent. Additional information regarding the specific amounts of these types of benefits paid to the Named Executive Officers is included in the "All Other Compensation" column and the accompanying footnotes in the below.

Equity Grant Policy

        Executives receive long-term equity awards pursuant to the terms of the 2010 LTIP, which was approved by the Company's stockholders. Awards are also granted outside of the 2010 LTIP to the extent those grants are permitted by the rules of the NYSE. The Board of Directors and, by delegation, the Compensation Committee, administers the 2010 LTIP and establishes the rules for all awards granted under the plan, including grant guidelines, vesting schedules, and other provisions. The Board of Directors or the Compensation Committee reviews these rules periodically and considers, among other things, the interests of our stockholders, market conditions, information provided by independent advisors, performance objectives, and recommendations made by the Chief Executive Officer.

        The Board of Directors or the Compensation Committee reviews awards for all employees. For annual awards, the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards effective as of the date of its approval. Pursuant to the terms of the 2010 LTIP, the Board of Directors has delegated certain limited authority to the Chairman of the Compensation Committee and the Chief Executive Officer to make equity grants in accordance with the rules established by the Board of Directors. The Chief Executive Officer has been delegated limited authority to make equity grants to non-direct reports of the Chief Executive Officer throughout the year. The Chairman of the Compensation Committee has been delegated limited authority to make equity grants to all employees.

        The exercise price of stock option grants are set at 100% of the closing market price of a share of Company common stock on the date the Board of Directors or Compensation Committee approves the grants, or such later date as established by the Board of Directors or Compensation Committee at the time of grant, or upon the date such approval is made by the Chairman of the Compensation Committee or Chief Executive Officer under the limited delegated authority referenced above, to be reported to the Board of Directors or Compensation Committee at its next regularly scheduled meeting. The exercise price of new hire awards and relocation or retention grants is determined as set forth above, except that the exercise price is set on the date of hire or effective date of the underlying agreement providing for such grant rather than the date of the approval thereof (which precedes the date of hire or the underlying agreement).

Employment Agreements and Post-Termination Payments

        As previously discussed, the Company has entered into employment agreements with each of the Named Executive Officers. The Compensation Committee determined that the compensation packages provided under these agreements was fair and reasonable on the basis of its assessment of comparable compensation opportunities available to the individuals, including the compensation arrangements of the Named Executive Officer at his prior place of employment, in the case of new hires. The specifics of these arrangements are described in detail below under "Executive Compensation—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Employment Agreements with Named Executive Officers."

        Payments Due Upon Termination or a Change in Control.    Under the terms of our equity-based compensation plans and their respective employment agreements, the Chief Executive Officer and the other Named Executive Officers are entitled to payments and benefits upon the occurrence of specified events, including termination of employment and upon a change in control of the Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail below under "Executive Compensation—Potential Payments upon Termination or Change in Control at Fiscal Year-End 2013."

        In the case of each employment agreement, the terms of these arrangements were set through the course of arms-length negotiations with the Named Executive Officer. As part of these negotiations, the Compensation Committee considered, among other factors, the terms of arrangements for comparable executives employed by companies in the gaming and leisure industries.

        At the time of entering into these arrangements, the Compensation Committee considered the aggregate potential obligations of the Company in the context of the desirability of hiring or retaining the individual. The Compensation Committee believes that these arrangements can play a significant role in attracting and retaining key executive officers by providing security to the executive and leadership continuity to the Company.

        The 2010 LTIP currently provides for the accelerated vesting of equity awards in the event of a Merger Event (as defined in the 2010 LTIP) in which all of the outstanding shares of Company common stock is exchanged for any lawful consideration and subsequent termination of employment without Cause or for Good Reason (each as defined in the 2010 LTIP), within twelve months after the Merger Event. In addition, certain employment agreements as well as certain forms of equity agreements provide for accelerated vesting of equity-based awards upon either a change in control or a change in control followed by certain terminations of employment.

        The Compensation Committee believes that for senior executives, including the Named Executive Officers, accelerated vesting of equity-based awards in the event of a change in control is generally appropriate because in some change in control situations equity of the target company is cancelled making immediate acceleration necessary in order to preserve the value of the award. In addition, the Company relies primarily on long-term incentive awards to provide the Named Executive Officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change in control event is an appropriate liquidation point for awards designed for such purpose.

HOW WE MAKE COMPENSATION DECISIONS

The Role of Our Compensation Committee

        The Compensation Committee, which is comprised of three independent members of the Company's Board of Directors, as discussed in greater detail under "Board of Directors—Compensation Committee," is responsible for, among other things:

  •
  recommending to the Board of Directors the corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluates the Chief Executive Officer's performance in light of the corporate goals and objectives adopted by the independent members of the Board of Directors and determines and approves the Chief Executive Officer's compensation level based on this evaluation;

  •
  subject to consultation with the Chief Executive Officer, approving executive compensation arrangements and agreements (other than the Chief Executive Officer's compensation arrangements), including that of the Company's and its subsidiaries' executives and senior management;

  •
  reviewing and recommending to the Board of Directors the criteria by which bonuses to the Company's executives and senior management are determined, including under the MIP;

  •
  administering, within the authority delegated by the Board of Directors, the Company's various long-term incentive plans and such other stock option or equity participation plans as may be adopted by the Board of Directors from time to time;

  •
  reviewing the Company's compensation practices and policies to determine whether they encourage excessive risk taking;

  •
  retaining or obtaining the advice of a compensation consultant, independent legal counsel or other adviser, and the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel or other adviser retained by the Compensation Committee; and

  •
  selecting or receiving advice from a compensation consultant, legal counsel or other adviser to the Compensation Committee only after taking into consideration, all factors relevant to that person's independence from management, as required by Section 303A.05(b)(iii) of the NYSE Listed Company Manual.

        The Compensation Committee, in consultation with SH&P, the independent compensation consultant it has retained, also analyzes the reasonableness of the Company's overall executive compensation program.

The Role of Our Management

        While the Chief Executive Officer and other senior executive officers may attend meetings of the Compensation Committee, the ultimate decisions regarding executive officer compensation are made solely by the Compensation Committee, subject to Board approval, as applicable. These decisions are based not only on the Compensation Committee's deliberations of executive performance, but also on input requested from outside advisors, including its independent compensation consultant, with respect to, among other things, market data analyses. The final decisions relating to the Chief Executive Officer's compensation are made in executive session of the Compensation Committee without the presence of management. Decisions regarding other executive officers and senior management are typically made by the Compensation Committee after deliberations that include the consideration of recommendations from the Chief Executive Officer.

The Role of the Compensation Committee's Independent Compensation Consultant

        The Compensation Committee has historically engaged the services of an independent compensation consulting firm to advise it in connection with executive compensation determinations. The Chairman of the Compensation Committee defines the scope of any consultant's engagement. The responsibilities may include, among other things, advising on issues of executive or Board of Directors compensation, employment agreements, equity compensation structure, and preparing compensation disclosure for inclusion in the Company's SEC filings.

        The Compensation Committee retained the services of SH&P for Fiscal Year 2013. The Compensation Committee retained SH&P directly and SH&P performed no services for the Company or management during Fiscal Year 2013. In fulfilling its responsibilities, SH&P interacted with management or the Company's other outside advisors when deemed necessary and appropriate. Based on a review of various considerations and a report from SH&P regarding its independence, the Committee determined that the firm is independent from the Company and has no conflicts of interest in its role as compensation consultant to the Committee.

Competitive Marketplace Assessment

        Chief Executive Officer Compensation Considered at Peer Companies.    As part of considering the appropriate levels of compensation for our Chief Executive Officer, we periodically review Chief Executive

Officer compensation data from similar companies in order to ensure that our practices are fair and reasonable. In Fiscal Year 2013, at the request of the Compensation Committee, SH&P provided an analysis based upon market data from public filings with the SEC of twelve publicly traded companies in the gaming and leisure industries. The peer group was selected based on industry focus and includes companies with which the Company competes for talent. In addition, to ensure the size appropriateness of the companies, we considered an analysis of market capitalization, revenue and similarity of broad-based product and service offerings. The peer group consists of:

Ameristar Casinos, Inc.	Penn National Gaming, Inc.
Aristocrat Leisure Ltd.	Pinnacle Entertainment, Inc.
Boyd Gaming Corp.	Scientific Games Corp.
International Game Technology	Shuffle Master, Inc.
Isle of Capri Casinos, Inc.	WMS Industries, Inc.
Las Vegas Sands Corp.	Wynn Resorts Ltd.

        As of June 30, 2013, median market capitalization and revenue of the peer group was $1.3 billion and $1.2 billion, respectively. Compared to the peer group, the Company ranked at the 64th percentile for market capitalization and 38th percentile for revenue.

        We do not directly tie any individual components of compensation to particular benchmarks. Rather, this marketplace assessment is just one factor considered in reviewing the Chief Executive Officer's compensation. Other important considerations include individual performance, scope of responsibilities, retention concerns and the need to recruit new executive officers.

        Our compensation structure is heavily weighted to variable, incentive-based compensation, which is earned only upon the achievement of performance metrics aligned with our business plan, strategic objectives and the delivery of stockholder value. Therefore, if Company or individual performance does not meet expectations, actual compensation realized by the Chief Executive Officer will be dramatically reduced and would be among the lowest paid of the competitive marketplace based on peer group compensation data. In Fiscal Year 2013, 82% of the target compensation for Mr. Srinivasan was variable.

        Chief Financial Officer Compensation Considered at Peer Companies.    As part of considering the appropriate levels of compensation for our Chief Financial Officer, we periodically review Chief Financial Officer compensation data from similar companies in order to ensure that our practices are fair and reasonable. In Fiscal Year 2013, at the request of the Compensation Committee, SH&P provided an analysis based upon market data from public filings with the SEC of the twelve publicly traded companies described above.

Stock Ownership Guidelines

        The Board believes that the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, if any, and unless exempted by the Board of Directors, each other employees that is identified as a Named Executive Officer in the Company's most recent proxy statement or that is expected to be identified as such in the Company's next proxy statement should be stockholders and maintain significant holdings of Company common stock. The Board believes ownership guidelines for these executives provide appropriate and beneficial additional motivation to act in the long-term best interests of the Company's stockholders. For these reasons, in October 2010, the Board adopted a policy requiring certain levels of stock ownership. The Board of Directors amended the policy in August 2013.

        Under both the prior and current versions of the policy, the Chief Executive Officer is required to own and hold a number of net shares of Company common stock equal in value to at least three times his salary. Each other executive subject to the policy is currently required to own and hold a number of net shares of Company common stock equal in value to his base salary; under the prior version of the policy, certain direct reports were only required to own and hold a number of net shares equal in value to one-half his base salary. For executives who were subject to the policy in October 2010 upon its adoption, their respective base salaries at such time are used to determine their respective requisite ownership level. For an executive who becomes subject to the policy after October 2010, the executive's then-current base salary will be used to determine the applicable ownership level.

        If at any time the number of shares owned drops below the requisite ownership level, the Board of Directors may require the executive to retain shares of any future grants until the requisite ownership level is achieved. Net shares of common stock subject to options and grants of restricted stock, whether or not the restrictions have lapsed, are included in determining an individual's total ownership under the policy. As used in the policy, "net shares" means, in addition to shares of common stock owned directly, the number of shares of common stock remaining after selling shares to fund the payment of transaction costs and taxes owed as a result of vesting or exercise of the equity award (including income taxes), and, in the case of stock options, the exercise price of the options. The Board has discretion to grant relief from this policy in cases of hardship.

        As of October 1, 2013, all Named Executive Officers satisfied the requirements of the current ownership guidelines.

Insider Trading Policy; Hedging Policy

        The Company has adopted, as part of its insider trading policy, a prohibition on speculative transactions in the Company's securities where officers, directors and other insiders are prohibited from:

  •
  short-term trading (selling Company securities within six months of a purchase);

  •
  short sales; and

  •
  trading in publicly traded options or other derivatives such as puts or calls and hedging transactions.

        The policy also cautions against pledging Company securities as collateral or including Company securities in a margin account.

Recoupment Policy

        Under Section 304 of the Sarbanes Oxley Act, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities of the Company during that 12-month period. The Company plans to amend the recoupment policy to comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once final rules have been implemented.

Impact of Tax and Accounting

        As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

        Accounting Impact.    When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of equity-based awards result in an accounting charge for the Company equal to the grant date fair value of those securities.

        Tax Impact.    Section 162(m) of the Code does not permit publicly traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer) to the extent that compensation exceeds $1,000,000 per officer in any taxable year and does not otherwise qualify as performance-based compensation. The 2010 LTIP is structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options should qualify as performance-based compensation not subject to the $1,000,000 limitation. Awards of restricted stock or RSUs made under the 2010 LTIP may or may not qualify as performance-based compensation. The PSUs awarded to Mr. Srinivasan in Fiscal Year 2013 were designed to qualify as performance-based compensation. The time-vesting restricted stock issued to Messrs. Davidson, Srinivasan, Lerner, and Mooberry during Fiscal Year 2013 did not qualify as performance-based compensation under Section 162(m) of the Code and therefore, if any of the Named Executive Officers' total compensation exceeds the $1,000,000 limit, the restricted stock issued to such officer may not be deductible for income tax purposes. The Company performance component of the MIP cash incentive program for Fiscal Year 2013 is designed to provide bonus payments that would qualify as performance-based compensation as defined in Section 162(m) of the Code; however, the individual performance component of the MIP cash incentive program for Fiscal Year 2013 is not designed to provide bonus payments that would qualify as performance-based compensation, nor would any guaranteed bonus payments qualify as performance-based compensation. In addition, discretionary bonuses do not qualify as performance-based compensation as defined in Section 162(m) of the Code.

        The Compensation Committee will continue to consider steps that might be in the Company's best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the Named Executive Officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code. Further, the rules and regulations promulgated under Section 162(m) of the Code are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation that is intended to be deductible under Section 162(m) will be deductible under all circumstances.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the year ended June 30, 2013.

Respectfully submitted,
COMPENSATION COMMITTEE
Josephine Linden, Chair Robert Guido David Robbins

 EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)	Total
Ramesh Srinivasan(4)	2013	$776,923		$—		$2,072,188	$345,925	$1,650,000		$15,740	$4,860,776
President and	2012	600,000		—		999,955	—	822,000		—	2,421,955
Chief Executive Officer	2011	469,616		—		678,240	632,192	83,000		—	1,863,048
Richard Haddrill(4)	2013	479,808		—		—	—	2,500,000	(5)	3,805,744	6,785,552
Former Chief Executive	2012	998,000		—		—	—	600,000	(6)	12,035	1,610,035
Officer	2011	998,000		—		4,058,250	—	1,900,000	(6)	21,514	6,977,764
Neil Davidson	2013	351,346		—		582,428	196,444	577,108		9,896	1,717,222
Senior Vice President,	2012	311,539		—		377,600	347,430	300,000		12,476	1,349,045
Chief Financial Officer	2011	291,539		100,000	(7)	436,520	444,888	54,000		11,951	1,338,898
and Treasurer
Mark Lerner	2013	280,000		—		117,425	—	280,560		9,146	687,131
Senior Vice President,	2012	280,000		—		113,280	26,057	210,000		15,410	644,747
General Counsel and	2011	273,846		—		117,630	72,506	45,000		6,881	515,863
Secretary
Derik Mooberry	2013	324,034	(8)	—		328,790	—	541,490	(9)	10,601	1,204,915
Senior Vice President	2012	635,986	(8)	—		151,040	69,486	89,812		11,586	957,910
Games	2011	574,181	(8)	—		270,430	184,395	31,000		8,400	1,068,406
John Connelly	2013	233,462		—		281,820	—	421,095	(10)	10,027	946,404
Vice President Business Development

(1)
Amounts shown reflect the value of stock and option awards made during the applicable fiscal year based upon the aggregate grant date fair value of such awards, as determined in accordance with FASB ASC Topic 718. Assumptions used to determine these values can be found in Note 9, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

(2)
Represents annual incentive award earned for performance during fiscal years 2013, 2012, and 2011 under the MIP, as applicable, except with respect to Mr. Haddrill. Mr. Haddrill's employment agreement, as amended, did not contemplate Mr. Haddrill's participation in the MIP as Chief Executive Officer. Certain specifics of Mr. Haddrill's prior employment agreement, as amended, relevant to this Summary Compensation Table are described in detail under "Compensation Discussion and Analysis—Haddrill Annual Cash Incentive Program" above and "—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Employment and Other Agreements with Named Executive Officers" below.

(3)
Individual breakdowns of amounts set forth in "All Other Compensation" column are as follows:

Name	Fiscal Year	Company Matching Contributions to 401(k) Plan	Company Covered Sales Club Travel	Medical and Other Expenses	Payments in respect of Services as a Director		Total All Other Compensation
Ramesh Srinivasan.	2013	$—	$13,835	$1,905	$—		$15,740
	2012	—	—	—	—		—
	2011	—	—	—	—		—
Richard Haddrill	2013	—	7,264	1,905	3,796,575	(a)	3,805,744
	2012	7,350	4,685	—	—		12,035
	2011	7,074	14,440	—	—		21,514
Neil Davidson	2013	8,250	—	1,646	—		9,896
	2012	7,996	—	4,480	—		12,476
	2011	7,824	—	4,127	—		11,951
Mark Lerner	2013	7,500	—	1,646	—		9,146
	2012	7,696	—	7,714	—		15,410
	2011	6,664	—	217	—		6,881
Derik Mooberry	2013	7,500	1,455	1,646	—		10,601
	2012	7,500	4,086	—	—		11,586
	2011	8,300	—	100	—		8,400
John Connelly	2013	8,381	—	1,646	—		10,027

(a)
Amount reflects payments of $546,575 made in Fiscal Year 2013 in respect of Mr. Haddrill's service as non-executive Chairman of the Board following his assumption of that role, effective December 14, 2012, as well as $1,500,000 of transition bonus paid in December 2012, $1,250,000 of bonus payable upon the Board of Directors determination that certain transition performance objectives were met as of the applicable dates, and $500,000 of bonus payable based on the Company's achievement of certain threshold Diluted EPS targets established by the Board with respect to the Company's Fiscal Year 2013 described in greater detail under "Compensation Discussion and Analysis—Haddrill Non-Executive Chairman Cash Bonus Payments" above and "—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Employment and Other Agreements with Named Executive Officers" below.
(4)
Mr. Srinivasan assumed the position of Chief Executive Officer from Mr. Haddrill effective December 14, 2012. Previously Mr. Srinivasan served as the Company's President and Chief Operating Officer. Mr. Haddrill began serving as non-executive Chairman of the Board effective December 14, 2012.

(5)
Represents $2,500,000 in Fiscal Year 2012 cash bonuses for the achievement of certain strategic initiatives as Chief Executive Officer established by the Board of Directors on or before December 31, 2012 as discussed in greater detail under "Compensation Discussion and Analysis—Haddrill Annual Cash Incentive Program" above and "—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Employment and Other Agreements with Named Executive Officers" below.

(6)
Represents Fiscal Year 2011 cash bonus for the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2011, as discussed in detail in "Compensation Discussion and Analysis—Haddrill Annual Cash Incentive Program" included in our proxy statement for the 2012 Annual Meeting filed with the SEC on October 23, 2012. As disclosed in our Current Report on Form 8-K filed on March 16, 2012, the amount for Fiscal Year 2011 includes $500,000 earned with respect to the 2010 Strategic Initiatives Bonus, which amount was not included in the Summary Compensation Table included in our proxy statement for the 2011 Annual Meeting filed with the SEC on October 21, 2011. Per the terms of the Mr. Haddrill's prior employment agreement, as amended, these amounts were deferred until the first business day of the first taxable year in which he was no longer subject to Section 162(m) of the Code. These amounts were paid out on December 14, 2012 as disclosed below in the Non-Qualified Deferred Compensation in Fiscal Year 2013 table.

(7)
Represents Fiscal Year 2011 one-time additional cash bonus payable under Mr. Davidson's employment agreement (the "Davidson Agreement"), and was based on the determination by the Chief Executive Officer and the Board of Directors that Mr. Davidson achieved a successful transition into the role of Chief Financial Officer, that substantially all of his personal objectives under the Fiscal Year 2011 MIP were satisfied, and that he regularly communicated with the Audit Committee regarding the status of his transition and other information considered by the Board.

(8)
Includes $30,688 for commissions for Fiscal Year 2013 discussed in greater detail above under "Compensation Discussion and Analysis—Our Compensation Philosophy and Objectives—Annual Incentives—Operating Income Bonus Plan, Quarterly Objective Bonuses and Sales Commission Program." Includes $395,582 for commissions and compensation from the Operating Income Bonus Plan for Fiscal Year 2012. Includes $346,585 for commissions earned during Fiscal Year 2011.

(9)
Includes $278,690 for compensation from the Quarterly Objective Bonus and the Operating Income Bonus Plans for Fiscal Year 2013 discussed in greater detail above under "Compensation Discussion and Analysis—Our Compensation Philosophy and Objectives—Annual Incentives—Operating Income Bonus Plan, Quarterly Objective Bonuses and Sales Commission Program."

(10)
Includes $185,625 for compensation from the Quarterly Objective Bonus for Fiscal Year 2013.

Grants of Plan-Based Awards in Fiscal Year 2013

						All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards(5)
								Exercise or Base Price of Option Awards(4)
	Grant Date
Name			Threshold	Target	Maximum
Ramesh Srinivasan		(1)	$495,000	$825,000	$1,650,000	—	—	$—	$—
	12/14/2012		—	—	—	66,122	—	—	1,634,981
	1/24/2013		—	—	—	—	20,015	46.69	345,925
	1/24/2013		—	—	—	15,831	—	—	437,206
Richard Haddrill(6)			—	—	—	—	—	—	—
Neil Davidson		(1)	127,373	314,500	581,825	—	—	—	—
	11/8/2012		—	—	—	—	10,000	46.97	196,444
	11/8/2012		—	—	—	12,400	—	—	582,428
Mark Lerner		(1)	85,680	168,000	285,600	—	—	—	—
	11/8/2012		—	—	—	2,500	—	—	117,425
Derik Mooberry		(1)	91,800	180,000	268,200	—	—	—	—
		(2)	—	310,000	408,600	—	—	—	—
	11/8/2012		—	—	—	7,000	—	—	328,790
John Connelly		(1)	71,910	141,000	239,700	—	—	—	—
		(2)	—	150,000	225,000	—	—	—	—
	11/8/2012		—	—	—	6,000	—	—	281,820

(1)
Represents cash incentive opportunities under the MIP.

(2)
Represents cash incentive opportunities under the Quarterly Objective Bonus and the Operating Income Bonus Plans.

(3)
All shares were issued under the 2010 LTIP.

(4)
The exercise price reflects the closing price of a share of the Company's common stock on the grant date.

(5)
Represents the grant date fair value of equity awarded, determined in accordance with FASB ASC Topic 718, adjusted, however, to exclude the effects of estimated forfeitures. Assumptions used to determine these values can be found in Note 9, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

(6)
As discussed in detail above in "Compensation Discussion and Analysis—Haddrill Annual Cash Incentive Program," for calendar year 2012, Mr. Haddrill was eligible to earn up to $3,000,000 in respect of the 2012 Strategic Initiatives Bonus. This amount was disclosed in the Grants of Plan-Based Awards in Fiscal Year 2012 table in the Company's proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on October 23, 2012.

Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table

  Long-Term Incentive Awards Under the 2010 LTIP

        Stock Options.    Generally, each stock option granted under the 2010 LTIP entitles its holder to purchase one share of the Company's common stock at its fair market value on the date of grant. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of stock options are generally as follows:

  •
  Term: Prior to October 29, 2007, each granted stock option generally expired after ten years. On October 28, 2007, the Board determined that the standard form of an option award would thereafter provide for expiration after seven years.

  •
  Vesting: Stock options granted as part of a long-term incentive award generally vest over three to five years. Accelerated vesting will occur (i) upon becoming Permanently Disabled (as defined in the 2010 LTIP); (ii) upon a normal retirement (termination of employment by recipient after he or she attains the age of 65); (iii) only with respect to stock options granted prior to August 8, 2006, upon a Merger Event (as defined in the 2010 LTIP) in which all of the outstanding shares of Company common stock is exchanged for any lawful consideration; and (iv) with respect to stock options granted after August 8, 2006, upon termination without Cause (as defined in the 2010 LTIP) or by the recipient for "Good Reason (as defined in the 2010 LTIP)" within twelve months of a Merger Event in which all of the outstanding shares of Company common stock is exchanged for any lawful consideration.

  •
  After Termination of Employment: Vested stock options remain exercisable for (i) ten days after termination for Cause; (ii) two years upon death; and (iii) 60 days (or three months in the case of incentive stock options) after termination for any other reason.

        Restricted Stock and RSUs.    Each share of restricted stock and RSU granted represents a conditional contractual right to receive one share of the Company's common stock at a specified future date subject to certain restrictions such as a vesting period. For RSUs, the underlying stock is not issued until the time restrictions lapse, at which time the RSU is settled or, if previously elected, deferred. In the event a cash dividend is declared and paid on the Company's common stock, holders of RSUs do not receive dividend equivalents. RSUs do not have voting rights because they are not considered legally issued or outstanding shares of common stock. Pursuant to the 2010 LTIP, the Company may also grant RSUs that are subject to performance-based vesting conditions (performance stock units or "PSUs"). These awards will be generally be subject to the same vesting conditions described for RSUs, subject to any additional terms as determined by the Compensation Committee at the time of grant. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of restricted stock and RSUs are generally as follows:

  •
  Vesting: Accelerated vesting will occur upon (i) normal retirement; (ii) becoming Permanently Disabled; and (iii) upon termination without Cause or by the recipient for Good Reason within twelve months of a Merger Event in which all of the outstanding shares of Company common stock is exchanged for any lawful consideration.

  •
  After Termination of Employment: Forfeiture of the award upon termination of employment (other than as described immediately above) or upon death to the extent the award's restrictions have not lapsed.

        Definitions.    For purposes of the 2010 LTIP and the discussion above:

  •
  "Cause" means (i) the grantee being convicted of a felony, (ii) the grantee willfully committing an act of embezzlement or malfeasance which is intended to materially enrich himself or herself at the expense of the Company or any of its subsidiaries or is otherwise intended to materially harm the Company, or (iii) the grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the grantee's commission of a crime or an act of embezzlement or malfeasance.

  •
  "Good Reason" means unless otherwise provided in a Grantee's employment agreement, (i) a material reduction in the grantee's base salary, or (ii) a material reduction in the grantee's duties and responsibilities.

  •
  "Merger Event" means any merger, spin-off, split-off or other similar consolidation, reorganization or change affecting any class of stock of the Company.

  •
  "Permanently Disabled" means that, as interpreted by the Compensation Committee, (i) the grantee cannot perform the work previously performed, (ii) the grantee cannot adjust to other position requirements due to a medical condition, and (iii) the grantee's disability has lasted or is expected to last for at least one year or result in death.

  Employment and Other Agreements with Named Executive Officers

        The following discussion is a brief summary of certain provisions of the employment and other compensatory agreements with the Named Executive Officers. Provisions providing for severance and change in control payments are described below under "—Potential Payments upon Termination or Change in Control at Fiscal Year 2013 End."

        Srinivasan Employment Agreements.    On November 14, 2012, the Company entered into a new employment agreement with Mr. Srinivasan, effective December 14, 2012 (the "Srinivasan Agreement"). The Srinivasan Agreement has a term of three years from the effective date. Pursuant to the Srinivasan Agreement, Mr. Srinivasan receives an annual base salary of $825,000 and participates in the MIP. The terms of Mr. Srinivasan's participation in the MIP for Fiscal Year 2013 were covered in his prior employment agreement, summarized below. Effective July 1, 2013, Mr. Srinivasan's bonus under the MIP will be earned based upon objectives established by the Board each year based on EPS performance or such other objective measure determined by the Compensation Committee. Mr. Srinivasan will be entitled to receive up to 200% of his base salary for performance at plan maximum, with his target annual bonus under the MIP equal to 100% of his base salary and the threshold annual bonus under the MIP equal to 60% of his base salary. Mr. Srinivasan is also entitled to other benefits, including life insurance, medical and hospitalization, disability, and retirement benefits, consistent with the benefits provided to the Company's other senior executives. Under this agreement Mr. Srinivasan received an award of performance-vesting RSUs covering a number of shares initially equal to $3,000,000 that vest over three years. The Company may not materially reduce the foregoing benefits unless Mr. Srinivasan consents, an equitable substitute or alternative benefit is provided or the reduction is part of an across-the-board benefit reduction similarly affecting the Company's other senior executives. The Srinivasan Agreement includes customary non-compete, non-solicitation, confidentiality, and non-disparagement covenants.

        On May 23, 2011, the Company entered into an employment agreement with Mr. Srinivasan, which was replaced in its entirety by the Srinivasan Agreement (the "Previous Srinivasan Agreement"). The Previous Srinivasan Agreement provided for a base salary of $600,000 and participation in the MIP as well as participation in the Company's employee benefit programs. Mr. Srinivasan's bonus under the MIP was earned based upon (i) objectives established by the Board of Directors each year based on EPS performance or such other objective measure determined by the Compensation Committee and (ii) personal objectives established by the Compensation Committee. Effective July 1, 2011, the Company performance portion of the MIP entitled Mr. Srinivasan to receive up to 200% of his base salary for maximum performance, 100% of base salary at target performance and 60% of his base salary at the threshold performance. Under this agreement, Mr. Srinivasan also received a grant of 36,000 stock options and 18,000 shares of restricted stock. The Compensation Committee increased Mr. Srinivasan's base salary to $725,000 on June 25, 2012 under this agreement. The Previous Srinivasan Agreement included customary non-compete, non-solicitation, confidentiality, and non-disparagement covenants.

        Haddrill Agreements.    On November 14, 2012, the Company entered into a Non-Executive Chairman Agreement with Mr. Haddrill providing for Mr. Haddrill's service as the Company's non-executive Chairman of the Board. Pursuant to the Non-Executive Chairman Agreement, during the 2013 calendar year, Mr. Haddrill received a transition bonus of $1,500,000 in December 2012 and will receive compensation in the amount of $1,000,000 in respect of his service as director, which is in lieu of and not in addition to any other compensation paid to non-employee members of the Board. If Mr. Haddrill is re-elected to the Board, with respect to the 2014 calendar year and thereafter, the Board will determine Mr. Haddrill's compensation, consistent with that paid to the Company's other non-employee directors. Mr. Haddrill was eligible to earn a bonus of $1,250,000 with $750,000 payable on March 31, 2013 and $500,000 payable on June 30, 2013. Mr. Haddrill was also eligible to earn a bonus of $500,000 based on the Company's achievement of threshold Diluted EPS targets established by the Board with respect to the Company's Fiscal Year 2013.

        On June 30, 2004, the Company entered into an employment agreement with Mr. Haddrill, effective as of October 1, 2004. Mr. Haddrill's original employment agreement provided for an initial salary of $980,000 per year, a grant of 500,000 stock options, a number of RSUs having a value equal to $6.5 million and other benefits, and required Mr. Haddrill to purchase $1.0 million of Company common stock in the open market using his personal funds. The Haddrill Agreement was amended a total of eight times while Mr. Haddrill served as the Company's Chief Executive Officer through December 14, 2012. The Haddrill Agreement, as amended, included customary non-compete, non-solicitation, confidentiality, and non-disparagement covenants. Mr. Haddrill's agreement was designed to serve as a multi-year arrangement providing both long-term cash incentives and equity awards that were intended cover the entire contractual term. Therefore, Mr. Haddrill was not granted any additional incentive opportunities or equity awards in Fiscal Year 2012 or Fiscal Year 2013.

        The two most recent amendments, relevant to the compensation included in the Summary Compensation Table, were as follows:

  •
  The Haddrill Agreement was amended on August 10, 2009, to provide that Mr. Haddrill (i) would continue to received his then-current base salary of $998,000 (as increased per the amendment executed on June 21, 2006) through December 31, 2012; (ii) would be entitled to a lump sum cash payment of $2,500,000, of which he received $500,000, upon the first to occur of: (a) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2010, as determined by the Board of Directors, in its sole discretion, or (b) a change in control occurring on or before December 31, 2010; (iii) would be entitled to a cash bonus, if earned, ranging in value from $1,000,000 to $3,500,000, based upon the Company's achievement of cumulative diluted EPS targets established by the Board of Directors with respect to the Company's combined Fiscal Year 2010 - 2011 period; (iv) would receive a grant of a number of RSUs having a value equal to $1.5 million; and (v) is prohibited from entering into business arrangements with specific competitors for a period of four years from the later of December 31, 2012, or his termination, or from engaging in activities that compete with the Company for one year from the later of December 31, 2012, or his termination, regardless of the reason for termination.

  •
  The Haddrill Agreement was amended on December 22, 2010, to provide that Mr. Haddrill (i) would continue to receive his then-current base salary of $998,000 through December 2013; (ii) would be entitled to a lump sum cash payment of up to $2,000,000, of which he received $2,000,000, upon the first to occur of: (a) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2011, as determined by the Board of Directors, at its sole discretion, or (b) a change in control occurring on or before December 31, 2011; (iii) would be entitled to a lump sum cash payment of up to $3,000,000 upon the first to occur of: (a) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2012, as determined by Board of Directors, in its sole discretion, or (b) a change in control occurring on or before December 31, 2012; (iv) would be entitled to a cash bonus with a target value of $500,000, based upon the Company's achievement of threshold diluted EPS targets established by the Board of Directors with respect to the Company's Fiscal Year 2013; and (v) would receive a grant of a number of RSUs having a value equal to $4.0 million.

        Davidson Employment Agreement.    On August 12, 2010, the Company entered into an employment agreement with Mr. Davidson (the "Davidson Agreement"). The Davidson Agreement provides for a base salary of $300,000 and participation in the MIP with a target performance bonus in the amount of 60% of his base salary as well as participation in the Company's employee benefit programs. Under this agreement Mr. Davidson also received a grant of 30,000 stock options and 14,000 shares of restricted stock. Mr. Davidson was also eligible to earn, and did earn, a one-time cash bonus of up to $100,000 under the Davidson Agreement, payable within 75 days following the end of the Company's Fiscal Year 2011. The Compensation Committee increased Mr. Davidson's base salary most recently to $370,000 on November 8, 2012. The Davidson Agreement includes customary non-compete, non-solicitation, confidentiality, and non-disparagement covenants.

        Lerner Employment Agreement.    On August 15, 2000, the Company entered into an employment agreement with Mr. Lerner (the ""Lerner Agreement"). The Lerner Agreement provided for an initial minimum base salary of $220,000 and participation in the MIP as well as participation in the Company's employee benefit programs. The Compensation Committee increased Mr. Lerner's base salary most recently to $280,000 on January 24, 2011.

        Mooberry Employment Agreement.    On December 6, 2011, the Company entered into a letter agreement with Mr. Mooberry (the "Mooberry Agreement"). The Mooberry Agreement provides for a base salary of $231,750 and participation in the MIP as well as his continued participation in revenue and operating income based incentive programs. Under the Mooberry Agreement, in 2011 Mr. Mooberry also received a grant of 4,000 stock options and 4,000 shares of restricted stock. The Compensation Committee increased Mr. Mooberry's base salary most recently to $300,000 on August 21, 2012. The Mooberry Agreement includes customary non-compete, non-solicitation, confidentiality, and non-disparagement covenants.

        Connelly Employment Agreement.    On March 31, 2011, the Company entered into an employment agreement with Mr. Connelly (the "Connelly Agreement"). The Connelly Agreement provides for a base salary of $225,000 and participation in the MIP at 50% target, a quarterly bonus with a target of $150,000 per year and up to a maximum of $225,000. Additionally, during the first year of his employment only, Mr. Connelly was eligible to receive up to $75,000 based on meeting certain criteria as established in the Connelly Agreement. Under the Connelly Agreement, in 2011 Mr. Connelly also received a grant of 28,179 stock options and 13,210 shares of restricted stock (both vesting in four equal installments on the first four anniversaries of the applicable date of grant). The Compensation Committee increased Mr. Connelly's base salary most recently to $235,000 and his target MIP percentage to 60% on August 20, 2012. The Connelly Agreement includes customary non-compete, non-solicitation, confidentiality, and non-disparagement covenants.

Outstanding Equity Awards at Fiscal Year 2013 End

	Option Awards				Stock Awards				Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Ramesh Srinivasan	33,751	—		$11.30	3/9/2015	—		$—	—		$—
	5,000	—		23.04	10/17/2015	—		—	—		—
	18,000	18,000	(2)	37.68	4/6/2018	—		—	—		—
	—	20,015	(3)	46.69	1/24/2020	—		—	—		—
	—	—		—	—	9,000	(4)	507,780	—		—
	—	—		—	—	16,346	(5)	922,241	—		—
	—	—		—	—	—		—	66,122	(6)	3,730,603
	—	—		—	—	—		—	15,831	(7)	893,185
Richard Haddrill	50,000	—		41.60	2/22/2015	—		—	—		—
Neil Davidson	4,500	1,500	(8)	42.54	10/16/2016	—		—	—		—
	2,500	—		23.47	3/8/2017	—		—	—		—
	9,999	20,001	(9)	31.18	8/12/2017	—		—	—		—
	5,000	15,000	(10)	37.76	12/6/2018	—		—	—		—
	—	10,000	(11)	46.97	11/8/2019	—		—	—		—
	—	—		—	—	500	(12)	28,210	—		—
	—	—		—	—	9,333	(13)	526,568	—		—
	—	—		—	—	7,500	(14)	423,150	—		—
	—	—		—	—	12,400	(15)	699,608	—		—
Mark Lerner	4,500	1,500	(16)	42.54	10/16/2016	—		—	—		—
	—	1,334	(17)	39.21	2/10/2018	—		—	—		—
	—	1,000	(18)	37.76	12/6/2018	—		—	—		—
	—	—		—	—	500	(19)	28,210	—		—
	—	—		—	—	1,000	(20)	56,420	—		—
	—	—		—	—	2,000	(21)	112,840	—		—
	—	—		—	—	2,500	(22)	141,050	—		—
Derik Mooberry	2,000	—		$12.07	8/24/2015	—		—	—		—
	10,000	—		20.32	10/14/2015	—		—	—		—
	5,250	1,750	(23)	34.61	7/21/2016	—		—	—		—
	6,000	—		19.47	10/25/2016	—		—	—		—
	12,000	—		22.02	2/26/2017	—		—	—		—
	3,750	3,750	(24)	32.62	8/16/2017	—		—	—		—
	2,000	2,000	(25)	38.20	4/1/2018	—		—	—		—
	1,000	3,000	(26)	37.76	12/6/2018	—		—	—		—
	—	—		—	—	1,667	(27)	94,052	—		—
	—	—		—	—	1,500	(28)	84,630	—		—
	—	—		—	—	2,000	(29)	112,840	—		—
	—	—		—	—	3,000	(30)	169,260	—		—
	—	—		—	—	7,000	(31)	394,940	—		—
John Connelly	—	14,089	(32)	37.85	3/31/2018	—		—	—		—
	—	—		—	—	6,604	(33)	372,598	—		—
	—	—		—	—	3,750	(34)	211,575	—		—
	—	—		—	—	6,000	(35)	338,520	—		—

(1)
Calculated based on the closing price of a share of Company common stock of $56.42 on June 28, 2013.

(2)
Stock options vest and become exercisable in equal installments of 9,000 shares on April 6, 2014, and April 6, 2015.

(3)
Stock options vest and become exercisable as to 6,671 shares on January 24, 2014, and 6,672 shares on December 14, 2014 and December 14, 2015.

(4)
Restricted stock vests in equal installments of 4,500 shares on April 6, 2014, and April 6, 2015.

(5)
Restricted stock vests in equal installments of 5,449 shares on June 25, 2014 and June 25, 2015, and 5,448 shares on June 25, 2016.

(6)
Restricted stock vests annually in three installments, subject to the achievement in each year of certain total shareholder return targets.

(7)
Restricted stock vests on December 13 2015. The exact number of shares that will vest (not to exceed 150% of target) will be determined based on the achievement of certain total shareholder return targets during the three-year period ended December 14, 2015.

(8)
Stock options vest and become exercisable on October 16, 2013.

(9)
Stock options vest and become exercisable as follows: 9,999 shares on August 12, 2013, and as to 10,002 shares on August 12, 2014.

(10)
Stock options vest and become exercisable in equal installments of 5,000 shares on December 6, 2013, December 6, 2014, and December 6, 2015.

(11)
Stock options vest and become exercisable in equal installments of 2,500 shares on November 8, 2013, November 8, 2014, November 8, 2015, and November 8, 2016.

(12)
Restricted stock vests on October 16, 2013.

(13)
Restricted stock vests as to 4,666 shares on August 12, 2013 and 4,667 shares on August 12, 2014.

(14)
Restricted stock vests in equal installments of 2,500 shares on December 6, 2013, December 6, 2014, and December 6, 2015.

(15)
Restricted stock vests in equal installments of 3,100 shares on November 8, 2013, November 8, 2014, November 8, 2015, and November 8, 2016.

(16)
Stock options vest and become exercisable on October 16, 2013.

(17)
Stock options vest and become exercisable on February 10, 2014.

(18)
Stock options vest and become exercisable in equal installments of 500 shares on December 6, 2013 and December 6, 2014.

(19)
Restricted stock vests on October 16, 2013.

(20)
Restricted stock vests on February 10, 2014.

(21)
Restricted stock vests in equal installments of 1,000 shares on December 6, 2013 and December 6, 2014.

(22)
Restricted stock vests in equal installments of 1,250 shares on November 8, 2013 and November 8, 2014.

(23)
Stock options vest and become exercisable on July 21, 2013.

(24)
Stock options vest and become exercisable in equal installments of 1,875 shares on August 16, 2013 and August 16, 2014.

(25)
Stock options vest and become exercisable in equal installments of 1,000 shares on April 1, 2014 and April 1, 2015.

(26)
Stock options vest and become exercisable in equal installments of 1,000 shares on December 6, 2013, December 6, 2014, and December 6, 2015,

(27)
Restricted stock vests on July 21, 2013.

(28)
Restricted stock vests in equal installments of 750 shares on February 10, 2014 and February 10, 2015.

(29)
Restricted stock vests in equal installments of 1,000 shares on April 1, 2014 and April 1, 2015.

(30)
Restricted stock vests in equal installments of 1,000 shares on December 6, 2013, December 6, 2014, and December 6, 2015.

(31)
Restricted stock vests in equal installments of 1,750 shares on November 8, 2013, November 8, 2014, November 8, 2015, and November 8, 2016.

(32)
Stock options vest and become exercisable as to 7,045 shares on March 31, 2014 and 7,044 shares on March 31, 2015.

(33)
Restricted stock vests in equal installments of 3,302 shares on March 31, 2014 and March 31, 2015.

(34)
Restricted stock vests in equal installments of 1,250 shares on December 6, 2013, December 6, 2014, and December 6, 2015.

(35)
Restricted stock vests in equal installments of 1,500 shares on November 8, 2013, November 8, 2014, November, 8, 2015, and November 8, 2016.

Option Exercises and Stock Vested in Fiscal Year 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting
Ramesh Srinivasan	—	—	9,949	(1)	$520,529
Richard Haddrill	315,000	8,572,490	36,226	(2)	1,676,902
Neil Davidson	24,000	755,047	7,667	(3)	347,930
Mark Lerner	5,666	99,922	2,500	(4)	119,125
Derik Mooberry	—	—	4,417	(5)	210,986
John Connelly	14,090	173,941	7,856	(6)	398,505

(1)
Represents 4,500 shares of restricted stock which vested on April 6, 2013 and 5,449 shares of restricted stock which vested on June 25, 2013.

(2)
Represents 36,226 shares of restricted stock which vested on July 1, 2012.

(3)
Represents 4,667 shares of restricted stock which vested on August 12, 2012, 500 shares of restricted stock which vested on October 16, 2012, and 2,500 shares of restricted stock which vested on December 6, 2012.

(4)
Represents 500 shares of restricted stock which vested on October 16, 2012, 1,000 shares of restricted stock which vested on December 6, 2012, and 1,000 shares of restricted stock which vest on February 10, 2013.

(5)
Represents 1,667 shares of restricted stock which vested on July 23, 2012, 1,000 shares of restricted stock which vested on December 6, 2012, 750 shares of restricted stock which vested on February 10, 2013, and 1,000 shares of restricted stock which vested on April 1, 2013.

(6)
Represents 1,250 shares of restricted stock which vested on December 6, 2012 and 6,606 shares of restricted stock which vested on March 31, 2013.

Non-Qualified Deferred Compensation in Fiscal Year 2013

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions		Aggregate Balance at Last FYE
Ramesh Srinivasan	$—	$—	$—	$—		$—
Richard Haddrill(1)	2,500,000	—	1,874,535	$29,356,381	(2)	—
Neil Davidson	—	—	—	—		—
Mark Lerner	—	—	—	—		—
Derik Mooberry	—	—	—	—		—
John Connelly	—	—	—	—		—

(1)
Deferrals made pursuant to the Haddrill Agreement, as amended, which requires mandatory deferral of bonuses and certain RSUs upon vesting. The Company does not maintain any other deferred compensation plans or arrangements for the Named Executive Officers.

(2)
Represents balance of bonuses and RSUs previously required to be deferred. RSUs were issued and bonuses were paid on December 14, 2012, the first date payment was no longer subject to limits of section 162(m) of the Code.

Potential Payments upon Termination or Change in Control at Fiscal Year 2013

        The following tables set forth certain information regarding potential payments and other benefits that would have been provided to each of the Named Executive Officers upon a change in control of the Company or upon a termination of the Named Executive Officer's employment, as applicable, on June 28, 2013, the last business day of Fiscal Year 2013, pursuant to the current terms of each Named Executive Officer's employment agreement, the MIP, and the 2010 LTIP, each as applicable. For purposes of this section, "CIC" shall mean a change in control of the Company. Unless specifically noted otherwise, all capitalized terms are defined in the Named Executive Officers' respective agreement. For purposes of the following tables, equity awards valued at the closing price of a share of Company stock of $56.42 as of June 28, 2013. The accelerated value of stock options represents the intrinsic value of stock options vesting upon a change in control or at termination, as applicable.

Post-employment or Change in Control Payments—Ramesh Srinivasan

        If Mr. Srinivasan's employment is terminated without Cause (as defined in the Srinivasan Agreement) or if Mr. Srinivasan terminates his employment within 60 days of a material diminution (as defined in the Srinivasan Agreement) of his duties Mr. Srinivasan would receive a lump sum payment in an amount equal to his then-current base salary for twenty-four months. Mr. Srinivasan would also receive a pro-rata amount of the target bonus under the MIP for the year of termination, based on actual performance through the end of the fiscal quarter that ended most recently prior to the date of termination. Finally, the vesting of the equity awards outstanding on the date of termination would be accelerated on a pro-rata basis, in a manner consistent with the terms of the equity awards, which, in the case of awards that vest based upon the attainment of performance targets, will be based upon actual performance through the end of the fiscal quarter that ended most recently prior to the date of termination.

        If the termination without Cause or diminution of duties leading to termination by Mr. Srinivasan occurs within one year following a Change of Control (as defined in the Srinivasan Agreement), Mr. Srinivasan would receive a lump sum payment in an amount equal to his base salary for twenty-four months. Mr. Srinivasan would also receive an amount equal to his target bonus under the MIP for the year of termination. Finally, the vesting of the equity awards outstanding on the date of termination would be accelerated in full, in a manner consistent with the terms of the equity awards. Equity awards that vest based upon the attainment of total shareholder return ("TSR") performance targets will be accelerated based upon actual performance through the date of the Change of Control. Equity awards that vest based on non-TSR performance targets will be based upon actual performance through the end of the fiscal quarter that ended most recently prior to the Change of Control.

        If the Company terminates the Srinivasan Agreement due to Mr. Srinivasan's death or Disability (as defined in the Srinivasan Agreement), Mr. Srinivasan or his estate would receive a pro-rata amount of his target bonus under the MIP for the year of termination, based on actual performance through the end of the fiscal quarter that ended most recently prior to the date of termination. In addition, Mr. Srinivasan's equity awards outstanding on the date of termination would be accelerated on a pro-rata basis in a manner consistent with the terms of the awards, which, in the case of awards that vest based upon the attainment of performance targets, shall be based upon actual performance through the end of the fiscal quarter that ended most recently prior to the date of termination.

        Pursuant to the 2010 LTIP, if Mr. Srinivasan is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a Merger Event (as defined in the 2010 LTIP) in which all of the outstanding shares of Company common stock is exchanged for any lawful consideration all unvested stock options will vest and restrictions on restricted shares will lapse. In addition, pursuant to the

2010 LTIP, if Mr. Srinivasan is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Diminution of Duties	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$—	$2,475,000	$—	$2,475,000	$825,000	$825,000
Benefit Continuation	—	—	—	—	—	—
Long-term Incentive
—Acceleration of Unvested Stock Options	—	68,462	—	532,066	68,462	532,066
—Acceleration of Unvested Cash Award	—	—	—	242,380	—	242,380
—Acceleration of Unvested RS/RSUs	—	938,365	—	6,500,402	938,365	6,500,402

Total	$—	$3,481,827	$—	$9,749,848	$1,831,827	$8,099,848

        For purposes of the Srinivasan Agreement:

  •
  "Cause" means any of the following: (i) Mr. Srinivasan's clear and substantiated insubordination, fraud, disloyalty, dishonesty, willful misconduct, or gross negligence in the performance of his duties under the Srinivasan Agreement, including willful and material failure to perform such duties as may properly be assigned to him under the Srinivasan Agreement; (ii) Mr. Srinivasan's material breach (without cure within 30 days following notice thereof) of any material provision of the Srinivasan Agreement; (iii) Mr. Srinivasan's failure to qualify (or having so qualified being thereafter disqualified) under any suitability or licensing requirement of any jurisdiction or regulatory authority to which he may be subject by reason of his position with the Company and its affiliates or subsidiaries (the Company will use its best efforts to work with Mr. Srinivasan in fulfilling the requirements and will promptly provide written information on the suitability and licensing requirements to him so that he may adequately prepare); (iv) Mr. Srinivasan's commission of a crime against the Company or violation of any material law, order, rule, or regulation pertaining to the Company's business; (v) Mr. Srinivasan's inability to perform the job functions and responsibilities assigned in accordance with reasonable standards established from time to time by the Company in its sole and reasonable discretion, which inability, if subject to cure, is not cured by him within 30 days after notice thereof; and (vi) the Company's obtaining from any reliable source accurate information with respect to Mr. Srinivasan that would, in the reasonable good faith opinion of the Company, jeopardize the gaming licenses, permits, or status of the Company or any of its subsidiaries or affiliates with any gaming commission, board, or similar regulatory or law enforcement authority.

  •
  "Change of Control" means any of the following: (i) the date an unaffiliated person, entity or group (as defined in Treas. Reg. 1.409A-3(i)(5)(v)(B)) acquires, directly or indirectly, ownership of a substantial portion of the Company's assets equal to or more than 50% of the total gross fair market value (as defined in Treas. Reg. 1.409A-3(i)(5)(vii)) of all of the assets of the Company immediately before such acquisition or acquisitions; (ii) the date any unaffiliated person, entity or group (as defined in Treas. Reg. 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the Company's capital stock having more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or (iii) a majority of members of the Company's Board of Directors (together with any directors elected or nominated by a majority of such members) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; except that any event or transaction which would be a "Change of Control" under (i) or (ii) of this definition shall not be a Change of Control if persons who were the equity holders of the Company immediately prior to such event or transaction (other than the acquirer in the case of a reorganization, merger or consolidation), immediately thereafter, beneficially own more than 50% of the combined voting power of the Company's or the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors.

  •
  "Disability" means Mr. Srinivasan's failure to discharge his duties under the Srinivasan Agreement for six or more consecutive months or for non-continuous periods aggregating to twenty-two weeks in any twelve-month period as a result of illness or incapacity.

  •
  There shall have occurred a "material diminution" of Mr. Srinivasan's duties if, without his prior written consent, (i) Mr. Srinivasan (a) is not the Chief Executive Officer of the Company or, following a Change of Control, the combined or surviving corporation resulting from the Change of Control or (b) does not report directly to the Board of Directors of the Company or, following a Change of Control, the ultimate parent company resulting from the transaction, (ii) the Company materially breaches (without cure within 30 days following notice thereof) any material provision of the Srinivasan Agreement, or (iii) his position, title, duties, authority or responsibilities are otherwise substantially diminished.

Post-employment or Change in Control Payments—Richard Haddrill

        Mr. Haddrill retired as an employee of the Company effective December 14, 2012 and is not entitled to any severance or change in control benefits under the Haddrill Non-Executive Chairman Agreement, entered into between the Company and Mr. Haddrill.

Post-employment or Change in Control Payments—Neil Davidson

        If Mr. Davidson's employment is terminated without Cause (as defined in the Davidson Agreement) or if he terminates his employment as a result of a Diminution of Duties (as defined in the Davidson Agreement) occurring within one year following a Change of Control (as defined in the Davidson Agreement), he shall continue to receive his salary for a period of one year immediately following such termination. If Mr. Davidson's employment is terminated without Cause or if he terminates his employment as a result of a Diminution of Duties, in either case, within one year following a Change of Control, then the installments of stock options and the restricted stock granted pursuant to the Davidson Agreement scheduled to vest within one year of the date of such termination shall vest immediately. Also, for stock options granted on or after August 12, 2010, including the options granted pursuant to the Davidson Agreement, Mr. Davidson shall have one year from the date of the termination (or, if sooner, until the end of the existing contractual term of the applicable option) to exercise vested options. Stock options granted before August 12, 2010 are governed by the terms of the 2010 LTIP. Specifically, pursuant to the 2010 LTIP, if Mr. Davidson is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a Merger Event (as defined in the 2010 LTIP) in which all of the outstanding shares of Company common stock is exchanged for any lawful consideration all unvested stock options granted prior to August 12, 2010 will vest and restrictions on restricted shares will lapse. In addition, pursuant to the 2010 LTIP, if Mr. Davidson is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Diminution of Duties	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$—	$370,000	$—	$370,000	$—	$—
Benefit Continuation	—	—	—	—	—	—
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	900,020	—	900,020
—Acceleration of Unvested RS/RSUs	—	—	—	1,677,536	—	1,677,536

Total	$—	$370,000	$—	$2,947,556	$—	$2,577,536

        For purposes of the Davidson Agreement:

  •
  "Cause" means the following events leading to termination of employment as determined by the Company, upon reasonable investigation, in its judgment and discretion, as the case may be after: (i) a substantial act or omission which is dishonest or fraudulent against the Company, (ii) a conviction of a felony or conviction of a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company, (iii) a substantial act or omission that constitutes willful misconduct in the performance of Mr. Davidson's job responsibilities or material failure to adhere to legal Company policies, (iv) any improper or illegal act, omission or pattern of conduct in the performance of Mr. Davidson's job responsibilities, which is not remedied within thirty (30) days receipt of written notice from the Company, (v) a breach of the Company's then-current corporation policies, procedures and rules, (vi) any material breach of the Davidson Agreement by Mr. Davidson, or (vii) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company.

  •
  "Change of Control" means such circumstances which shall have been deemed to occur upon (i) the consummation of a tender for or purchase of more than 50% of the Company's capital stock by a third party, excluding the initial public offering by the Company of any class of its capital stock, (ii) a merger, consolidation or recapitalization of the Company such that the stockholders of the Company immediately prior to the consummation of such transaction possess less than 50% of the voting securities of the surviving entity immediately after the transaction or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Company.

  •
  "Diminution of Duties" means any change in Mr. Davidson's title, job duties and responsibilities that materially alters or modifies his employment duties and responsibilities with the Company in any manner that results in a material diminution or reduction of his work duties and responsibilities that occurs following a Change of Control of the Company.

Post-employment or Change in Control Payments—Mark Lerner

        If Mr. Lerner's employment is terminated without cause or any successor-in-interest to the Company terminates his employment without cause (including, without limitation, after or as the result of a merger, acquisition, spin-off, or other transaction or change in control), or if Mr. Lerner terminates employment with the Company or any successor-in-interest for cause, Mr. Lerner will continue to receive salary and benefits for a period of six months, offset by any compensation and benefits received from other employment during that period. Pursuant to the 2010 LTIP, if Mr. Lerner is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a Merger Event (as defined in the 2010 LTIP) in which all of the outstanding shares of Company common stock is exchanged for any lawful consideration all unvested awards will vest in full. In addition, pursuant to the 2010 LTIP, if Mr. Lerner is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$—	$140,000	$—	$140,000	$—	$—
Benefit Continuation(1)	—	10,000	—	10,000	—	—
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	62,438	—	62,438
—Acceleration of Unvested RS	—	—	—	338,520	—	338,520

Total	$—	$150,000	$—	$550,958	$—	$400,958

(1)
Annual benefit continuation costs estimated at $20,000 per year.

Post-employment or Change in Control Payments—Derik Mooberry

        If Mr. Mooberry's employment is terminated without Cause (as defined in Mr. Mooberry's letter agreement), Mr. Mooberry will continue to receive salary for a period of twelve months following termination. Pursuant to the 2010 LTIP, if Mr. Mooberry is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a Merger Event (as defined in the 2010 LTIP) in which all of the outstanding shares of Company common stock is exchanged for any lawful consideration all unvested awards will vest in full. In addition, pursuant to the 2010 LTIP, if Mr. Mooberry is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$—	$300,000	$—	$300,000	$—	$—
Benefit Continuation	—	—	—	—	—	—
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	219,837	—	219,837
—Acceleration of Unvested RS	—	—	—	855,722	—	855,722

Total	$—	$300,000	$—	$1,375,559	$—	$1,075,559

        For purposes of Mr. Mooberry's letter agreement, "Cause" means the following events leading to termination of employment as determined by the Company, upon reasonable investigation, in its judgment and discretion, as the case may be after: (i) a substantial act or omission which is dishonest or fraudulent against the Company, (ii) a conviction of a felony or conviction of a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company, (iii) a substantial act or omission that constitutes willful misconduct in the performance of Mr. Mooberry's job responsibilities or failure to adhere to the Company's then-current policies, procedures or rules,

(iv) any improper or illegal act, omission or pattern of conduct in the performance of Mr. Mooberry's job responsibilities, which is not remedied within thirty (30) days of receipt of written notice from the Company, (v) any material breach of the letter agreement by Mr. Mooberry, or (vi) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company.

Post-employment or Change in Control Payments—John Connelly

        Pursuant to the 2010 LTIP, if Mr. Connelly is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a Merger Event (as defined in the 2010 LTIP) in which all of the outstanding shares of Company common stock is exchanged for any lawful consideration all unvested awards will vest in full. In addition, pursuant to the 2010 LTIP, if Mr. Connelly is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$—	$—	$—	$—	$—	$—
Benefit Continuation	—	—	—	—	—	—
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	261,633	—	261,633
—Acceleration of Unvested RS	—	—	—	922,693	—	922,693

Total	$—	$—	$—	$1,184,326	$—	$1,184,326

Certain Relationships and Related Transactions

        It is the Company's general policy not to enter into transactions with executive officers, directors, nominees for director, greater than 5% beneficial owners of the Company's common stock, or an immediate family member of any of the foregoing, regardless of the dollar amount involved. To the extent a related party has an interest in a transaction involving the Company or any of its subsidiaries, other than solely as a result of being an executive officer, director, nominee for director or beneficial owner of Company common stock, whether that interest is direct or indirect, the Board of Directors reviews such transaction to determine whether the transaction is in the best interests of the Company and its stockholders and whether it should be approved or ratified. In reviewing the transaction in question, the Board takes into account, among other factors it deems appropriate, the type of transaction, the extent of the related party's interest, and whether the transaction is on terms no less favorable to the Company or its subsidiary than the terms that would generally be agreed to with an unaffiliated third-party under the same or similar circumstances. If a related party transaction is approved or ratified and will be ongoing, at the time of approval or ratification, the Board may establish guidelines for the Company's management to follow in its ongoing dealings with the related party in question. Thereafter, the Board, on at least an annual basis, reviews and assesses ongoing relationships with the related parties to see that they are in compliance with guidelines established by the Board and that the transaction generally remains appropriate.

        All matters with respect to the review, approval, or ratification of related party transactions, including any guidelines for ongoing transactions, are evidenced in the minutes of the applicable meetings of the Board. No director participates in any discussion, approval, or ratification of a related party transaction for which he or she (or an immediate family member) is involved other than to provide all material information concerning the transaction to the Board.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended June 30, 2013, Messrs. Robbins and Verner and Mrs. Linden served on the Compensation Committee of the Board of Directors. During the fiscal year ended June 30, 2013, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of October 7, 2013, with respect to the beneficial ownership of the Company's common stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the Company's knowledge based on a review of filings with the SEC, beneficially owned more than 5% of the outstanding shares of the Company's common stock, (ii) each director and each nominee for director, (iii) the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. The mailing address for each of the beneficial owners listed below is c/o Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, unless noted otherwise.

Beneficial Owner	Amount of Beneficial Ownership	Percent of Class(1)
Greater than 5% Beneficial Owners
Columbia Wanger Asset Management LLC(2)	5,072,000	13.02%
Neuberger Berman Group LLC(3)	3,160,643	8.11%
Eagle Asset Management, Inc.(4)	2,722,212	6.99%
BlackRock Inc.(5)	2,280,389	5.85%
The Vanguard Group, Inc.(6)	2,247,614	5.77%
Directors
Robert Guido(7)	16,861	*
Josephine Linden(8)	35,678	*
W. Andrew McKenna(9)	37,131	*
David Robbins(10)	388,944	1.00%
Kevin Verner(11)	126,244	*
Named Executive Officers
Ramesh Srinivasan(12)	134,893	*
Richard Haddrill(13)	341,817	*
Neil Davidson(14)	69,150	*
Mark Lerner(15)	8,000	*
Derik Mooberry(16)	46,557	*
John Connelly	16,573	*
All executive officers and directors as a group(17)	1,221,848	3.04%

*
Less than 1%.

(1)
Applicable percentage of ownership is based upon 38,955,476 shares of common stock outstanding as of October 7, 2013, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable or will vest within 60 days of October 7, 2013. Beneficial ownership includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)
Information with respect to Columbia Wanger Asset Management, LLC is based solely on a review of the Schedule 13G/A filed by Columbia Wanger Asset Management, LLC ("Wanger") and Columbia Acorn Fund ("Acorn") with the SEC on February 14, 2013. According to this Schedule 13G/A: Wanger has sole voting power with respect to 4,776,000 shares, sole dispositive power with respect to 5,072,000 shares, and shared voting and shared dispositive power with respect to no shares; and Acorn has sole voting and sole dispositive power with respect to 3,725,000 shares and shared voting and shared dispositive power with respect to no shares. The reporting persons' address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(3)
Information with respect to Neuberger Berman Group LLC ("NB Group") is based solely on a review of the Schedule 13G filed by NB Group, Neuberger Berman LLC ("NB"), Neuberger Berman Management LLC ("NB Management"), and Neuberger Berman Equity Funds ("NB Equity") with the SEC on February 14, 2013. According to this Schedule 13G: NB Group and NB have sole voting and sole dispositive power with respect to no shares, shared voting power with respect to 3,086,102 shares and shared dispositive power with respect to 3,160,643 shares; NB Management has sole voting and sole dispositive power with respect no shares and shared voting and shared dispositive power with respect to 2,794,222 shares; and NB Equity has sole voting and sole dispositive power with respect to no shares and shared voting and shared dispositive power with respect to 2,455,292 shares. The reporting persons' address is 605 Third Avenue, New York, NY 10158.

(4)
Information with respect to Eagle Asset Management, Inc. is based solely on a review of the Form 13F filed by Eagle Asset Management, Inc. with the SEC on July 31, 2013. According to this Schedule 13F, Eagle Asset Management, Inc. has sole voting power and sole investment discretion with respect to all 2,722,212 shares of common stock. Eagle Asset Management, Inc.'s address is 880 Carillon Parkway, St. Petersburg, FL 33716.

(5)
Information with respect to BlackRock Inc. is based solely on a review of the Schedule 13G/A filed by BlackRock Inc. with the SEC on February 8, 2013. According to this Schedule 13G/A, BlackRock Inc., has sole voting and sole dispositive power with respect to 2,280,389 shares and shared voting and shared dispositive power with respect to no shares. BlackRock Inc.'s address is 40 East 52nd Street, New York, New York 10022.

(6)
Information with respect to The Vanguard Group is based solely on a review of the Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2013. According to this Schedule 13G, The Vanguard Group has sole voting power with respect to 30,534 shares, sole dispositive power with respect to 2,219,080 shares, shared voting power with respect to no shares and shared dispositive power with respect to 28,534 shares. The Vanguard Group's address is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Includes 5,511 shares of common stock owned and 11,350 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 7, 2013.

(8)
Includes 16,773 shares of common stock owned and 18,905 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 7, 2013.

(9)
Includes 18,226 shares of common stock owned and 18,905 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 7, 2013.

(10)
Includes 311,702 shares of common stock owned and 77,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 7, 2013. Excludes shares of common stock held by trusts for the benefit of Mr. Robbins's children for which Mr. Robbins does not act as a trustee, and for which shares Mr. Robbins has no voting or pecuniary interest and therefore disclaims beneficial ownership.

(11)
Includes 83,002 shares of common stock owned and 43,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 7, 2013.

(12)
Includes 78,142 shares of common stock owned and 56,751 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 7, 2013.

(13)
Includes 311,817 shares of common stock owned and 30,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 7, 2013.

(14)
Includes 28,152 shares of common stock owned and 40,998 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 7, 2013.

(15)
Includes 6,000 shares of common stock owned and 2,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 7, 2013.

(16)
Includes 27,557 shares of common stock owned and 19,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 7, 2013.

(17)
Includes 903,455 shares of common stock owned and 318,393 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 7, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. To the Company's knowledge, all Section 16(a) filing requirements applicable to the Company's directors, executive officers, and greater than 10% beneficial owners were complied with on a timely basis during the fiscal year ended June 30, 2013.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR FOR
THE 2014 ANNUAL MEETING OF STOCKHOLDERS

        Stockholders interested in submitting a proposal for inclusion in the Company's proxy statement and form of proxy for the 2014 Annual Meeting of Stockholders must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. Under Rule 14a-8, to be eligible for inclusion in the Company's proxy statement and form of proxy for the 2014 Annual Meeting of Stockholders, among other things, a proposal must qualify as a proper subject matter under SEC Rule 14a-8 and be received no later than June 30, 2014. Should the Company move the date of the 2014 Annual Meeting of Stockholders more than thirty days from the one-year anniversary of the Meeting, the Company will revise and publicly disclose this deadline accordingly. The submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy statement and form of proxy.

        The Company's Bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board of Directors and proposals for other business that are not submitted for inclusion in the Proxy Statement and form of proxy but that a stockholder instead wishes to present directly at an Annual Meeting of Stockholders. If a stockholder wishes to submit a nominee or other business for consideration at the 2014 Annual Meeting of Stockholders without including that nominee or proposal in the Company's Proxy Statement and form of proxy, the Company's Bylaws require, among other things, that written notice of such proposal or nominee be received by the Corporate Secretary no sooner than August 7, 2014, but not later than October 6, 2014. If the date of the 2013 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the Meeting, then for notice to be timely it must be received no earlier than the close of business 120 days prior to the 2014 Annual Meeting and not later than the close of business on the later of the date that is 60 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals and nominees for election to the Board of Directors and written notice thereof should be sent to 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary. Proposals or nominations not meeting the advance notice requirements in the Company's Bylaws will not be entertained at the 2014 Annual Meeting of Stockholders. A copy of the full text of the relevant Bylaw provisions may be obtained from the Company's filing with the SEC or by writing our Corporate Secretary at the address identified above.

ADDITIONAL INFORMATION

        The Company undertakes to provide any person without charge a copy of any of the documents referenced in this Proxy Statement as being available upon written request, including the respective charters of the Audit, Compensation, and Nominating and Corporate Governance Committees, the Code of Ethics, and the Corporate Governance Guidelines, upon receipt of such a written request indicating which document is being requested. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700, Attention: Corporate Secretary.

OTHER MATTERS

        The Board of Directors does not know of any other matter that will be brought before the Meeting. However, if any other matter that may properly be acted upon properly comes before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

        You are urged to sign, date, and return the enclosed proxy card in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you later decide to attend the

Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Lerner Senior Vice President, General Counsel and Secretary

 Appendix A

AMENDED AND RESTATED
BALLY TECHNOLOGIES, INC.
2010 LONG TERM INCENTIVE PLAN
(amended and restated as of October 22, 2013)

        The Bally Technologies, Inc. 2010 Long Term Incentive Plan (the "Plan") is an amendment and restatement of the Bally Technologies, Inc. 2001 Long Term Incentive Plan and was established by the Board of Directors (the "Board") of Bally Technologies, Inc. (the "Company") on October 1, 2009, subject to approval by the Company's stockholders at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Nevada, which approval must be obtained within twelve (12) months of the adoption of this Plan by the Board. The Plan will continue in effect until terminated by the Board in accordance with the terms of the Plan.

        1.    PURPOSE OF THE PLAN

        The Plan is intended to encourage stock ownership by directors, employees and designated paid consultants of the Company and its subsidiaries (collectively, the "Subsidiaries" and individually, a "Subsidiary"), in order to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company or a Subsidiary.

        Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options; the term "Option" when used hereinafter refers to either Incentive Stock Options or Nonstatutory Stock Options, or both. Restricted Stock and Restricted Stock Units awarded under the Plan are subject to restrictions as determined in each specific case by the Board or by a duly appointed committee of the Board (the "Committee"). Stock Appreciation Rights and Incentive Bonuses may also be granted under the Plan. The term "Award" when used hereinafter collectively refers to Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units awarded under the Plan.

        2.    ADMINISTRATION

        Administration of the Plan.    The Plan is administered by the Board or, if the Board so determines, by the Committee, provided that except as otherwise provided below, in the case of Awards to directors or officers subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Committee has exclusive responsibility for and authority to administer the Plan unless the Board expressly determines otherwise. The membership of the Committee consists of not less than two members of the Board and will be constituted, if possible, to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule ("Rule 16b-3") and with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Duly authorized actions of the Committee constitute actions of the Board for the purposes of the Plan and its administration. The Board or the Committee, as applicable, has authority in its sole discretion:

  •
  to determine which directors, employees and consultants, to which of such directors, employees and consultants, if any, Awards shall be granted hereunder and the timing of any such Awards;

  •
  to grant Awards to directors, employees and consultants and determine the terms and conditions thereof, including the number of shares of Stock or amount of cash subject to Awards and the exercise or purchase price of such shares and the circumstances under which Awards become exercisable, vested or payable or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

  •
  to determine the base price of any Stock Appreciation Right, the Incentive Stock Option Price or the Nonstatutory Stock Option Price (both as defined below) of, and the number of shares of Stock

    (as defined below) to be covered by, Stock Appreciation Rights and Options granted under the Plan;

  •
  to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting, payment and/or ability to retain any Award;

  •
  to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by holders of Awards under this Plan;

  •
  to approve corrections in the documentation or administration of any Award;

  •
  to require or permit elections and/or consents under this Plan to be made by means of such electronic media as the Committee may prescribe;

  •
  to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to define terms not otherwise defined herein; and

  •
  to make all other determinations which the Board or Committee, as applicable, deem necessary or advisable for the administration of the Plan.

        Reserved Authority of the Board.    The Committee has all the powers and duties set forth above, as well as any additional powers and duties that the Board may delegate to it; provided, however, that the Board expressly retains the right (i) to determine whether the shares of Stock reserved for issuance upon the exercise and/or payment in respect of Awards granted under the Plan shall be issued shares or unissued shares, (ii) to appoint the members of the Committee, and (iii) to terminate or amend the Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee, and may discharge the Committee.

        3.    COMMON STOCK SUBJECT TO THE PLAN

        Limitation on Number of Shares.    The number of shares which may be issued pursuant to all Awards granted under the Plan is limited to an aggregate of 17,350,000 shares of the common stock, $.10 par value, of the Company (the "Stock"). Solely with respect to Awards granted on or after the date of the 2010 Annual Meeting of Stockholders, any shares of Stock issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Incentive Bonuses shall be counted against the limit in the preceding sentence as one and three-quarters (1.75) shares for every share granted. The shares reserved for issuance pursuant to the Plan may consist either of authorized but previously unissued shares of Stock, or of issued shares of Stock which have been reacquired by the Company, as determined from time to time by the Board. If any Option or Stock Appreciation Right granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, or any other Award is forfeited for any reason, the shares of Stock allocable to the unexercised portion of the Option or Stock Appreciation Right or to the forfeited portion of the Award may again be made subject to an Option or Award under the Plan; provided, however, that any shares of Stock subject to Awards granted on or after the date of the 2010 Annual Meeting of Stockholders that again become available for grant pursuant to this Section 3 shall be added back as one and three-quarters (1.75) shares if such shares were subject to Awards of Restricted Stock, Restricted Stock Units or Incentive Bonuses, and one (1) share if such shares were subject to any other Awards granted under the Plan. Notwithstanding the foregoing, Stock subject to an Award may not again be made available for issuance under the Plan if such Stock is: (i) Stock that was subject to a stock-settled Stock Appreciation Right and was not issued upon the net settlement or net exercise of such Stock Appreciation Right; (ii) Stock used to pay the exercise price of an Option; (iii) Stock delivered to or withheld to pay the withholding taxes related to an Award; or (iv) Stock repurchased on the open market with the proceeds of an Option exercise.

        Adjustments of Number of Shares.    In the event of a change in the common stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change are deemed to be the common stock for purposes of the Plan.

        4.    ELIGIBILITY

        Awards may be granted under the Plan to paid consultants, directors and employees of the Company or a Subsidiary designated by the Board or the Committee, provided that Incentive Stock Options may be awarded only to regular full-time employees of the Company or a Subsidiary (including employees who serve as officers or directors). As used in the Plan, "paid consultant" means a natural person who is an independent contractor retained to perform continuing and substantial services for the Company or any subsidiary, and designated as a paid consultant by the Board or the Committee, except that no individual shall be designated a "paid consultant" for purposes of this Plan if such individual is engaged in promoting or maintaining a market in the securities of the Company, or in any other capacity that would result in the Form S-8 registration statement being ineffective as to any Awards made to such individual. Any person granted an Award under the Plan (a "Grantee") remains eligible to receive one or more additional grants thereafter, notwithstanding that Options or Stock Appreciation Rights previously granted to such person remain unexercised in whole or in part, or that the applicable restrictions on any Restricted Stock or Restricted Stock Units issued to such person have not lapsed.

        5.    STOCK OPTIONS

        In General.    The Plan authorizes the Board or the Committee to grant Options that qualify as incentive stock Options pursuant to Section 422 of the Code ("Incentive Stock Options"), or Options that do not so qualify ("Nonstatutory Stock Options"). Each Option granted under the Plan is evidenced by a written and executed Option agreement which will specify whether the Option granted therein is an Incentive Stock Option or a Nonstatutory Stock Option.

        Incentive Stock Options.    Each stock Option agreement covering an Incentive Stock Option granted under the Plan and any amendment thereof, other than an amendment to convert an Incentive Stock Option into a Nonstatutory Stock Option, will conform to the following provisions and may contain other terms and provisions consistent with the requirements of the Plan as the Board or the Committee deem appropriate:

        Option Price.    The purchase price of each of the shares of Stock subject to an Incentive Stock Option (the "Incentive Stock Option Price") will be a stated price which is not less than the fair market value of such share of Stock, determined in accordance with Section 11 below, or the par value of such share if greater, as of the date such Incentive Stock Option is granted; provided, however, that if an employee, at the time an Incentive Stock Option is granted to him or her, owns stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or of the parent corporation (as defined in Section 424(e) of the Code), if any, of the Company or of any of the Subsidiaries (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10 percent of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor, or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a stockholder, partner or beneficiary), then the Incentive Stock Option Price of each share of Stock subject to such Incentive Stock Option will be at least 110 percent of the fair market value of such share of Stock, as determined in accordance with Section 11 below.

        Term.    Incentive Stock Options granted under the Plan will be exercisable for the periods determined by the Board or the Committee at the time of grant of each Incentive Stock Option, but in no event is an Incentive Stock Option exercisable after the expiration of ten years from the date of grant; provided, however, that an Incentive Stock Option granted to any employee as to whom the Incentive Stock Option Price of each share of Stock subject thereto is required to be 110 percent of the fair market value of the share of Stock pursuant to the preceding paragraph will not be exercisable after the expiration of five years from the date of grant. Each Incentive Stock Option granted under the Plan is also subject to earlier termination as provided in the Plan.

        Exercise.    Generally under the Plan, Incentive Stock Options may be exercised in whole or in installments, to the extent, and at the time or times during the terms thereof, as determined by the Board or the Committee at the time of grant of each Option.

        Incentive Stock Options granted under the Plan are exercisable only by delivery to the Company of written notice of exercise, which states the number of shares with respect to which such Incentive Stock Option is exercised, the date of grant of the Incentive Stock Option, the aggregate purchase price for the shares with respect to which the Incentive Stock Option is exercised and the effective date of such exercise, which date may not be earlier than the date the notice is received by the Company nor later than the date upon which the Incentive Stock Option expires. The written notice of exercise must be sent together with the full Incentive Stock Option Price of the shares purchased, which may be paid in cash or in shares of any class of issued and outstanding stock of the Company held by the Option holder, whether preferred or common, or partly in cash and partly in such shares of stock. If any portion of the Incentive Stock Option Price is paid in shares of stock of the Company, the shares will be valued at their fair market value, as determined in accordance with Section 11 below, as of the effective date of exercise of the Incentive Stock Option. The delivery of shares of stock upon exercise of an Incentive Stock Option shall be subject to such restrictions as the Board or the Committee may determine to be appropriate, including, without limitation, a requirement that such shares be held by an agent designated by the Company until sold or otherwise disposed of by the Option holder, to assure that the Company is advised of any disposition of such shares by the Option holder within two years of the date of grant of the Incentive Stock Option or within one year after the date of exercise of the Incentive Stock Option.

        In general, an Incentive Stock Option granted under the Plan remains outstanding and is exercisable only so long as the person to whom the Incentive Stock Option was granted remains an officer or employee of the Company, the parent corporation, if any, of the Company, or any of the Subsidiaries. All Incentive Stock Options granted under the Plan are nontransferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the person to whom granted only by such person (or his duly appointed, qualified, and acting personal representative).

        No Incentive Stock Option may be exercised as to fewer than 100 shares of Stock at any one time without the consent of the Board or the Committee, unless the number of shares to be purchased upon the exercise is the total number of shares at the time available for purchase under the Incentive Stock Option.

        The Board or the Committee may also permit Grantees (either on a selective or group basis) pay the Incentive Stock Option Price through withholding of shares of Stock otherwise issuable upon exercise of the Option and/or to simultaneously exercise Options and sell the shares of the Stock thereby acquired pursuant to a "cashless exercise" arrangement or program selected by and approved of in all respects in advance by the Board or the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Option may be used by the Company for general corporate purposes. Any portion of an Option that is exercised may not be exercised again.

        Nonstatutory Stock Options.    Each stock Option agreement covering a Nonstatutory Stock Option granted under the Plan and any amendment thereof will conform to the following provisions and may contain other terms and provisions consistent with the requirements of the Plan as the Board or the Committee deem appropriate:

        Option Price.    The purchase price of each of the shares of Stock subject to a Nonstatutory Stock Option (the "Nonstatutory Stock Option Price") will be a fixed price determined by the Board or the Committee at the time of grant, which will not be less than the greater of the par value of such share, or 100 percent of the fair market value of such share, determined in accordance with Section 11 below, on the date of the grant of the Nonstatutory Stock Option.

        Term.    Nonstatutory Stock Options granted under the Plan will be exercisable for the periods determined by the Board or the Committee at the time of grant of each Nonstatutory Stock Option, but in no event is a Nonstatutory Stock Option exercisable after the expiration of ten years from the time of grant. Each Nonstatutory Stock Option granted under the Plan will also be subject to earlier termination as provided in the Plan.

        Exercise.    Generally, under the Plan, Nonstatutory Stock Options may be exercised in whole or in installments to the extent, and at the time or times during the terms thereof, as determined by the Board or the Committee at the time of grant of each Option.

        Nonstatutory Stock Options granted under the Plan are exercisable only by delivery to the Company of written notice of exercise, which states the number of shares with respect to which such Nonstatutory Stock Option is exercised, the date of grant of the Nonstatutory Stock Option, the aggregate purchase price for the shares with respect to which the Nonstatutory Stock Option is exercised and the effective date of such exercise, which date may not be earlier than the date the notice is received by the Company nor later than the date upon which the Nonstatutory Stock Option expires. The written notice of exercise must be sent together with the full Nonstatutory Stock Option Price of the shares purchased, which may be paid in cash or in shares of any class of issued and outstanding stock of the Company held by the Option holder, whether preferred or common, or partly in cash and partly in such shares of stock. If any portion of the Nonstatutory Stock Option Price is paid in shares of stock of the Company, the shares will be valued at their fair market value, as determined in accordance with Section 11 below, as of the effective date of exercise of the Nonstatutory Stock Option.

        In general, a Nonstatutory Stock Option granted under the Plan remains outstanding and is exercisable only so long as the person to whom the Nonstatutory Stock Option was granted remains either a director, employee or paid consultant of the Company, the parent corporation, if any, of the Company, or any of the Subsidiaries. A person is deemed to be a paid consultant only so long as he or she continues to perform and be compensated for substantial services for the Company, the parent corporation, if any, of the Company, or a Subsidiary, as to which the determination of the Board or the Committee, as applicable, will be binding and conclusive. Unless the Board or Committee determines otherwise, all Nonstatutory Stock Options granted under the Plan will be nontransferable, except by will or the laws of descent and distribution.

        No Nonstatutory Stock Option may be exercised as to fewer than 100 shares at any one time without the consent of the Board or the Committee, unless the number of shares to be purchased upon the exercise is the total number of shares at the time available for purchase under the Nonstatutory Stock Option.

        The Board or the Committee may also permit Grantees (either on a selective or group basis) to pay the Nonstatutory Stock Option Price through withholding of shares of Stock otherwise issuable upon exercise of the Option and/or to simultaneously exercise Options and sell the shares of the Stock thereby acquired pursuant to a "cashless exercise" arrangement or program selected by and approved of in all respects in advance by the Board or the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Option may be used by the Company for general corporate purposes. Any portion of an Option that is exercised may not be exercised again.

        Automatic Exercise.    Notwithstanding anything herein or in a stock option agreement to the contrary, if (i) a Grantee has not exercised any portion of an Option granted under this Plan prior to the date such Option would otherwise expire (for any reason), and (ii) as of the date the Option would otherwise expire, the fair market value of the shares underlying the portion of such Option that is then exercisable exceeds, by at least $500, the sum of the aggregate exercise price for the portion of such Option that is then exercisable, plus any tax withholding obligations that would be due upon exercise of the then exercisable portion of such Option, then, unless the Company receives contrary instructions from the Grantee, the portion of such Option that is then exercisable shall be automatically exercised by the Company on the date the Option would otherwise expire with shares otherwise issuable upon such exercise withheld to fund payment of the exercise price and tax withholding obligations due upon such automatic exercise. The net shares issuable to the Grantee following an automatic option exercise as described in the preceding sentence shall be promptly delivered to the Grantee; provided that, if the Company cannot deliver such shares due to its inability to locate the Grantee after using commercially reasonable efforts to do so, such shares shall be deemed forfeited by the Grantee to the Company without payment of any additional consideration therefor.

        6.    RESTRICTIONS APPLICABLE TO RESTRICTED STOCK

        The Board or the Committee may place any restrictions it deems appropriate on any shares of Stock awarded under this Section 6 ("Restricted Stock") to an employee, director or paid consultant; provided, however, that shares of Restricted Stock awarded under this Section 6 are subject to certain restrictions including the following:

        Vesting.    In general, other than with respect to Awards to directors who are not also employees of the Company, the grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and the grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock that is based solely upon continued employment or service and/or the passage of time may not vest or be settled in full prior to three years following its date of grant, but may be subject to pro-rata vesting over such period, except that the Committee may provide for the satisfaction and/or lapse of all conditions under any such Award as set forth in Sections 12 and 13 below, and the Committee may provide that any such restriction or limitation will not apply in the case of an Award that is issued in payment or settlement of compensation that has been earned by the Grantee. Any shares of Restricted Stock remaining subject to forfeiture in accordance with the related vesting schedule are hereinafter referred to as "Unvested Shares." Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Award is granted.

        Delivery to Escrow.    Unless the Board or the Committee determines otherwise, upon issuance of a certificate evidencing such shares the recipient will be required to deliver the certificate, endorsed in blank or with a duly executed stock power attached, to the Secretary of the Company, or such other person or entity as the Board or the Committee may designate, to be held until any vesting restrictions applicable thereto have lapsed or any Unvested Shares have been forfeited.

        Legend.    Unless the Board or the Committee determines otherwise, each certificate evidencing Unvested Shares issued under the Plan will bear a legend to the effect that such shares are subject to potential forfeiture and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of an agreement between the issuer and the registered owner.

        7.    RESTRICTED STOCK UNITS

        The Committee may at any time and from time to time grant Restricted Stock Units under the Plan in such amounts as it determines. Each Restricted Stock Unit shall entitle the Grantee to receive from the Company at the end of the vesting period applicable to such unit one share of Stock, unless the Grantee elects in a timely fashion prior to the end of the vesting period to defer the receipt of the shares of Stock subject to the Award of Restricted Stock Units. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement which shall specify the applicable restrictions on such units including the following:

        Vesting.    In general, other than with respect to Awards to directors who are not also employees of the Company, the grant, issuance, retention, vesting and/or settlement of shares of Stock underlying an Award of Restricted Stock Units that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and the grant, issuance, retention, vesting and/or settlement of shares of Stock underlying an Award of Restricted Stock Units that is based solely upon continued employment or service and/or the passage of time may not vest or be settled in full prior to three years following its date of grant, but may be subject to pro-rata vesting over such period, except that the Committee may provide for the satisfaction and/or lapse of all conditions under any such Award as set forth in Sections 12 and 13 below, and the Committee may provide that any such restriction or limitation will not apply in the case of an Award that is issued in payment or settlement of compensation that has been earned by the Grantee. Any Restricted Stock Units that have not yet vested in accordance with the related vesting schedule are hereinafter referred to as "Unvested Units." Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock Units that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Award is granted.

        8.    STOCK APPRECIATION RIGHTS

        The grant of Stock Appreciation Rights under the Plan is subject to the following terms and conditions and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board or the Committee sets forth in the relevant Award agreement:

        Stock Appreciation Rights.    A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Stock entitling the Grantee to receive an amount equal to the excess of (a) the fair market value of a share of Stock on the date of exercise over (b) the fair market value of a share of Stock on the date of grant of the Stock Appreciation Right (the "Base Price") multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right has been exercised. Fair market value is determined in accordance with Section 11 below.

        Grant.    A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of any Nonstatutory Stock Option or Incentive Stock Option.

        Date of Exercisability.    Unless otherwise provided in the Grantee's Award agreement in respect of any Stock Appreciation Right, a Stock Appreciation Right may be exercised by the Grantee, in accordance with and subject to all of the procedures established by the Board or the Committee, in whole or in part at any time and from time to time during its specified term. Notwithstanding the preceding sentence, in no event is a Stock Appreciation Right exercisable prior to the exercisability of any Non-Qualified Stock Option or Incentive Stock Option with which it is granted in tandem. The Board or the Committee may also provide, as set forth in the relevant Award agreement, that some Stock Appreciation Rights will be automatically exercised on one or more dates specified by the Board or the Committee.

        Form of Payment.    Upon exercise of a Stock Appreciation Right, payment may be made in cash, in Restricted Stock or in shares of unrestricted Stock, or in any combination thereof, as the Board or the Committee, in its sole discretion, determines and provides in the relevant Award agreement.

        Tandem Grant.    The right of the Grantee to exercise a tandem Stock Appreciation Right terminates to the extent the Grantee exercises the Non-Qualified Stock Option or the Incentive Stock Option to which the Stock Appreciation Right is related.

        9.    INCENTIVE BONUSES

        The grant of Incentive Bonuses under the Plan is subject to the following terms and conditions and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board or the Committee sets forth in the relevant Award documentation:

        Incentive Bonuses.    Each Incentive Bonus Award will confer upon the Grantee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the Committee.

        Performance Criteria.    The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target, threshold and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Bonus is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

        Timing and Form of Payment.    The Committee shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash, in Restricted Stock or in shares of unrestricted Stock, or in any combination thereof, as the Board or the Committee, in its sole discretion, determines.

        Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award documentation, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee shall determine.

        10.    RIGHTS OF GRANTEES

        Options; Stock Appreciation Rights.    No holder of an Option or Stock Appreciation Right will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such Option or Stock Appreciation Right unless and until his or her Option or Stock Appreciation Right has been exercised pursuant to the terms thereof, the Company has issued and delivered to the holder of the Option or Stock Appreciation Right the shares of Stock as to which the holder has exercised his or her Option or Stock Appreciation Right, and the holder's name has been entered as a stockholder of record on the books of the Company. Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

        Restricted Stock.    Each recipient of a Restricted Stock Award is deemed to be the registered owner of any Unvested Shares subject to such award, notwithstanding that such shares may be subject to restrictions and possible forfeiture under the terms of the agreement pursuant to which they were received. Unless and until all or a portion of the Unvested Shares are forfeited in accordance with the terms of such agreement, the recipient thereof will have full voting rights with respect to such shares as well as the right to receive any and all distributions thereon.

        Restricted Stock Units.    No holder of a Restricted Stock Unit will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such Restricted Stock Unit unless and until the Company has issued and delivered to the holder of the Restricted Stock Unit the shares of Stock as to which the Award of Restricted Stock Units has vested, and the holder's name has been entered as a stockholder of record on the books of the Company. Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

        11.    DETERMINATION OF FAIR MARKET VALUE

        For the purposes of the Plan, "fair market value" means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of Stock as of any given date shall be the closing sale price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on the principal stock exchange or market that day, then on the last previous day on which a sale on the principal stock exchange or market was reported. Notwithstanding anything herein to the contrary, the Board or the Committee may determine the fair market value of a share of Stock on the basis of such factors as it deems appropriate, consistent with Section 409A of the Code, if it determines in good faith that the approach specified above does not properly reflect the fair market value of such Stock.

        12.    RETIREMENT, TERMINATION OF EMPLOYMENT OR DEATH OF HOLDERS OF AWARDS

        Retirement or Disability.    If a Grantee retires from employment with the Company or any of its Subsidiaries as a result of normal retirement (that is, termination of employment by the Grantee after he or she attains age sixty-five (65)), or terminates employment or service with the Company after becoming "permanently disabled" (as defined in the Bally Technologies, Inc. 401(k) Plan as in effect on the date of adoption of the Plan by the Board), any restrictions then applicable to his or her Award will lapse and it will thereafter be exercisable (in the case of Options and Stock Appreciation Rights) or vested and transferable (in the case of Restricted Stock and Restricted Stock Units) in whole or in part, by the person to whom granted (or his or her duly appointed, qualified, and acting personal representative) in the manner set forth in Sections 5, 6, 7 and 8 above, at any time within the remaining term of the Award, unless otherwise determined by the Board or the Committee at the time of grant.

        Other Termination of Service or Employment.    Except as determined by the Board or the Committee at the time of grant, or as otherwise provided herein or in a Grantee's employment agreement, (a) if a person to whom Restricted Stock has been awarded under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, any Unvested Shares of Restricted Stock held by the person are forfeited as of the last date he or she was either a director, employee or paid consultant of the Company or a Subsidiary, (b) if a person to whom Restricted Stock Units and/or an Incentive Bonuses have been awarded under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, the unvested portion, if any, of such Awards held by the person are forfeited as of the last date he or she was either a director, employee or paid consultant of the Company or a Subsidiary, and (c) if a person to whom an Option or Stock Appreciation Right has been granted under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, such Option or Stock Appreciation Right will continue to be exercisable or transferable to the same extent that it was exercisable on the last day on which he or she was either a director, employee or paid consultant for a period of 60 days thereafter, whereupon such Option or Stock Appreciation Right will terminate and not be exercisable thereafter; provided, however, that in the event of termination of employment, termination of service as a paid consultant, or removal from office as a director for Cause (as defined below), any such Option or Stock Appreciation Right will terminate ten days after such termination of employment, service or removal from office rather than 60 days thereafter. Notwithstanding the immediately preceding sentence, the term during which an Option or Stock Appreciation Right may be exercised shall not in any event extend beyond the remaining term of such Award as specified in connection with the grant thereof. No Award made under the Plan will be affected by any change of duties or position of the person to whom the Award was made or by any temporary leave of absence granted to the person by the Company or any of its Subsidiaries. For purposes of the Plan, "Cause" means (i) the Grantee being convicted of a felony, (ii) the Grantee willfully committing an act of embezzlement or malfeasance which is intended to materially enrich himself or herself at the expense of the Company or any of its Subsidiaries or is otherwise intended to materially harm the Company, or (iii) the Grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the Grantee's commission of a crime or an act of embezzlement or malfeasance.

        Death.    Unless otherwise determined by the Board or the Committee at the time of grant, (a) if a person to whom an Option or Stock Appreciation Right has been granted under the Plan dies prior to the expiration of the term of the Option or Stock Appreciation Right, the Option or Stock Appreciation Right is exercisable by the estate of the Grantee, or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance from the Grantee, at any time within two years after the death of the person and prior to the date upon which such Option or Stock Appreciation Right expires as specified in connection with the grant thereof, to the extent and in the manner exercisable by the Grantee at the date of his or her death; (b) if a person to whom Restricted Stock has been awarded under the Plan dies prior to the lapse of all restrictions applicable to such Restricted Stock, any Unvested Shares held by such person on the date of his or her death will be forfeited; and (c) if a person to whom Restricted Stock Units and/or Incentive Bonuses have been awarded under the Plan dies, the unvested portion, if any, of such Awards held by the person on the date of his or her death will be forfeited.

        Termination with Board Approval.    If a Grantee ceases to be either a director, employee or paid consultant of the Company or a Subsidiary for any reason other than removal for Cause, and the Board or the Committee expressly determines that such termination of service or employment is in the best interests of the Company, then an Option or Stock Appreciation Right awarded to the Grantee under the Plan will be exercisable by the Grantee or by the estate of the Grantee, by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance from the Grantee or otherwise, for an additional period following termination of service or employment as determined by the Board or the Committee but in no event later than the date upon which such Option or Stock Appreciation Right would have expired absent such termination of service or employment. Any such extended Option or Stock Appreciation Right will be exercisable only to the extent and in the manner exercisable by the Grantee at the time of such termination of service or employment.

        Incentive Stock Options.    Notwithstanding anything herein to the contrary or the provisions of any employment agreement, no Incentive Stock Option shall be exercisable after the date that is (a) in the case of the Grantee's termination of employment for any reason other than death or disability, three months following such termination of employment, or (b) in the case of the Grantee's termination of employment due to death or Total and Permanent Disability (as defined in Code section 22(e)(3)), twelve months following such termination of employment.

        13.    ADJUSTMENTS

        Changes in Capitalization.    In the event of any change in the number of shares of the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, or similar event, the Board or the Committee will adjust proportionally (a) the number and kind of shares subject to the Plan, (b) the number and kind of shares then subject to unexercised Options and Stock Appreciation Rights and outstanding Awards of Restricted Stock and Restricted Stock Units and (c) the per share Incentive Stock Option Price, Nonstatutory Stock Option Price or Base Price (as the case may be) of unexercised Options and Stock Appreciation Rights. Any such adjustment will be made without a change in the aggregate purchase price or aggregate Base Price of the shares of the Stock subject to the unexercised portion of any Option or Stock Appreciation Right.

        Merger Event.    In the event of any merger, spin-off, split-off or other similar consolidation, reorganization or change affecting any class of stock of the Company (a "Merger Event") subject to Awards made under the Plan, or any distribution (other than normal cash dividends) to holders of the stock, fair and equitable adjustment will be made in good faith by the Board or the Committee, including (without limitation) adjustments to avoid fractional shares, in respect of (a) all unexercised Options or Stock Appreciation Rights and (b) all then outstanding Awards of Restricted Stock, Restricted Stock Units or Incentive Bonuses to give proper effect to such event and preserve the value, rights and benefits of such Awards; provided, however, that the Board or the Committee may, in the case of any Merger Event pursuant to which the Company is not the surviving corporation and pursuant to which the former holders of the Stock do not hold, directly or indirectly, more than a majority of the voting securities of the resulting entity immediately after the Merger Event or in connection with any acquisition by any person of more than 50 percent of the outstanding shares of the Stock, provide that each Option or Stock Appreciation Right holder will receive a cash payment (in exchange for and in cancellation of such Option or Stock Appreciation Right) equal to the difference (if greater than zero) between the value of the per share consideration received by the holders of the Stock in the Merger Event or the acquisition and the purchase price or Base Price of such Option or Stock Appreciation Right, multiplied by the number of shares of the Stock underlying such Option or Stock Appreciation Right (and if the difference is equal to or less than zero, the Committee may provide that each such holder will receive no payment, nor any other compensation, in exchange for and in cancellation of any such Option or Stock Appreciation Right). In addition, in the event that (i) there occurs any Merger Event pursuant to which all of the outstanding Stock held by the stockholders of the Company is exchanged for any lawful consideration and (ii) within twelve months following the date of such Merger Event, a Grantee's employment or service with the Company is terminated either by the Company without Cause or by the Grantee for Good Reason (as defined below), then, effective immediately prior to such termination of employment or service, all unvested and unexercisable Options or Stock Appreciation Rights held by the Grantee on the date on which his or her employment or service terminated will become 100 percent vested and exercisable, and all restrictions then applicable to Awards of Restricted Stock and Restricted Stock Units held by the Grantee on the date on which his or her employment or service terminated will lapse and such Awards will thereafter be fully vested and transferable. For purposes of the Plan, "Good Reason" means, unless otherwise provided in a Grantee's employment agreement, (x) a material reduction in the Grantee's base salary or (y) a material reduction in the Grantee's duties or responsibilities.

        14.    MAXIMUM AWARDS

        The following maximum annual and other amounts are subject to adjustment under Section 13 above and are subject to the Plan maximum under Section 3 above. Each individual Grantee may not receive in any fiscal year Awards of Options, Stock Appreciation Rights, Restricted Stock and/or Restricted Stock Units exceeding 1,500,000 underlying shares of Stock. The maximum amount payable pursuant to that portion of an Incentive Bonus granted in any fiscal year to any Grantee under this Plan that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed ten million dollars ($10,000,000). Notwithstanding the foregoing, to the extent that the aggregate fair market value of stock (determined at the time of grant of the Option) for which Incentive Stock Options first become exercisable by a Grantee during a calendar year (under all Option plans of the Company) exceeds $100,000, such Options shall be treated as Options that are not Incentive Stock Options.

        15.    QUALIFYING PERFORMANCE CRITERIA

        General.    The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

        Qualifying Performance Criteria.    For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (a) revenues; (b) earnings per share (basic or diluted), earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (c) net income or net income per common share (basic or diluted); (d) return on assets, return on net assets, return on investment, return on capital, or return on equity; (e) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (f) economic value created or added; (g) operating margin or profit margin; (h) stock price, dividends or total stockholder return; and (i) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, market share, product development or introduction, geographic business expansion goals, cost targets, debt reduction, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. To the extent consistent with Section 162(m) of the Code, the Committee (i) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with accounting principles generally accepted in the United States of America, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs and (5) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

        16.    MANNER OF GRANT

        Nothing contained in the Plan or in any resolution adopted by the Board or any committee thereof or by the stockholders of the Company with respect to the Plan, except as provided in the Plan, will constitute the granting of an Award under the Plan. The granting of an Award under the Plan is deemed to occur only upon the date on which the Board or the Committee approves the grant of the Award. Each Award granted under the Plan shall be evidenced by a written agreement, in the form determined by the Board or the Committee, signed by a representative of the Board or the Committee and the recipient thereof.

        17.    COMPLIANCE WITH LAWS AND REGULATIONS

        The obligation of the Company to sell and deliver any shares of Stock under the Plan is subject to all applicable laws, rules and regulations, and the obtaining of all approvals by governmental agencies deemed necessary or appropriate by the Board or the Committee. In general, the Board or the Committee may make such changes in the Plan and include such terms in any Award agreement as may be necessary or appropriate, in the opinion of counsel to the Company, to comply with the rules and regulations of any governmental authority, or to obtain for employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and the regulations thereunder.

        18.    TAX WITHHOLDING

        The Company or Subsidiary for which services are performed by a director, employee or paid consultant granted an Award under the Plan has the right to deduct or otherwise effect a withholding of any tax (including, without limitation, any FICA (employment) tax required to be withheld under Chapter 21 of the Code, any income tax required to be withheld under Chapter 24 of the Code, and any similar tax imposed under state, local, or foreign law) required by federal, state, local or foreign laws to be withheld or otherwise deducted and paid with respect to the grant, vesting or exercise of any Award; or, in lieu of such withholding, to require that the Grantee or person holding such Award pay to the Company or such Subsidiary in cash (or, at the sole discretion of the Board or the Committee, in the form of shares of Stock) the amount of any taxes required to be withheld or otherwise deducted and paid by the Company or its Subsidiary in connection with the grant, vesting or exercise of any Award. The Company may condition any delivery of stock certificates or other evidence of ownership of shares of Stock on payment of the tax amounts referred to in this Section 18.

        19.    CERTAIN LIMITATIONS ON AWARDS TO ENSURE COMPLIANCE WITH CODE SECTION 409A.

        For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being consistent with Code Section 409A shall mean that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any award including any authority of the Company and rights of the Participant with respect to the award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i). Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

        20.    NO REPRICING WITHOUT STOCKHOLDER APPROVAL

        Other than in connection with a change in the Company's capitalization (as described in Section 13 above) the Option Price or Base Price of an Option or Stock Appreciation Right may not be reduced without stockholder approval (including canceling previously awarded Options in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Award).

        21.    NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval has any impact on existing qualified or nonqualified retirement, bonus or Option plans of the Company or creates any limitations on the power of the Board to adopt any other incentive arrangements that it may deem desirable, including, without limitation, the granting of stock

Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Incentive Bonuses otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

        22.    AMENDMENT

        The Board at any time, and from time to time, may amend the Plan, subject to any required regulatory approval and subject to the limitation that, except as provided above in Section 13, no amendment is effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of the holders of a majority of the shares of the Company's Voting Stock present in person or represented by proxy at a duly held meeting at which a quorum is present (or by such greater vote as may be required by applicable law, regulation or provision of the certificate of incorporation or bylaws of the Company) if the amendment would, but for such approval, prevent the issuance of Incentive Stock Options under the Plan or cause the Plan to no longer comply with the requirements of Section 162(m) of the Code.

        Except as provided in Section 13 above, rights and obligations under any Awards granted before amendment of the Plan may not be altered or impaired by amendment of the Plan in any manner having a significant adverse effect on a Grantee, except with the consent of the Grantee thereof.

        23.    TERMINATION OR SUSPENSION

        The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, will terminate on the 10th anniversary of its adoption by the Board or its approval by the stockholders of the Company, whichever is earlier, but such termination will not affect any Award theretofore granted. No Award may be granted under the Plan while the Plan is suspended or after it is terminated. In general, no rights or obligations under any Award granted while the Plan is in effect will be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted. Any Award granted under the Plan may be terminated by agreement between the holder thereof and the Company and, in lieu of the terminated Award, a new Award may be granted.

        24.    MISCELLANEOUS

        Nothing contained in the Plan (or in any written Award agreement) obligates the Company or any Subsidiary to continue for any period to elect any individual as a director or to employ an employee or consultant to whom an Award has been granted, or interfere with the right of the Company or any Subsidiary to vary the terms of the person's service or employment or reduce the person's compensation.

        25.    EXCULPATION AND INDEMNIFICATION

        To the fullest extent permitted by applicable law and regulation, the Company will indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs, and expenses incurred by them as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct, or criminal acts of such persons.

        26.    GOVERNING LAW

        The Plan and all actions taken thereunder are governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws thereof.

        27.    UNFUNDED PLAN

        The Plan is unfunded and the Company is not required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award agreement is based solely upon the contractual obligations that may be created as a result of the Plan or any such Award or agreement. No such obligation of the Company will be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award agreement will be construed as creating in respect of any Grantee (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Grantee, any beneficiary thereof or any other person.

 Appendix B

Amended and Restated

Bally Technologies, Inc.

2008 Employee Stock Purchase Plan

(amended and restated as of October 22, 2013)

        1.    PURPOSE

        1.1   The purpose of the Plan is to provide a means by which Employees of the Bally Technologies, Inc. and designated Related Corporations (collectively "the Company") may be given an opportunity to purchase shares of the Common Stock of the Company.

        1.2   The Company, with the assistance of the Plan, seeks to retain the services of its Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

        1.3   The Company intends the Plan to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

        1.4   The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

        2.    DEFINITIONS

        2.1   "Account" means the account maintained on behalf of a Participant to which is credited (i) payroll deductions pursuant to Section 8 and (ii) shares of Common Stock acquired upon exercise of an option pursuant to Section 7.

        2.2   "Authorization Form" means a form established by the Board authorizing payroll deductions as set forth in Section 8 and such other terms and conditions as the Board from time to time may determine.

        2.3   "Board" means the Board of Directors of the Company.

        2.4   "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

        2.5   "Committee" means a committee appointed by the Board in accordance with Section 3.3 of the Plan.

        2.6   "Common Stock" means the common stock of Bally Technologies, Inc. or any securities into which such common stock may be converted.

        2.7   "Company" means Bally Technologies, Inc., collectively with any Related Corporation.

        2.8   "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

        2.8.1  a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

        2.8.2  a sale or other disposition of at least a majority of the voting power of the outstanding equity securities of the Company;

        2.8.3  a merger, consolidation or similar transaction following which the Company is not the surviving controlling corporation;

        2.8.4  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise; or

        2.8.5  a liquidation or dissolution of the Company.

        2.9   "Director" means a member of the Board.

        2.10 "Eligible Employee" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

        2.11 "Eligible Earnings" means an Eligible Employee's base salary/base wages, commissions and overtime pay paid during the portion of an Offering during which such Eligible Employee is participating in such Offering. For avoidance of doubt, cash bonuses and other forms of incentive compensation and income generated from stock awards shall not be included in "Eligible Earnings".

        2.12 "Employee" means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company, but excluding (a) leased employees, as described in Section 414(n) of the Code, and (b) any payroll service bureau or employment agency employee, i.e., an individual for whom the direct pay or compensation with respect to the performance of services for the Company is paid by any outside entity, including, but not limited to, a payroll service bureau or employment agency. The determination whether an individual is a payroll service bureau employee or employment agency employee shall be made solely based on the method of paying the individual for his or her services, without regard to whether the individual is considered a common law employee of the Company for any other purpose. Neither service as a Director nor payment of a Director's fee shall be sufficient to make an individual an Employee of the Company.

        2.13 "Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423 of the Code.

        2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.15 "Fair Market Value" means the value of a security, as determined in good faith by the Board. If the Common Stock is listed on any established stock exchange or market, the Fair Market Value of the Common Stock, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported for that business day) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

        2.16 "Offering" shall means a period of three (3) months, or such other period of time as determined from time to time by the Committee. In no event shall an Offering exceed twenty-seven (27) months. The first Offering shall commence after shareholder approval of the Plan.

        2.17 "Offering Date" means a date selected by the Board for an Offering to commence.

        2.18 "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.19 "Participant" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

        2.20 "Plan" means this Amended and Restated Bally Technologies, Inc. 2008 Employee Stock Purchase Plan.

        2.21 "Purchase Date" means the date during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering. A Purchase Date must be a Trading Day.

        2.22 "Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

        2.23 "Related Corporation" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        2.24 "Securities Act" means the Securities Act of 1933, as amended.

        2.25 "Trading Day" means any day the exchange(s) or market(s) on which shares of Common Stock are listed is open for trading.

        3.    ADMINISTRATION

        3.1   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3. The Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable, regardless of whether the Board has delegated Plan administration to a Committee.

        3.2   The Board (or a Committee designated by the Board) shall have the power, subject to and within the limitations of the express provisions of the Plan:

        3.2.1  To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical);

        3.2.2  To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan and which Employees of designated Related Corporations shall be eligible to participate in the Plan;

        3.2.3  To construe and interpret the Plan and Purchase Rights granted under the Plan, and to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. Decisions of the Board shall be final and binding upon all Participants;

        3.2.4  To amend the Plan as provided in Section 15; and

        3.2.5  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

        3.3   The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. The Committee will serve for such period of time as the Board may specify. If the Board delegates administration to a Committee, then the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as the Board may adopt from time to time. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board shall be final and binding upon all Participants.

        3.4   The Board may abolish or change the composition of the Committee at any time and, if abolished, revest in the Board the administration of the Plan. If the Board delegates administration to a Committee, then references to the Board in this Plan and in any Offering document shall thereafter be deemed to be the Committee, as appropriate.

        3.5   In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at his or her own expense to handle and defend the same.

        4.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN

        4.1   Subject to the provisions of Section 14, up to 850,000 aggregate shares of Common Stock may be sold pursuant to Purchase Rights granted under the Plan. If the total number of shares which would otherwise be subject to options granted under the Plan on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Board shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Board shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

        4.2   The shares of Common Stock subject to the Plan may be unissued shares, authorized and issued shares held in the Company's treasury or Common Stock acquired on the open market at prevailing market prices or otherwise.

        5.    GRANT OF PURCHASE RIGHTS; OFFERING

        5.1   The Board may from time to time grant or provide for the grant of Purchase Rights of Common Stock under the Plan to Eligible Employees in an Offering on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights to purchase shares of Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive. Unless and until altered by the Board, each Offering shall be three (3) months in duration.

        6.    ELIGIBILITY

        6.1   Purchase Rights may be granted only to Employees of the Company. Except as provided in Section 6.2, an Employee shall be ineligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company is more than twenty (20) hours per week and more than five (5) months per calendar year.

        6.2   The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

        6.2.1  the date on which such Purchase Right is granted shall be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

        6.2.2  the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

        6.2.3  the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

        6.3   No Employee may participate in the Plan if, immediately after a Purchase Right is granted, the Employee owns, or is considered to own (within the meaning of Code Section 424(d)), Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Company, representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section 6.3, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and Common Stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

        6.4   As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights do not permit such Eligible Employee's rights to purchase Common Stock of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such Purchase Rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such Purchase Rights are outstanding at any time; for purposes of this limitation, there shall be counted only options to which Section 423 of the Code applies. For purposes of the Plan, an option is "granted" on a Participant's Offering Date. An option will expire upon the earlier to occur of (i) the termination of a Participant's participation in the Plan or such Offering; (ii) the grant of an option to such Participant on a subsequent Offering Date; or (iii) the termination of the Offering. This Section 6.4 shall be interpreted so as to comply with Code Section 423(b)(8).

        6.5   Officers of the Company, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that

Employees who are highly-compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate in the Offering.

        7.    PURCHASE RIGHTS; PURCHASE PRICE

        7.1   On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding ten percent (10%) (or such greater or lesser percentage as determined by the Board prior to the commencement of an Offering) of such Employee's Eligible Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. Unless the Board expressly determines otherwise, an Eligible Employee may designate up to ten percent (10%) of his or her Eligible Earnings for an Offering to be applied to the purchase of shares of Common Stock in such Offering.

        7.2   The Board shall establish one Purchase Date during an Offering on which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

        7.3   In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro-rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

        7.4   Unless and until altered by the Board, the purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

        8.    PARTICIPATION; WITHDRAWAL; TERMINATION

        8.1   An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering an Authorization Form to the Company within the time specified in the Offering, in such form as the Company may provide. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant's Eligible Earnings during the Offering. The payroll deductions made for each Participant shall be credited to a Participant's Account under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant may reduce (including to zero), but may not, unless otherwise determined by the Board, increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her Account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering. Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her Account under the Plan in a form acceptable to the Board.

        8.2   Under procedures and at times established by the Board, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions and/or other contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), such Participant's interest in that Offering shall be automatically terminated and no further payroll deductions and/or other contributions for the purchase of Common Stock will be made during the Offering. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new Authorization Form in order to participate in subsequent Offerings under the Plan. The Company may establish rules pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal. Unless and until altered by the Board, a Participant may elect to reduce his or her future payroll deductions at any time during an Offering but may not elect to increase his or her future payroll deductions during an Offering. Any elections shall be implemented by the Company within an administratively reasonable period of time.

        8.3   Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee or, in the case of death, to the Participant's heirs or estate, all of his or her accumulated payroll deductions and/or other contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering). The Board may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among any of the Company's Related Corporations, and the Board may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Company; provided that subject to Section 19, such procedures are not in conflict with the requirements of Section 423 of the Code.

        8.4   Neither payroll deductions or other contributions credited to a Participant's Account, nor any Purchase Rights granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant's lifetime, shall be exercisable only by such Participant. Any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her Purchase Rights, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 8.2.

        9.    EXERCISE

        9.1   On each Purchase Date during an Offering, each Participant's accumulated payroll deductions and/or other contributions specifically provided for in the Offering (without any increase for interest) shall be automatically applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering. The Company or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes or other amounts which the Company is required to withhold by applicable law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. During his or her lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by him or her.

        9.2   If any amount of accumulated payroll deductions and/or other contributions remains in a Participant's Account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the Purchase Date of an Offering, then such remaining amount shall be held in each such Participant's Account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8.2, or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after such Purchase Date, without interest (unless otherwise specified in the Offering).

        9.3   No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign, and other securities and other laws applicable to the Plan. If, on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercisable on such Purchase Date. If, on the Purchase Date under any Offering hereunder, the shares of Common Stock are not registered and the Plan is not in such compliance, options granted under the Plan which are not in compliance shall not be exercisable and all payroll deductions and/or other contributions accumulated during the Offering shall be returned to the Participants, without interest. The provisions of this Section 9.3 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        9.4   As soon as practicable after the exercise of an option, the Company shall deliver to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions and/or other contributions credited to the Participant's Account not used for the purchase, except as specified below. The Board may permit or require that shares be deposited directly with a broker designated by the Board or to a designated agent of the Company, and the Board may utilize electronic or automated methods of share transfer. The Board may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. The Company shall retain the amount of payroll deductions and/or other contributions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9. The Board may in its discretion direct the Company to retain in a Participant's Account for the subsequent Offering any payroll deductions which are not sufficient to purchase a whole share of Common Stock or return such amount to the Participant. Any other amounts left over in a Participant's Account after a Purchase Date shall be returned to the Participant.

        10.    COVENANTS OF THE COMPANY

        10.1 During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

        10.2 The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

        11.    USE OF PROCEEDS FROM SHARES OF COMMON STOCK

        Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

        12.    RIGHTS AS A STOCKHOLDER

        A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

        13.    DESIGNATION OF BENEFICIARY

        13.1 A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant's Account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of such Participant's death during an Offering. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law.

        13.2 The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant's death and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. The provisions of this Section 13.2 shall in no event require the Company to violate local law, and the Company shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant's Account in compliance with local law.

        14.    ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS

        14.1 Subject to any required action by the stockholders of the Company, if any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, spin-off, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination or reclassification of shares (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be equitably adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4.1, and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        14.2 In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants' accumulated payroll deductions and/or other contributions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants' Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

        14.3 In the event of the proposed liquidation or dissolution of the Company, the Offering will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions and/or other contributions will be refunded without interest to the Participants.

        15.    AMENDMENT OF THE PLAN

        15.1 The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange or market control, or regulatory treatment for Participants or the Company, no amendment to the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations, including the rules and regulations of the applicable exchange or market.

        15.2 It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

        15.3 The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws or regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

        16.    TERMINATION OR SUSPENSION OF THE PLAN

        16.1 The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        16.2 Any benefits, privileges, entitlements, and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan prior to the end of the Offering in which such suspension or termination occurs except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

        17.    EFFECTIVE DATE OF THE PLAN

        The Plan shall become effective as determined by the Board, but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

        18.    MISCELLANEOUS PROVISIONS

        18.1 The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at-will nature of a Participant's employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company, or on the part of the Company to continue the employment of a Participant.

        19.    BOARD RULES FOR FOREIGN JURISDICTIONS

        The Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding handling of payroll deductions and/or other contributions by Participants, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates, which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including, but not limited to, the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan. The Board may also adopt sub-plans applicable to particular Related Corporations or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

        20.    REPORTS

        Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions and/or other contributions, the Purchase Price, the number of shares of Common Stock purchased, and the remaining cash balance, if any.

        21.    NOTICES

        All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.    ADDITIONAL RESTRICTIONS OF RULE 16b-3

        The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        23.    GOVERNING LAW

        This Plan shall be governed by applicable laws of the State of Nevada and applicable federal law.

        24.    MISCELLANEOUS

        (a)   Notwithstanding anything to the contrary contained herein, no interest shall accrue on the payroll deductions and/or other contributions of a Participant in the Plan unless otherwise required under applicable laws, in which case any Employees affected by such applicable laws shall be deemed to be participating in a sub-plan, unless the Board or the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

        (b)   Notwithstanding anything to the contrary contained herein, all payroll deductions and/or other contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll reductions and/or other contributions unless otherwise required under applicable laws.

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 BALLY TECHNOLOGIES, INC. 6601 South Bermuda Road Las Vegas, NV 89119 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Neil Davidson and Mark Lerner as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Bally Technologies, Inc., held of record by the undersigned on October 7, 2013, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 6601 South Bermuda Road, Las Vegas, Nevada, on December 5, 2013 at 11:00 a.m. local time, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF BALLY TECHNOLOGIES, INC. December 5, 2013 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The proxy statement and annual report are available at www.ballytech.com/2013proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: Richard Haddrill Josephine Linden Ramesh Srinivasan 2. To approve an amendment and restatement of the Company’s 2010 Long Term Incentive Plan to increase the number of shares available for issuance thereunder by 2,300,000 shares. 3. To approve an amendment and restatement of the Company’s 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 350,000 shares. 4. To approve the advisory resolution on executive compensation. 5. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy where properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3, Proposal 4, and Proposal 5. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE .FOR. THE ELECTION OF THE NOMINEES FOR DIRECTOR, AND .FOR. PROPOSALS 2, 3, 4, AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 00033330303300000000 0 120513 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

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INTRODUCTION
Proposal No. 1: ELECTION OF DIRECTORS
The Board of Directors recommends that stockholders vote " FOR " Mrs. Linden and Messrs. Haddrill and Srinivasan.
BOARD OF DIRECTORS
DIRECTOR COMPENSATION
Proposal No. 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2010 LONG TERM INCENTIVE PLAN
Proposal No. 3: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2008 EMPLOYEE STOCK PURCHASE PLAN
Proposal No. 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal No. 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
ADDITIONAL INFORMATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
  Appendix A
AMENDED AND RESTATED BALLY TECHNOLOGIES, INC. 2010 LONG TERM INCENTIVE PLAN (amended and restated as of October 22, 2013)
  Appendix B
Amended and Restated Bally Technologies, Inc. 2008 Employee Stock Purchase Plan (amended and restated as of October 22, 2013)